Filed pursuant to Rule 424(b)(3)

Registration No. 333-261852

PROSPECTUS SUPPLEMENT NO. 14

(to Prospectus dated January 5, 2022)

Cadre Holdings, Inc.

27,483,350 Shares of Common Stock

This prospectus supplement supplements the prospectus dated January 5, 2022 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-261852). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on August 8, 2023 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this prospectus supplement.  The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 27,483,350 shares of our common stock, $0.0001 par value per share (“Common Stock”). We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to the Prospectus and this prospectus supplement.

Our registration of the securities covered by the Prospectus and this prospectus supplement does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Common Stock covered by the Prospectus and this prospectus supplement in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

Our Common Stock is listed on The New York Stock Exchange under the symbol “CDRE”. On August 8, 2023, the closing price of our Common Stock was $23.35.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 11 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 8, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒ Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended: June 30, 2023

or

☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from _________ to _________

Commission File Number: 001-40698

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	38-3873146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13386 International Pkwy Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip code)

(904) 741-5400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☑ No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes  ☑ No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 4, 2023, there were 37,586,031 shares of common stock, par value $0.0001, outstanding.

INDEX

CADRE HOLDINGS, INC.

2

This Quarterly Report on Form 10-Q (this “Report”) contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Except where the context otherwise requires or where otherwise indicated, the terms the “Company”, “Cadre”, “we,” “us,” and “our,” refer to the consolidated business of Cadre Holdings, Inc. and its consolidated subsidiaries. All statements in this Report, other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions, and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to its business.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These forward-looking statements are based on information available as of the date of this Report (or, in the case of forward-looking statements incorporated herein by reference, if any, as of the date of the applicable filed document), and any accompanying supplement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Report. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Our forward-looking statements do not reflect the potential impact of any future acquisitions, partnerships, mergers, dispositions, joint ventures, or investments we may make.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the availability of capital to satisfy our working capital requirements;
●	anticipated trends and challenges in our business and the markets in which we operate;
●	our ability to anticipate market needs or develop new or enhanced products to meet those needs;
●	our expectations regarding market acceptance of our products;
●	the success of competing products by others that are or become available in the market in which we sell our products;
●	the impact of adverse publicity about the Company and/or its brands, including without limitation, through social media or in connection with brand damaging events and/or public perception;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	the impact of political unrest, natural disasters or other crises, terrorist acts, acts of war and/or military operations;
●	our ability to maintain or broaden our business relationships and develop new relationships with strategic alliances, suppliers,

customers, distributors or otherwise;

●	our ability to retain and attract senior management and other key employees;

3

●	our ability to quickly and effectively respond to new technological developments;
●	the effect of an outbreak of disease or similar public health threat, such as the COVID-19 pandemic, on the Company’s business;
●	logistical challenges related to supply chain disruptions and delays;
●	the impact of inflationary pressures and our ability to mitigate such impacts with pricing and productivity;
●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors;
●	the ability of our information technology systems or information security systems to operate effectively, including as a result of security breaches, viruses, hackers, malware, natural disasters, vendor business interruptions or other causes;
●	our ability to properly maintain, protect, repair or upgrade our information technology systems or information security systems, or problems with our transitioning to upgraded or replacement systems;
●	our ability to protect our trade secrets or other proprietary rights and operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company;
●	our ability to maintain a quarterly dividend;
●	the expenses associated with being a public company, including but not limited to expenses associated with disclosure and reporting obligations;
●	any material differences in the actual financial results of the Company’s past and future acquisitions as compared with the Company’s expectations; and
●	other risks and uncertainties set forth in the section entitled “Risk Factors” of this Report, which are incorporated herein by reference.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Quarterly Report on Form 10-Q. Other risks and uncertainties are and will be disclosed in our prior and future filings with the Securities and Exchange Commission (“SEC”) and this information should be read in conjunction with the Consolidated Financial Statements included in this Report.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

4

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

CADRE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$55,782	$45,286
Accounts receivable, net of allowance for doubtful accounts of $800 and $924, respectively	57,361	64,557
Inventories	82,777	70,273
Prepaid expenses	10,009	10,091
Other current assets	6,406	6,811
Total current assets	212,335	197,018
Property and equipment, net of accumulated depreciation and amortization of $47,046 and $42,694, respectively	44,531	45,285
Operating lease assets	6,657	8,489
Deferred tax assets, net	2,351	2,255
Intangible assets, net	46,919	50,695
Goodwill	81,560	81,576
Other assets	5,566	6,634
Total assets	$399,919	$391,952

Liabilities, Mezzanine Equity and Shareholders' Equity
Current liabilities
Accounts payable	$29,640	$23,406
Accrued liabilities	34,480	38,720
Income tax payable	4,279	4,584
Current portion of long-term debt	10,022	12,211
Total current liabilities	78,421	78,921
Long-term debt	132,712	137,476
Long-term operating lease liabilities	3,211	4,965
Deferred tax liabilities	3,759	3,508
Other liabilities	1,314	1,192
Total liabilities	219,417	226,062

Commitments and contingencies (Note 7)

Mezzanine equity
Preferred stock ($0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022)	—	—

Shareholders' equity
Common stock ($0.0001 par value, 190,000,000 shares authorized, 37,586,031 and 37,332,271 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	4	4
Additional paid-in capital	208,492	206,540
Accumulated other comprehensive income	2,746	2,087
Accumulated deficit	(30,740)	(42,741)
Total shareholders’ equity	180,502	165,890
Total liabilities, mezzanine equity and shareholders' equity	$399,919	$391,952

The accompanying notes are an integral part of these consolidated financial statements.

5

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net sales	$121,087	$118,232	$232,835	$222,638
Cost of goods sold	70,340	75,011	135,470	139,228
Gross profit	50,747	43,221	97,365	83,410
Operating expenses
Selling, general and administrative	34,051	32,749	69,301	86,699
Restructuring and transaction costs	693	1,203	693	1,802
Related party expense	115	1,112	263	1,234
Total operating expenses	34,859	35,064	70,257	89,735
Operating income (loss)	15,888	8,157	27,108	(6,325)
Other expense
Interest expense	(1,013)	(1,439)	(2,654)	(2,929)
Other income (expense), net	346	(756)	710	(961)
Total other expense, net	(667)	(2,195)	(1,944)	(3,890)
Income (loss) before provision for income taxes	15,221	5,962	25,164	(10,215)
(Provision) benefit for income taxes	(4,229)	(1,517)	(7,170)	4,495
Net income (loss)	$10,992	$4,445	$17,994	$(5,720)

Net income (loss) per share:
Basic	$0.29	$0.13	$0.48	$(0.16)
Diluted	$0.29	$0.12	$0.48	$(0.16)
Weighted average shares outstanding:
Basic	37,586,031	35,320,314	37,480,367	34,888,703
Diluted	37,850,708	35,688,620	37,758,998	34,888,703

Net income (loss)	$10,992	$4,445	$17,994	$(5,720)
Other comprehensive income:
Unrealized holding gains, net of tax(1)	1,576	987	1,150	4,064
Reclassification adjustments for (gains) losses included in net income (loss), net of tax(2)	(735)	15	(1,382)	146
Total unrealized gain (loss) on interest rate swaps, net of tax	841	1,002	(232)	4,210
Foreign currency translation adjustments, net of tax(3)	185	(2,038)	891	(2,398)
Other comprehensive income (loss)	1,026	(1,036)	659	1,812
Comprehensive income (loss), net of tax	$12,018	$3,409	$18,653	$(3,908)

(1) Net of income tax expense of $525 and $329 for the three months ended June 30, 2023 and 2022, respectively, and $383 and $1,355 for the six months ended June 30, 2023 and 2022, respectively.

(2) Amounts reclassified to net income (loss) relate to (gains) losses on interest rate swaps and are included in Interest expense above. Amounts are net of income tax expense of $245 and income tax benefit of $5 for the three months ended June 30, 2023 and 2022, respectively, and income tax expense of $460 and income tax benefit of $49 for the six months ended June 30, 2023 and 2022, respectively.

(3) Net of income tax expense of $144 and income tax benefit of $376 for the three months ended June 30, 2023 and 2022, respectively, and net of income tax expense of $225 and income tax benefit of $394 for the six months ended June 30, 2023 and 2022, respectively.

The accompanying notes are an integral part of these consolidated financial statements.

6

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2023	2022
Cash Flows From Operating Activities:
Net income (loss)	$17,994	$(5,720)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,220	7,380
Amortization of original issue discount and debt issue costs	374	367
Amortization of inventory step-up	—	1,344
Deferred income taxes	14	(4,594)
Stock-based compensation	4,852	26,327
Gain on sale of fixed assets	(108)	—
(Recoveries from) provision for losses on accounts receivable	(21)	240
Foreign exchange (gain) loss	(776)	1,107
Other	(325)	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	7,605	(3,243)
Inventories	(11,986)	(1,461)
Prepaid expenses and other assets	3,397	3,616
Accounts payable and other liabilities	(971)	(345)
Net cash provided by operating activities	28,269	25,018
Cash Flows From Investing Activities:
Purchase of property and equipment	(2,404)	(2,473)
Proceeds from disposition of property and equipment	206	—
Business acquisitions, net of cash acquired	—	(55,039)
Net cash used in investing activities	(2,198)	(57,512)
Cash Flows From Financing Activities:
Proceeds from revolving credit facilities	—	48,000
Principal payments on revolving credit facilities	—	(48,000)
Principal payments on term loans	(5,000)	(5,009)
Principal payments on insurance premium financing	(2,189)	(2,853)
Payment of capital leases	—	(22)
Taxes paid in connection with employee stock transactions	(2,725)	(6,216)
Proceeds from secondary offering, net of underwriter discounts	—	49,703
Deferred offering costs	—	(2,715)
Dividends distributed	(5,993)	(5,533)
Net cash (used in) provided by financing activities	(15,907)	27,355
Effect of foreign exchange rates on cash and cash equivalents	332	144
Change in cash and cash equivalents	10,496	(4,995)
Cash and cash equivalents, beginning of period	45,286	33,857
Cash and cash equivalents, end of period	$55,782	$28,862
Supplemental Disclosure of Cash Flows Information:
Cash paid for income taxes, net	$7,288	$241
Cash paid for interest	$4,859	$2,330
Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Accruals and accounts payable for capital expenditures	$129	$17

The accompanying notes are an integral part of these consolidated financial statements.

7

CADRE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(Unaudited)

(In thousands, except per share amounts)

			Additional
	Common Stock		Paid-In	Accumulated Other	Accumulated	Shareholders'
	Shares	Amount	Capital	Comprehensive Income	Deficit	Equity
Balance, December 31, 2022	37,332,271	$4	$206,540	$2,087	$(42,741)	$165,890
Net income	—	—	—	—	7,002	7,002
Dividends declared ($0.08 per share)	—	—	—	—	(2,986)	(2,986)
Stock-based compensation	—	—	2,636	—	—	2,636
Common stock issued under employee compensation plans	395,837	—	—	—	—	—
Common stock withheld related to net share settlement of stock-based compensation	(142,077)	—	(2,725)	—	—	(2,725)
Foreign currency translation adjustments	—	—	—	706	—	706
Change in fair value of derivative instruments	—	—	—	(1,073)	—	(1,073)
Balance, March 31, 2023	37,586,031	$4	$206,451	$1,720	$(38,725)	$169,450
Net income	—	—	—	—	10,992	10,992
Dividends declared ($0.08 per share)	—	—	—	—	(3,007)	(3,007)
Stock-based compensation	—	—	2,041	—	—	2,041
Foreign currency translation adjustments	—	—	—	185	—	185
Change in fair value of derivative instruments	—	—	—	841	—	841
Balance, June 30, 2023	37,586,031	$4	$208,492	$2,746	$(30,740)	$180,502

			Additional
	Common Stock		Paid-In	Accumulated Other	Accumulated	Shareholders'
	Shares	Amount	Capital	Comprehensive Income	Deficit	Equity
Balance, December 31, 2021	34,383,350	$3	$127,606	$(1,917)	$(37,052)	$88,640
Net loss	—	—	—	—	(10,165)	(10,165)
Dividends declared ($0.08 per share)	—	—	—	—	(2,750)	(2,750)
Stock-based compensation	—	—	22,436	—	—	22,436
Common stock issued under employee compensation plans	580,990	—	1,152	—	—	1,152
Common stock withheld related to net share settlement of stock-based compensation	(182,069)	—	(6,216)	—	—	(6,216)
Foreign currency translation adjustments	—	—	—	(360)	—	(360)
Change in fair value of derivative instruments	—	—	—	3,208	—	3,208
Balance, March 31, 2022	34,782,271	$3	$144,978	$931	$(49,967)	$95,945
Net income	—	—	—	—	4,445	4,445
Issuance of common stock in secondary offering, net of underwriter discounts and issuance costs	2,250,000	1	46,987	—	—	46,988
Dividends declared ($0.08 per share)	—	—	—	—	(2,783)	(2,783)
Stock-based compensation	—	—	2,739	—	—	2,739
Foreign currency translation adjustments	—	—	—	(2,038)	—	(2,038)
Change in fair value of derivative instruments	—	—	—	1,002	—	1,002
Balance, June 30, 2022	37,032,271	$4	$194,704	$(105)	$(48,305)	$146,298

The accompanying notes are an integral part of these consolidated financial statements.

8

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except share and per share amounts)

1.    SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Cadre Holdings, Inc., D/B/A The Safariland Group (the “Company”, “Cadre”, “we”, “us”, and “our”), a Delaware corporation, began operations on April 12, 2012. The Company, headquartered in Jacksonville, Florida, is a global leader in manufacturing and distributing safety and survivability products and other related products for the law enforcement, first responder and military markets. The business operates through 16 manufacturing plants within the U.S., Mexico, Canada, the United Kingdom, Italy, France, and Lithuania, and sells its products worldwide through its direct sales force, distribution channel and distribution partners, online stores, and third-party resellers.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP" or “U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting, and include the accounts of the Company, its wholly owned subsidiaries, and other entities consolidated as required by GAAP. Accordingly, they do not include all of the information and footnotes required by GAAP for annual audited financial statements. The unaudited interim consolidated financial statements have been prepared on a basis consistent with the audited consolidated financial statements and include all adjustments, which are normal and recurring in nature, necessary for fair financial statement presentation. These interim consolidated financial statements and notes thereto should be read in conjunction with the Company’s most recently completed annual consolidated financial statements. All adjustments considered necessary for a fair presentation have been included. All intercompany balances and transactions have been eliminated in consolidation.

Secondary Offering

On June 9, 2022, the Company completed a secondary offering in which the Company issued and sold 2,250,000 shares of common stock at a price of $23.50 per share. The Company’s net proceeds from the sale of shares were $46,988 after underwriter discounts and commissions, fees and expenses of $2,715, of which $2,000 was paid to Kanders & Company, Inc., a company controlled by Warren Kanders, our Chief Executive Officer.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation, and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

9

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

(in thousands, except share and per share amounts)

Use of Estimates

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value Measurements

The Company follows the guidance of Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This guidance also establishes the following three-level hierarchy based upon the transparency of inputs to the valuation of an asset or liability on the measurement date:

Level 1: Observable inputs that reflect unadjusted quoted prices for identical assets or liabilities traded in active markets.

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3: Unobservable inputs that reflect assumptions about what market participants would use in pricing assets or liabilities based on the best information available.

The Company’s financial instruments consist principally of cash, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued liabilities, income tax payable and debt. The carrying amounts of certain of these financial instruments, including cash, accounts receivable, prepaid expenses, other current assets, accounts payable, accrued liabilities and income tax payable approximate their current fair value due to the relatively short-term nature of these accounts.

The following table presents our fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis:

	June 30, 2023				December 31, 2022
	Carrying	Fair Value			Carrying	Fair Value
	Amount	Level 1	Level 2	Level 3	Amount	Level 1	Level 2	Level 3
Assets:
Interest rate swap (Note 6)	$9,098	$—	$9,098	$—	$8,985	$—	$8,985	$—

Liabilities:
Interest rate swap (Note 6)	96	—	96	—	—	—	—	—

There were no transfers of assets or liabilities between levels during the six months ended June 30, 2023 and 2022.

There has not been material changes in the fair value of debt (Level 2), as compared to the carrying value, during the period ended June 30, 2023.

Revenue Recognition

The Company derives revenue primarily from the sale of physical products. The Company recognizes revenue when a contract exists with a customer that specifies the goods and services to be provided at an agreed upon sales price and when the performance obligation is satisfied by transferring the goods or service to the customer. The performance obligation is considered satisfied when control transfers, which is generally determined when products are shipped or delivered to the customer but could be delayed until the receipt

10

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

(in thousands, except share and per share amounts)

of customer acceptance, depending on the terms of the contract. Sales are made on normal and customary short-term credit terms or upon delivery for point of sale transactions.

The Company enters into contractual arrangements primarily with customers in the form of individual customer orders which specify the goods, quantity, pricing, and associated order terms. The Company has some long-term contracts that may contain research and development performance obligations that are satisfied over time. The Company invoices the customer once the billing milestone is reached and collects under customary short-term credit terms. For long-term contracts, the Company recognizes revenue using the input method based on costs incurred, as this method is an appropriate measure of progress toward the complete satisfaction of the performance obligation. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. When the current estimate of total costs for a performance obligation indicates a loss, a provision for the entire estimated loss on the unsatisfied performance obligation is made in the period in which the loss becomes evident.

At the time of revenue recognition, the Company also provides for estimated sales returns and miscellaneous claims from customers as reductions to revenues. The estimates are based on historical rates of product returns and claims. The Company accrues for such estimated returns and claims with an estimated accrual and associated reduction of revenue. Additionally, the Company records inventory that it expects to be returned as part of inventories, with a corresponding reduction to cost of goods sold.

Charges for shipping and handling fees billed to customers are included in net sales and the corresponding shipping and handling expenses are included in cost of goods sold in the accompanying consolidated statements of operations and comprehensive income (loss). We consider our costs related to shipping and handling after control over a product has transferred to a customer to be a cost of fulfilling the promise to transfer the product to the customer.

Sales commissions paid to employees as compensation are expensed as incurred for contracts with service periods less than a year. For contracts with service periods greater than a year, these costs are capitalized and amortized over the life of the contract. These costs are recorded in selling, general and administrative expenses in the Company’s consolidated statements of operations and comprehensive income (loss).

Product Warranty

Some of the Company’s manufactured products carry limited warranty provisions for defects in quality and workmanship. A warranty reserve is established at the time of sale to cover estimated costs based on the Company’s history of warranty repairs and replacements, and is recorded in cost of goods sold in the Company’s consolidated statements of operations and comprehensive income (loss).

The following table sets forth the changes in the Company’s accrued warranties, which is recorded in accrued liabilities in the consolidated balance sheets:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Beginning accrued warranty expense	$1,350	$1,233	$1,234	$1,256
Current period claims	(317)	29	(351)	(87)
Provision for current period sales	534	165	684	258
Ending accrued warranty expense	$1,567	$1,427	$1,567	$1,427

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(in thousands, except share and per share amounts)

Net Income (Loss) per Share

Basic income or loss per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the periods presented. Diluted income or loss per share is calculated by adjusting weighted average shares outstanding for the dilutive effect of potential common shares, determined using the treasury-stock method. The calculation of weighted average shares outstanding and net income (loss) per share are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss)	$10,992	$4,445	$17,994	$(5,720)

Weighted average shares outstanding - basic	37,586,031	35,320,314	37,480,367	34,888,703
Effect of dilutive securities:
Stock-based awards	264,677	368,306	278,631	—
Weighted average shares outstanding - diluted	37,850,708	35,688,620	37,758,998	34,888,703
Net income (loss) per share:
Basic	$0.29	$0.13	$0.48	$(0.16)
Diluted	$0.29	$0.12	$0.48	$(0.16)

For the six months ended June 30, 2022, 3,121 restricted stock awards were excluded from diluted weighted average shares outstanding because the impact would be anti-dilutive due to a net loss in the period.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 includes an impairment model (known as the current expected credit loss model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. The use of forecasted information is intended to incorporate more timely information in the estimate of expected credit loss. In November 2019, the FASB issued additional guidance which extends the effective date of ASU 2016-13 for emerging growth companies to begin in fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023. The adoption of this ASU did not have a material impact on our consolidated financial statements and disclosures.

In March 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting and related amendments. This ASU provides temporary optional expedients and exceptions to existing guidance on contract modifications and hedge accounting to facilitate the market transition from existing reference rates, such as the London Inter-Bank Offered Rate (“LIBOR”) which began to be phased out in 2021, to alternate reference rates, such as the Secured Overnight Financing Rate (“SOFR”). On May 31, 2023, the Company amended our 2021 credit agreement and interest rate swap agreements to affect the transition from LIBOR to SOFR. In connection with these amendments, the Company adopted ASU 2020-04 in the second quarter of 2023. In doing so, the Company elected to adopt the suite of optional expedients when analyzing the amendment to the credit agreement and related interest swaps.  As such, the amendments to the Company’s 2021 credit agreement and swap agreements, and the adoption of this ASU did not have a material impact on our consolidated financial statements and disclosures.

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2.    ACQUISITIONS

Radar Acquisition

On January 11, 2022, Safariland, LLC, a wholly-owned subsidiary of the Company, completed the acquisition of Radar Leather Division S.r.l. (“Radar”), a premiere family-owned duty gear business based in Italy that specializes in the production of high-quality holsters, belts, duty belts, and other accessories.

The acquisition was accounted for as a business combination. Total acquisition-related costs for the acquisition of Radar were $627, of which $204 was incurred and recognized during 2022.

Total consideration, net of cash acquired, was $19,365 for 100% of the equity interests in Radar. The total consideration was as follows:

Cash paid	$20,844
Less: cash acquired	(1,479)
Total consideration, net	$19,365

The following table summarizes the total purchase price consideration and the amounts recognized for the assets acquired and liabilities assumed, which have been estimated at their fair values. The excess of purchase consideration over the assets acquired and liabilities assumed is recorded as goodwill. Goodwill for the Radar acquisition is included in the Product segment and reflects synergies and additional legacy growth and profitability expected from this acquisition through expansion into new markets and customers.

Total consideration, net	$19,365

Accounts receivable	$2,347
Inventories	1,874
Prepaid expenses	682
Other current assets	665
Property and equipment	3,053
Intangible assets	10,200
Goodwill	7,101
Total assets acquired	25,922
Accounts payable	1,120
Deferred tax liabilities	2,787
Accrued liabilities	2,106
Long-term debt	544
Total liabilities assumed	6,557
Net assets acquired	$19,365

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(in thousands, except share and per share amounts)

In connection with the acquisition, the Company acquired exclusive rights to Radar’s trademarks, customer relationships, and product technologies. The amounts assigned to each class of intangible asset and the related average useful lives are as follows:

	Gross	Average Useful Life
Customer relationships	$9,300	15
Technology	600	10
Trademarks	300	7
Total	$10,200

The full amount of goodwill of $7,101 is expected to be non-deductible for tax purposes. No pre-existing relationships existed between the Company and Radar prior to the acquisition. Radar revenue and cost of goods sold are included in the Product segment from the date of acquisition. The acquisition was not material to our consolidated financial statements and consequently we have not included any pro-forma information.

Cyalume Acquisition

On May 4, 2022, Safariland, LLC, a wholly-owned subsidiary of the Company, completed the acquisition of Cyalume Technologies, Inc, CT SAS Holdings, Inc. and Cyalume Technologies SAS (collectively “Cyalume”). Cyalume is engaged in the design and manufacture of proprietary chemical illumination solutions for a diverse range of products, including light sticks, infrared products, safety markings and non-pyrophoric training ammunition.

The acquisition was accounted for as a business combination. Acquisition-related costs for the acquisition of Cyalume were $3,546, all of which was incurred and recognized during 2022.

Total consideration, net of cash acquired, was $36,178 for 100% of the equity interests in Cyalume. The total consideration was as follows:

Cash paid	$38,012
Less: cash acquired	(1,834)
Total consideration, net	$36,178

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(Unaudited)

(in thousands, except share and per share amounts)

The following table summarizes the total purchase price consideration and the amounts recognized for the assets acquired and liabilities assumed, which have been estimated at their fair values. Since December 31, 2022, we have decreased goodwill by $393 for changes in assumptions used to fair value property, equipment, and customer relationships, and deferred income taxes for certain book and tax basis differences as we complete the tax return filings for the pre-acquisition period. The excess of purchase consideration over the assets acquired and liabilities assumed is recorded as goodwill. Goodwill for the Cyalume acquisition is included in the Product segment and reflects synergies and additional legacy growth and profitability expected from this acquisition through expansion into new markets and customers.

Total consideration, net	$36,178

Accounts receivable	$3,302
Inventories	10,908
Prepaid expenses	255
Other current assets	10
Property and equipment	12,492
Intangible assets	8,100
Goodwill	8,708
Total assets acquired	43,775
Accounts payable	1,080
Deferred tax liabilities	4,652
Accrued liabilities	1,577
Other long-term liabilities	288
Total liabilities assumed	7,597
Net assets acquired	$36,178

In connection with the acquisition, the Company acquired exclusive rights to Cyalume’s trademarks, customer relationships, and product technologies. The amounts assigned to each class of intangible asset and the related average useful lives are as follows:

	Gross	Average Useful Life
Customer relationships	$3,700	15
Technology	3,600	10
Trademarks	800	Indefinite
Total	$8,100

The full amount of goodwill of $8,708 is expected to be non-deductible for tax purposes. No pre-existing relationships existed between the Company and Cyalume prior to the acquisition. Cyalume revenue and cost of goods sold are included in the Product segment from the date of acquisition. The acquisition was not material to our consolidated financial statements and consequently we have not included any pro-forma information.

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(in thousands, except share and per share amounts)

3.    REVENUE RECOGNITION

The following tables disaggregate net sales by channel and geography:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
U.S. state and local agencies (a)	$70,879	$66,442	$137,381	$124,365
Commercial	11,232	11,327	21,309	22,361
U.S. federal agencies	15,002	9,448	29,129	17,362
International	22,941	29,506	43,373	56,525
Other	1,033	1,509	1,643	2,025
Net sales	$121,087	$118,232	$232,835	$222,638

(a) Includes all Distribution sales

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
United States	$98,146	$88,726	$189,462	$166,113
International	22,941	29,506	43,373	56,525
Net sales	$121,087	$118,232	$232,835	$222,638

Contract Liabilities

Contract liabilities are recorded as a component of other liabilities when customers remit cash payments in advance of the Company satisfying performance obligations. Contract liabilities are reversed into revenue when the performance obligation is satisfied. Contract liabilities are included in accrued liabilities in the Company’s consolidated balance sheets and totaled $5,633 and $4,615 as of June 30, 2023 and December 31, 2022, respectively. Revenue recognized during the three and six months ended June 30, 2023 from amounts included in contract liabilities as of December 31, 2022 was $540 and $2,345, respectively.

Remaining Performance Obligations

As of June 30, 2023, we had $12,238 of remaining unfulfilled performance obligations, which included amounts that will be invoiced and recognized in future periods. The remaining performance obligations are limited only to arrangements that meet the definition of a contract under ASC Topic 606, Revenue from Contracts with Customers, as of June 30, 2023. We expect to recognize approximately 86% of this balance over the next twelve months and expect the remainder to be recognized in the following two years.

4.    INVENTORIES

The following table sets forth a summary of inventories stated at lower of cost or net realizable value, as of June 30, 2023 and December 31, 2022:

	June 30, 2023	December 31, 2022
Finished goods	$30,612	$25,208
Work-in-process	9,151	7,466
Raw materials and supplies	43,014	37,599
Total	$82,777	$70,273

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(in thousands, except share and per share amounts)

5.    GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

The following table summarizes the changes in goodwill for the three and six months ended June 30, 2023:

	Product	Distribution	Total
Balance, December 31, 2022	$78,960	$2,616	$81,576
Measurement period adjustments	(593)	—	(593)
Foreign currency translation adjustments	309	—	309
Balance, March 31, 2023	$78,676	$2,616	$81,292
Measurement period adjustments	200		200
Foreign currency translation adjustments	68	—	68
Balance, June 30, 2023	$78,944	$2,616	$81,560

Gross goodwill and accumulated impairment losses was $89,145 and $7,585, respectively, as of June 30, 2023 and $89,161 and $7,585, respectively, as of December 31, 2022.

Intangible Assets

Intangible assets such as certain customer relationships and patents on core technologies and product technologies are amortizable over their estimated useful lives. Certain trade names and trademarks which provide exclusive and perpetual rights to manufacture and sell their respective products are deemed indefinite-lived and are therefore not subject to amortization.

Intangible assets consisted of the following as of June 30, 2023 and December 31, 2022:

	June 30, 2023
				Weighted
		Accumulated		Average
	Gross	Amortization	Net	Useful Life
Definite lived intangibles:
Customer relationships	$86,220	$(62,794)	$23,426	11
Technology	16,065	(11,703)	4,362	8
Tradenames	6,599	(4,904)	1,695	4
Non-compete agreements	998	(998)	—	4
	$109,882	$(80,399)	$29,483
Indefinite lived intangibles:
Tradenames	17,436	—	17,436	Indefinite
Total	$127,318	$(80,399)	$46,919

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(Unaudited)

(in thousands, except share and per share amounts)

	December 31, 2022
				Weighted
		Accumulated		Average
	Gross	Amortization	Net	Useful Life
Definite lived intangibles:
Customer relationships	$85,847	$(59,122)	$26,725	11
Technology	15,629	(11,309)	4,320	8
Tradenames	6,484	(4,254)	2,230	4
Non-compete agreements	973	(973)	—	4
	$108,933	$(75,658)	$33,275
Indefinite lived intangibles:
Tradenames	17,420	—	17,420	Indefinite
Total	$126,353	$(75,658)	$50,695

The Company recorded amortization expense of $1,825 and $2,240 for the three months ended June 30, 2023 and 2022, respectively, of which $155 and $130 was included in cost of goods sold in the consolidated statements of operations and comprehensive income (loss) for the respective periods. Amortization expense for the six months ended June 30, 2023 and 2022 was $4,153 and $4,397, respectively, of which $317 and $180 was included in cost of goods sold in the consolidated statements of operations and comprehensive income (loss) for the respective periods.

The estimated amortization expense for definite-lived intangible assets for the remaining six months of 2023, the next four years and thereafter is as follows:

Remainder of 2023	$3,692
2024	5,075
2025	3,102
2026	2,700
2027	2,518
Thereafter	12,396
Total	$29,483

6.    DEBT

The Company’s debt is as follows:

	June 30, 2023	December 31, 2022
Short-term debt:
Insurance premium financing	$22	$2,211
Current portion of term loan	10,000	10,000
	$10,022	$12,211
Long-term debt:
Revolver	—	—
Term loan	133,564	138,564
Other	525	512
	$134,089	$139,076
Unamortized debt discount and debt issuance costs	(1,377)	(1,600)
Total long-term debt, net	$132,712	$137,476

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(in thousands, except share and per share amounts)

The following summarizes the aggregate principal payments of our long-term debt, excluding debt discount and debt issuance costs, for the remaining six months of 2023, the next four years and thereafter:

Remainder of 2023	$5,000
2024	10,131
2025	10,131
2026	118,695
2027	132
Total principal payments	$144,089

2021 Credit Facility

On August 20, 2021 (the “Closing Date”), the Company refinanced its existing credit facilities and entered into a new credit agreement whereby Safariland, LLC, as borrower (the “Borrower”), the Company and certain domestic subsidiaries of the Borrower, as guarantors (the “Guarantors”), closed on and received funding under a credit agreement (initially entered into on July 23, 2021), pursuant to a First Amendment to Credit Agreement (collectively, the “2021 Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent, and the several lenders from time to time party thereto (together with PNC, the “Lenders”) pursuant to which the Borrower (i) borrowed $200,000 under a term loan (the “Term Loan”), and (ii) may borrow up to $100,000 under a revolving credit facility (including up to $15,000 for letters of credit and up to $10,000 for swing line loans) (the “Revolving Loan”). Each of the Term Loan and the Revolving Loan mature on July 23, 2026. Commencing December 31, 2021, the Term Loan requires scheduled quarterly payments in amounts equal to 1.25% per quarter of the original aggregate principal amount of the Term Loan, with the balance due at maturity. The 2021 Credit Agreement is guaranteed, jointly and severally, by the Guarantors and, subject to certain exceptions, secured by a first-priority security interest in substantially all of the assets of the Borrower and the Guarantors pursuant to a Security and Pledge Agreement and a Guaranty and Suretyship Agreement, each dated as of the Closing Date.

There were no amounts outstanding under the Revolving Loan as of June 30, 2023 and December 31, 2022. As of June 30, 2023, there were $2,629 in outstanding letters of credit and $97,371 of availability.

The Borrower may elect to have the Revolving Loan and Term Loan under the 2021 Credit Agreement bear interest at a base rate or LIBOR, in each case, plus an applicable margin. However, in connection with the market transition away from applicable LIBOR rates to SOFR, on May 31, 2023, the Company, the Borrowers and the Lenders entered into the third amendment to the 2021 Credit Agreement (the “Third Amendment”) pursuant to which the 2021 Credit Agreement was amended to implement the SOFR rates. The applicable margin for these borrowings ranges from 0.50% to 1.50% per annum, in the case of base rate borrowings, and 1.50% to 2.50% per annum, in the case of SOFR (and prior to May 31, 2023, on LIBOR) borrowings, in each case based upon the level of the Company’s consolidated total net leverage ratio. The 2021 Credit Agreement also requires the Borrower to pay a commitment fee on the unused portion of the loan commitments. Such commitment fee ranges between 0.175% and 0.25% per annum, and is also based upon the level of the Company’s consolidated total net leverage ratio. The 2021 Credit Agreement also contains customary representations and warranties, and affirmative and negative covenants, including limitations on additional indebtedness, dividends, and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens on the assets of the Borrowers or any Guarantor, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions, dispositions, and mandatory prepayments in connection with certain liquidity events. The 2021 Credit Agreement contains certain restrictive debt covenants, which require us to: (i) maintain a minimum fixed charge coverage ratio of 1.25 to 1.00, starting with the quarter ended December 31, 2021, which is to be determined for each quarter end on a trailing four quarter basis and (ii) maintain a quarterly maximum consolidated total net leverage ratio of 3.75 to 1.00 from the quarter ended December 31, 2022 until the quarter ended June 30, 2023, and thereafter 3.50 to 1.00, which is in each case to be determined on a trailing four quarter basis; provided that under certain circumstances and subject to certain limitations, in the event of a material acquisition, we may temporarily increase the consolidated total net leverage ratio by up to 0.50 to 1.00 for four fiscal quarters following such acquisition. The 2021 Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material

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indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the 2021 Credit Agreement may be accelerated and the Lenders could foreclose on their security interests in the assets of the Borrowers and the Guarantors.

Canadian Credit Facility

On October 14, 2021, Med-Eng Holdings ULC and Pacific Safety Products Inc., the Company’s Canadian subsidiaries, as borrowers (the “Canadian Borrowers”), and Safariland, LLC, as guarantor (the “Canadian Guarantor”), closed on a line of credit pursuant to a Loan Agreement (the “Canadian Loan Agreement”) and a Revolving Line of Credit Note (the “Note”) with PNC Bank Canada Branch (“PNC Canada”), as lender pursuant to which the Canadian Borrowers may borrow up to CDN$10,000 under a revolving line of credit (including up to $3,000 for letters of credit) (the “Revolving Canadian Loan”). The Revolving Canadian Loan matures on July 23, 2026. The Canadian Loan Agreement is guaranteed by the Canadian Guarantor pursuant to a Guaranty and Suretyship Agreement (the “Canadian Guaranty Agreement”).

The Canadian Borrowers may elect to have borrowings either in United States dollars or Canadian dollars under the Canadian Loan Agreement, which will bear interest at a base rate or LIBOR, in each case, plus an applicable margin, in the case of borrowings in United States dollars, or at a Canadian Prime Rate (as announced from time to time by PNC Canada) or a Canadian deposit offered rate (“CDOR”) as determined from time to time by PNC Canada in accordance with the Canadian Loan Agreement. The applicable margin for these borrowings range from 0.50% to 1.50% per annum, in the case of base rate borrowings and Canadian Prime Rate borrowings, and 1.50% to 2.50% per annum, in the case of LIBOR borrowings and CDOR borrowings. The Canadian Loan Agreement also requires the Canadian Borrowers to pay (i) an unused line fee on the unused portion of the loan commitments in an amount ranging between 0.175% and 0.25% per annum, based upon the level of the Company’s consolidated total net leverage ratio, and (ii) an upfront fee equal to 0.25% of the principal amount of the Note.

There were no amounts outstanding under the Revolving Canadian Loan as of June 30, 2023 and December 31, 2022.

The Canadian Loan Agreement also contains customary representations and warranties, and affirmative and negative covenants, including, among others, limitations on additional indebtedness, entry into new lines of business, entry into guarantee agreements, making of any loans or advances to, or investments in, any other person, restrictions on liens on the assets of the Canadian Borrowers and mergers, transfers of assets and acquisitions. The Canadian Loan Agreement and Note also contain customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions.

Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the Canadian Loan Agreement may be accelerated.

Interest Rate Swaps

We entered into interest rate swap agreements to hedge forecasted monthly interest rate payments on our floating rate debt. As of June 30, 2023, we had the following interest rate swap agreements (the “Swap Agreements”):

Effective Date	Notional Amount	Fixed Rate
September 30, 2021 through July 23, 2026	$100,000	0.812%
May 31, 2023 through July 23, 2026	$50,000	3.905%

On May 31, 2023, concurrent with the third amendment to the 2021 Credit Agreement, we amended our $100,000 notional amount swap agreement to reflect the change from LIBOR to SOFR. In addition, we entered into an additional $50,000 notional amount interest

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(Unaudited)

(in thousands, except share and per share amounts)

rate swap to further mitigate our interest rate exposure on our floating rate debt. Under the terms of the Swap Agreements, we receive payments based on the 1-month SOFR (5.16% as of June 30, 2023).

During the six months ended June 30, 2023, there were no interest rate swap agreements that expired.

We designated the Swap Agreements as cash flow hedges. A portion of the amount included in accumulated other comprehensive income is reclassified into interest expense, net as a yield adjustment as interest is either paid or received on the hedged debt. The fair value of our Swap Agreements is based upon Level 2 inputs. We have considered our own credit risk and the credit risk of the counterparties when determining the fair value of our Swap Agreements.

It is our policy to execute such instruments with creditworthy banks and not to enter into derivative financial instruments for speculative purposes. We believe our interest rate swap counterparty will be able to fulfill their obligations under our agreements, and we believe we will have debt outstanding through the expiration date of the swap agreements such that the occurrence of future cash flow hedges remains probable.

The estimated fair value of our Swap Agreements in the consolidated balance sheets was as follows:

Balance Sheet Accounts	June 30, 2023	December 31, 2022
Other current assets	$4,499	$3,619
Other assets	$4,599	$5,366
Other liabilities	$96	$—

A cumulative gain, net of tax, of $6,507 and $6,739 as of June 30, 2023 and December 31, 2022, respectively, is recorded in accumulated other comprehensive income.

The amount of gain, net of tax, recognized in other comprehensive income (loss) for the three months ended June 30, 2023 and 2022 was $1,576 and $987, respectively. There was a gain, net of tax, of $735 and a loss, net of tax, of $15 reclassified from accumulated other comprehensive income into earnings for the three months ended June 30, 2023 and 2022, respectively.

The amount of gain, net of tax, recognized in other comprehensive income (loss) for the six months ended June 30, 2023 and 2022 was $1,150 and $4,064, respectively. There was a gain, net of tax, of $1,382 and a loss, net of tax, of $146 reclassified from accumulated other comprehensive income into earnings for the six months ended June 30, 2023 and 2022, respectively.

As of June 30, 2023, approximately $4,416 is expected to be reclassified from accumulated other comprehensive income into interest expense over the next 12 months.

7.    COMMITMENTS AND CONTINGENCIES

Legal Proceedings

In September 2021, Safariland, LLC, a wholly-owned subsidiary of the Company, received a jury verdict awarding $7,500 to a plaintiff relating to a personal injury case wherein the plaintiff alleged various product liability claims against Safariland, LLC. The plaintiff in the proceeding, Mr. David Hakim, instituted the proceeding on July 24, 2015, through the filing of a complaint with the United States District Court, Northern District of Illinois, Eastern Division. In the proceeding, the plaintiff, a SWAT officer with the DuPage County Sheriff’s Office (“DCSO”), alleged that he suffered injuries during a training exercise conducted by DCSO in which a Defense Technology Shotgun Breaching TKO round was deployed and passed through a door and lower-floor ceiling causing a fragment to strike plaintiff’s back resulting in injury. Prior to the jury rendering its verdict, the court deferred ruling on Safariland, LLC’s Motion for Judgment as a Matter of Law (“JMOL”). On November 8, 2021, Safariland, LLC filed its post-trial motions, including a supplemental JMOL, motion for new trial and remittitur. On April 18, 2022, the court denied Safariland, LLC’s JMOL, motion for new trial and

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(Unaudited)

(in thousands, except share and per share amounts)

remittitur and, accordingly, entered a judgment in favor of plaintiff, David Hakim, as to the Third Claim. In response, Safariland, LLC timely filed its notice of appeal with the United States Court of Appeals for the Seventh Circuit.  Safariland and Plaintiff have filed their appeal briefs, and oral arguments were held on October 25, 2022. A decision from the Seventh Circuit Court of Appeals remains pending. While any litigation contains an element of uncertainty, the Company believes it is reasonably possible, not probable, that the Company could incur losses related to this case, however, any losses would be indemnified by our insurance carrier under applicable policies.

The Company is also involved in various legal disputes and other legal proceedings and claims that arise from time to time in the ordinary course of business. The Company vigorously defends itself against all lawsuits and evaluates the amount of reasonably possible losses that the Company could incur as a result of these matters. While any litigation contains an element of uncertainty, the Company believes that the reasonably possible losses that the Company could incur in excess of insurance coverage would not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

Insurance

The Company has various insurance policies, including product liability insurance, covering risks and in amounts it considers adequate. There can be no assurance that the insurance coverage maintained by the Company is sufficient or will be available in adequate amounts or at a reasonable cost.

International

As an international company, we are, from time to time, the subject of investigations relation to the Company’s international operations, including under U.S. export control laws (such as ITAR), the FCPA and other similar U.S. and international laws. To the best of the Company’s knowledge, there are not any potential or pending investigations at this time.

8.    INCOME TAXES

The Company and its subsidiaries file income tax returns in the U.S. federal, various state and local, and certain foreign jurisdictions. As of June 30, 2023, the Company’s tax years subsequent to 2016 are subject to examination by tax authorities with few exceptions. The 2018 and 2019 tax returns of a separate Canadian subsidiary of the Company are currently under examination by the Canadian Revenue Agency.

The Company’s effective tax rate was 27.8% and 25.4% for the three months ended June 30, 2023 and 2022, respectively, and 28.5% and 44.0% for the six months ended June 30, 2023 and 2022, respectively.  Our effective tax rate for the three and six months ended June 30, 2023 and 2022 differs from our statutory rate primarily due to state taxes and executive compensation, partially offset by research and development tax credits.

9.     COMPENSATION PLANS

Long-Term Incentive Plan

In March 2021, the Company initiated a cash-based long-term incentive plan. Each award granted under the plan shall be eligible to vest in three equal annual installments over a period of three consecutive one-year performance periods, with each installment of the award vesting on the last day of the applicable performance period, subject to the achievement of the performance metrics established by the board of directors for the applicable annual performance period. Compensation expense related to this plan was $160 and $174 for the three months ended June 30, 2023 and 2022, respectively, and $304 and $558 for the six months ended June 30, 2023 and 2022, respectively, and is included in selling, general and administrative in the Company’s consolidated statements of operations and comprehensive income (loss).

22

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

(in thousands, except share and per share amounts)

On March 9, 2022, the Company’s board of directors approved the common stock settlement of vested awards of the long-term incentive plan. The board of directors also approved the future settlement of unvested awards in common stock. Modification accounting was not applied as this change did not affect the fair value of the awards, vesting conditions, or the liability classification of the awards.

Executive Compensation Plan

The Company maintains a cash-based executive compensation plan for certain employees. The Company’s board of directors awarded 1,433,500 interests in the plan (“units”). Each unit represents an unfunded and unsecured right, subject to certain conditions as set forth by the plan. One-third of the units granted to any holder vest on each of the first, second, and third anniversaries of March 18, 2021 during the term of such holder’s employment with the Company. Payment of a holder’s vested balance is dependent upon a transaction or series of related transactions constituting a qualifying exit event, as defined by the executive compensation plan. The plan will expire on March 18, 2025, at which time the plan and all awarded units will be terminated for no consideration if a qualifying exit event has not occurred before that date. If a qualifying exit event becomes probable, the fair value of the units would be the closing stock price of the Company on the day the qualifying exit event becomes probable and compensation expense would be recognized at that time.

On March 9, 2022, the Company’s board of directors modified the performance condition, specifically the definition of a qualifying exit event, in the cash-based executive compensation plan. In addition, the board of directors approved the settlement of the majority of vested and unvested units in common stock rather than cash, which resulted in a change in classification of those outstanding units from liability to equity. As a result, modification of the units occurred on March 9, 2022 with a grant date fair value of $23.45, the closing stock price of the Company on the date of modification. There were 632,500 units that vested on March 18, 2022 and 801,000 units that vest in equal amounts on the second and third anniversaries of the plan. The Company recognized compensation expense of $22,100 in selling, general and administrative in the Company’s consolidated statements of operations and comprehensive income (loss) on the modification date. Unrecognized compensation expense related to the unvested units was $11,516 as of the modification date.

10.     LEASES

The Company leases certain manufacturing and office space, retail locations, and equipment. Operating lease assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The Company has elected not to recognize a lease liability or right-of-use (“ROU”) asset for short-term leases (leases with a term of twelve months or less). The Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is the rate for collateralized borrowings based on the current economic environment, credit history, credit rating, value of leases, currency in which the lease obligation is satisfied, rate sensitivity, lease term and materiality. Our operating leases have remaining contractual terms of up to five years, some of which include options to extend the leases for up to five years.

The amount of assets and liabilities related to our operating leases were as follows:

	Balance Sheet Accounts	June 30, 2023	December 31, 2022
Assets:
Operating lease assets	Operating lease assets	$6,657	$8,489

Liabilities:
Current:
Operating lease liabilities	Accrued liabilities	$3,613	$3,773
Long-term:
Operating lease liabilities	Long-term operating lease liabilities	3,211	4,965
Total lease liabilities		$6,824	$8,738

23

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

(in thousands, except share and per share amounts)

The components of lease expense are recorded to cost of sales and selling, general and administration expenses in the consolidated statements of comprehensive income. The components of lease expense were as follows:

	Three Months Ended June 30,	Six Months Ended June 30,
	2023	2023
Fixed operating lease costs(1)	$1,032	$2,065
Variable operating lease costs	390	756
Total	$1,422	$2,821

(1) Includes short-term leases, which are immaterial.

The weighted average remaining lease term and weighted average discount rate is as follows:

	June 30, 2023	December 31, 2022
Weighted average remaining lease term (years):
Operating leases	2.27	2.62

Weighted average discount rate:
Operating leases	3.02%	2.96%

The approximate future minimum lease payments under operating leases as of June 30, 2023 are as follows:

Remainder of 2023	$1,940
2024	2,964
2025	1,579
2026	523
2027	78
Thereafter	—
Total future lease payments	7,084
Less: Amount representing interest	(260)
Present value of lease liabilities	$6,824

Supplemental cash flow information related to leases is as follows:

June 30, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows - operating leases	$2,088

Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	$—

11.     RELATED PARTY TRANSACTIONS

The Company leases 4 distribution warehouses and retail stores from certain employees. The Company recorded rent expense related to these leases of $115 and $112 for the three months ended June 30, 2023 and 2022, respectively, and $263 and $234 for the six months ended June 30, 2023 and 2022, respectively. Rent expense related to these leases is included in related party expense in the Company’s consolidated statements of operations and comprehensive income (loss).

24

CADRE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

(Unaudited)

(in thousands, except share and per share amounts)

During the three months ended June 30, 2022, the Company made the following payments to Kanders & Company, Inc., a company controlled by Warren Kanders, our Chief Executive Officer:

●	$1,000 for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations and comprehensive income (loss).
●	$2,000 for services related to the Company’s secondary offering, which is included in direct offering costs and recorded against offering proceeds in additional paid in capital in the Company’s consolidated balance sheets.
●	There were no other payments made to Kanders & Company for any other period presented.

12.     SEGMENT DATA

Our operations are comprised of two reportable segments: Product and Distribution. Segment information is consistent with how the chief operating decision maker (“CODM”), our chief executive officer, reviews the business, makes investing and resource allocation decisions and assesses operating performance. The CODM is not provided asset information or operating expenses by segment.

	Three Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$103,368	$25,726	$(8,007)	$121,087
Cost of goods sold	58,216	19,779	(7,655)	70,340
Gross profit	$45,152	$5,947	$(352)	$50,747

	Three Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$99,837	$23,728	$(5,333)	$118,232
Cost of goods sold	60,947	19,406	(5,342)	75,011
Gross profit	$38,890	$4,322	$9	$43,221

	Six Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$196,562	$50,386	$(14,113)	$232,835
Cost of goods sold	110,824	38,476	(13,830)	135,470
Gross profit	$85,738	$11,910	$(283)	$97,365

	Six Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$185,223	$47,824	$(10,409)	$222,638
Cost of goods sold	112,067	37,578	(10,417)	139,228
Gross profit	$73,156	$10,246	$8	$83,410

(1) Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments.

25

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Cadre Holdings, Inc. (D/B/A The Safariland Group) (“Cadre,” “the Company” “we,” “us” and “our”) should be read in conjunction with our unaudited consolidated financial statements and the related notes appearing elsewhere in this Quarterly Report and with our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of Cadre’s control. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward- looking statements include, but are not limited to, those discussed in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2022 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this Quarterly Report on Form 10-Q.

Our Business

Cadre is a global leader in the manufacturing and distribution of safety and survivability equipment for first responders. Our equipment provides critical protection to allow its users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. Through our dedication to superior quality, we establish a direct covenant with end users that our products will perform and keep them safe when they are most needed. We sell a wide range of products including body armor, explosive ordnance disposal equipment and duty gear through both direct and indirect channels. In addition, through our owned distribution, we serve as a one-stop shop for first responders providing equipment we manufacture as well as third-party products including uniforms, optics, boots, firearms and ammunition. The majority of our diversified product offering is governed by rigorous safety standards and regulations. Demand for our products is driven by technological advancement as well as recurring modernization and replacement cycles for the equipment to maintain its efficiency, effective performance and regulatory compliance.

We service the ever-changing needs of our end users by investing in research and development for new product innovation and technical advancements that continually raise the standards for safety and survivability equipment in the first responder market. Our target end user base includes domestic and international first responders such as state and local law enforcement, fire and rescue, explosive ordnance disposal technicians, emergency medical technicians, fishing and wildlife enforcement and departments of corrections, as well as federal agencies including the U.S. Department of State, U.S. Department of Defense, U.S. Department of Interior, U.S. Department of Justice, U.S. Department of Homeland Security, U.S. Department of Corrections and numerous foreign government agencies in over 100 countries.

In January 2022, the Company acquired Radar Leather Division S.r.l. (“Radar”) for $19.4 million, net of cash acquired. We recorded an allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values.

In May 2022, the Company acquired Cyalume Technologies, Inc, CT SAS Holdings, Inc. and Cyalume Technologies SAS (collectively “Cyalume”) for $36.2 million, net of cash acquired. We recorded an allocation of the purchase price to tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values.

26

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

The following table sets forth a summary of our financial highlights for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net sales	$121,087	$118,232	$232,835	$222,638
Net income (loss)	$10,992	$4,445	$17,994	$(5,720)
Adjusted EBITDA(1)	$22,805	$18,386	$41,397	$32,605

(1)	Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Measures” below for our definition of, and additional information about, Adjusted EBITDA, and for a reconciliation to net income (loss), the most directly comparable U.S. GAAP financial measure.

Net sales increased by $2.9 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily as a result of the Cyalume acquisition, armor and holster volume, and agency demand for hard goods, partially offset by a decrease from several large explosive ordinance disposal orders fulfilled in the prior year. Net sales increased by $10.2 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily as a result of recent acquisitions, armor and holster volume, and agency demand for hard goods, partially offset by a decrease from several large explosive ordinance disposal orders fulfilled in the prior year.

Net income increased by $6.5 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily as a result of an increase in gross profit and the Cyalume acquisition. Net income increased by $23.7 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily as a result of recent acquisitions, an increase in net sales, an increase in gross profit margin, and a decrease in stock compensation expense.

Secondary Offering

On June 9, 2022, the Company completed a secondary offering in which the Company issued and sold 2,250,000 shares of common stock at a price of $23.50 per share. The Company’s net proceeds from the sale of shares were $47.0 million after underwriter discounts and commissions, fees and expenses of $2.7 million, of which $2.0 million was paid to Kanders & Company, Inc., a company controlled by Warren Kanders, our Chief Executive Officer.

On July 14, 2022, the underwriters exercised a portion of their over-allotment option and purchased an additional 300,000 shares of common stock at a price of $23.50 per share, resulting in net proceeds to the Company of $6.6 million after underwriter discounts and commissions, fees and expenses of $0.4 million.

KEY PERFORMANCE METRICS

Orders backlog

We monitor our orders backlog, which we believe is a forward-looking indicator of potential sales. Our orders backlog for products includes all orders that have been received and are believed to be firm. Due to municipal government procurement rules, in certain cases orders included in backlog are subject to budget appropriation or other contract cancellation clauses. Consequently, our orders backlog may differ from actual future sales. Orders backlog can be helpful to investors in evaluating the performance of our business and identifying trends over time.

The following table presents our orders backlog as of the periods indicated:

(in thousands)	June 30, 2023	December 31, 2022
Orders backlog	$133,180	$117,873

27

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Orders comprising backlog as of a given balance sheet date are typically invoiced in subsequent periods. The majority of our products are generally processed and shipped within one to three weeks of an order being placed, though the fulfillment time for certain products, for example, explosive ordnance disposal equipment, may take three months or longer. Our orders backlog could experience volatility between periods, including as a result of customer order volumes and the speed of our order fulfilment, which in turn may be impacted by the nature of products ordered, the amount of inventory on hand and the necessary manufacturing lead time.

Orders backlog increased by $15.3 million as of June 30, 2023 compared to December 31, 2022, primarily due to increases of $13.1 million from higher demand for armor products, $3.7 million from large international orders for crowd control products, $2.0 million from the timing of large international holster orders, $1.4 million from large U.S. government orders for structural armor, and $0.6 million from higher demand for explosive ordnance disposal products, partially offset by reductions of $3.8 million from the Distribution segment and $2.8 million from chemiluminescent payloads.

28

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

RESULTS OF OPERATIONS

In order to reflect the way our chief operating decision maker reviews and assesses the performance of the business, Cadre has determined that it has two reportable segments — the Product segment and the Distribution segment. Segment information is consistent with how the chief operating decision maker, our chief executive officer, reviews the business, makes investing and resource allocation decisions and assesses operating performance.

The following table presents data from our results of operations for the three and six months ended June 30, 2023 and 2022 (in thousands unless otherwise noted):

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022		2023	2022
	(Unaudited)	(Unaudited)	% Chg	(Unaudited)	(Unaudited)	% Chg
Net sales	$121,087	$118,232	2.4%	$232,835	$222,638	4.6
Cost of goods sold	70,340	75,011	(6.2)%	135,470	139,228	(2.7)
Gross profit	50,747	43,221	17.4%	97,365	83,410	16.7

Operating expenses
Selling, general and administrative	34,051	32,749	4.0%	69,301	86,699	(20.1)
Restructuring and transaction costs	693	1,203	(42.4)%	693	1,802	(61.5)
Related party expense	115	1,112	(89.7)%	263	1,234	(78.7)
Total operating expenses	34,859	35,064	(0.6)%	70,257	89,735	(21.7)
Operating income (loss)	15,888	8,157	94.8%	27,108	(6,325)	(528.6)

Other expense
Interest expense	(1,013)	(1,439)	(29.6)%	(2,654)	(2,929)	(9.4)
Other income (expense), net	346	(756)	(145.8)%	710	(961)	(173.9)
Total other expense, net	(667)	(2,195)	(69.6)%	(1,944)	(3,890)	(50.0)

Income (loss) before provision for income taxes	15,221	5,962	155.3%	25,164	(10,215)	(346.3)
(Provision) benefit for income taxes	(4,229)	(1,517)	178.8%	(7,170)	4,495	(259.5)

Net income (loss)	$10,992	$4,445	147.3%	$17,994	$(5,720)	(414.6)

The following tables present segment data for the three and six months ended June 30, 2023 and 2022 (in thousands):

	Three Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$103,368	$25,726	$(8,007)	$121,087
Cost of goods sold	58,216	19,779	(7,655)	70,340
Gross profit	$45,152	$5,947	$(352)	$50,747

	Three Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$99,837	$23,728	$(5,333)	$118,232
Cost of goods sold	60,947	19,406	(5,342)	75,011
Gross profit	$38,890	$4,322	$9	$43,221

29

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

	Six Months Ended June 30, 2023
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$196,562	$50,386	$(14,113)	$232,835
Cost of goods sold	110,824	38,476	(13,830)	135,470
Gross profit	$85,738	$11,910	$(283)	$97,365

	Six Months Ended June 30, 2022
			Reconciling
	Product	Distribution	Items(1)	Total
Net sales	$185,223	$47,824	$(10,409)	$222,638
Cost of goods sold	112,067	37,578	(10,417)	139,228
Gross profit	$73,156	$10,246	$8	$83,410

(1) Reconciling items consist primarily of intercompany eliminations and items not directly attributable to operating segments

Comparison of Three Months Ended June 30, 2023 to Three Months Ended June 30, 2022

Net sales. Product segment net sales increased by $3.6 million, or 3.5%, from $99.8 million to $103.4 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily due to increases of $2.8 million from the Cyalume acquisition, $2.9 million from higher demand for armor products and $1.8 million from higher demand for crowd control products, partially offset by a reduction of $4.1 million from large international orders for explosive ordnance disposal products fulfilled in the prior year. Distribution segment net sales increased by $2.0 million, or 8.4%, from $23.7 million to $25.7 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily due to agency demand for hard goods. Reconciling items consisting primarily of intercompany eliminations were $8.0 million and $5.3 million for the three months ended June 30, 2023 and 2022, respectively.

Cost of goods sold and gross profit. Product segment cost of goods sold decreased by $2.7 million, or 4.5%, from $60.9 million to $58.2 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily due to prior year increases from the amortization of inventory step up adjustments related to 2022 acquisitions, product mix and productivity. Product segment gross profit as a percentage of net sales increased by 470 basis points to 43.7% for the three months ended June 30, 2023 from 39.0% for the three months ended June 30, 2022, mainly driven by favorable pricing, product mix and productivity net of inflation. Distribution segment cost of goods sold increased by $0.4 million, or 1.9%, from $19.4 million to $19.8 million for the three months ended June 30, 2023 as compared to the same period in 2022, primarily due to increased volume and costs to acquire products. Distribution segment gross profit as a percentage of net sales increased by 490 basis points to 23.1% for the three months ended June 30, 2023 from 18.2% for the three months ended June 30, 2022, mainly driven by favorable product mix within the agency channel. Reconciling items consisting primarily of intercompany eliminations were $7.7 million and $5.3 million for the three months ended June 30, 2023 and 2022, respectively.

Selling, general and administrative. Selling, general and administrative increased by $1.3 million, or 4.0%, for the three months ended June 30, 2023 as compared to the same period in 2022, primarily due to increases from the Cyalume acquisition and employee compensation and related benefits.

Restructuring and transaction costs. Restructuring and transaction costs decreased by $0.5 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022 primarily due to costs incurred in 2022 associated with acquisitions.

Related party expense.  Related party expense, which primarily consists of rent expense related to distribution warehouses and retail stores that we lease from related parties, decreased by $1.0 million for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022 due to a $1.0 million transaction fee paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, in connection with the acquisition of Cyalume in 2022.

30

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Interest expense. Interest expense decreased by $0.4 million, or 29.6%, for the three months ended June 30, 2023 as compared to the three months ended June 30, 2022, primarily due to a decrease in outstanding borrowings.

Other income (expense), net. Other income, net was $0.3 million for the three months ended June 30, 2023 as compared to Other expense, net of $0.8 for the three months ended June 30, 2022, primarily due to gains on foreign currency transactions.

(Provision) benefit for income taxes. Income tax provision was $4.2 million for the three months ended June 30, 2023 compared to $1.5 million for the three months ended June 30, 2022. The effective tax rate was 27.8% and 25.4% for the three months ended June 30, 2023 and 2022, respectively, and differed from the statutory rate primarily due to state taxes and executive compensation, partially offset by research and development tax credits.

Comparison of Six Months Ended June 30, 2023 to Six Months Ended June 30, 2022

Net sales. Product segment net sales increased by $11.4 million, or 6.1%, from $185.2 million to $196.6 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily due to increases of $8.8 million from recent acquisitions, $5.6 million from higher demand for armor products, $3.0 million from higher demand for duty gear holsters and $2.8 million from higher demand for crowd control products, partially offset by a reduction of $7.7 million from large international orders for explosive ordnance disposal products fulfilled in the prior year. Distribution segment net sales increased by $2.6 million, or 5.4%, from $47.8 million to $50.4 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily due to agency demand for hard goods. Reconciling items consisting primarily of intercompany eliminations were $14.1 million and $10.4 million for the six months ended June 30, 2023 and 2022, respectively.

Cost of goods sold and gross profit. Product segment cost of goods sold decreased by $1.3 million, or 1.1%, from $112.1 million to $110.8 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily due to prior year increases from the amortization of inventory step up adjustments related to 2022 acquisitions, product mix and productivity. Product segment gross profit as a percentage of net sales increased by 412 basis points to 43.6% for the six months ended June 30, 2023 from 39.5% for the six months ended June 30, 2022, mainly driven by favorable pricing, product mix and productivity net of inflation. Distribution segment cost of goods sold increased by $0.9 million, or 2.4%, from $37.6 million to $38.5 million for the six months ended June 30, 2023 as compared to the same period in 2022, primarily due to increased volume and costs to acquire products. Distribution segment gross profit as a percentage of net sales increased by 221 basis points to 23.6% for the six months ended June 30, 2023 from 21.4% for the six months ended June 30, 2022, mainly driven by favorable product mix within the agency channel. Reconciling items consisting primarily of intercompany eliminations were $13.8 million and $10.4 million for the six months ended June 30, 2023 and 2022, respectively.

Selling, general and administrative. Selling, general and administrative decreased by $17.4 million, or 20.1%, for the six months ended June 30, 2023 as compared to the same period in 2022, primarily due to a $21.6 million decrease in stock-based compensation expense, slightly offset by recent acquisitions and an increase in employee compensation and related benefits.

Restructuring and transaction costs. Restructuring and transaction costs decreased by $1.1 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022 primarily due to costs incurred in 2022 associated with acquisitions.

Related party expense.   Related party expense, which consists of rent expense related to distribution warehouses and retail stores that we lease from related parties, decreased by $1.0 million for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022 primarily due to a $1.0 million transaction fee paid to Kanders & Company, Inc., a company controlled by our Chief Executive Officer, in connection with the acquisition of Cyalume in 2022.

Interest expense. Interest expense decreased by $0.3 million, or 9.4%, for the six months ended June 30, 2023 as compared to the six months ended June 30, 2022, primarily due to a decrease in outstanding borrowings.

31

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Other income (expense,) net. Other income, net was $0.7 million for the three months ended June 30, 2023 as compared to Other expense, net of $1.0 for the three months ended June 30, 2022, primarily due to gains on foreign currency transactions.

(Provision) benefit for income taxes. Income tax provision was $7.2 million for the six months ended June 30, 2023 compared to a tax benefit of $4.5 million for the six months ended June 30, 2022. The effective tax rate was 28.5% and 44.0% for the six months ended June 30, 2023 and 2022, respectively, and differed from the statutory rate primarily due to state taxes and executive compensation, partially offset by research and development tax credits.

NON-GAAP MEASURES

This Quarterly Report on Form 10-Q includes EBITDA and Adjusted EBITDA, which are non-GAAP financial measures that we use to supplement our results presented in accordance with U.S. GAAP. EBITDA is defined as net income before depreciation and amortization expense, interest expense and provision (benefit) for income tax. Adjusted EBITDA represents EBITDA that excludes restructuring and transaction costs, other (income) expense, net, stock-based compensation expense, stock-based compensation payroll tax expense, long-term incentive plan (“LTIP”) bonus and amortization of inventory step-up as these items do not represent our core operating performance.

EBITDA and Adjusted EBITDA are performance measures that we believe are useful to investors and analysts because they illustrate the underlying financial and business trends relating to our core, recurring results of operations and enhance comparability between periods. Adjusted EBITDA is considered by our board of directors and management as an important factor in determining performance-based compensation.

EBITDA and Adjusted EBITDA are not recognized measures under U.S. GAAP and are not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly-titled measures of performance of other companies. Investors should exercise caution in comparing our non-GAAP measures to any similarly titled measures used by other companies. These non-GAAP financial measures exclude certain items required by U.S. GAAP and should not be considered as alternatives to information reported in accordance with U.S. GAAP.

The table below presents our EBITDA and Adjusted EBITDA reconciled to the most comparable GAAP financial measures for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2023	2022	2023	2022
Net income (loss)	$10,992	$4,445	$17,994	$(5,720)
Add back:
Depreciation and amortization	3,959	3,836	8,220	7,380
Interest expense	1,013	1,439	2,654	2,929
Provision (benefit) for income taxes	4,229	1,517	7,170	(4,495)
EBITDA	$20,193	$11,237	$36,038	$94
Add back:
Restructuring and transaction costs(1)	693	2,203	693	2,802
Other (income) expense, net(2)	(346)	756	(710)	961
Stock-based compensation expense(3)	2,105	2,818	4,852	26,541
Stock-based compensation payroll tax expense(4)	—	7	220	305
LTIP bonus(5)	160	174	304	558
Amortization of inventory step-up(6)	—	1,191	—	1,344
Adjusted EBITDA	$22,805	$18,386	$41,397	$32,605

(1)	Reflects the “Restructuring and transaction costs” line item on our consolidated statement of operations, which primarily includes transaction costs composed of legal and consulting fees, and $1.0 million paid to Kanders & Company, Inc., a company

32

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

controlled by our Chief Executive Officer, for services related to the acquisition of Cyalume, which is included in related party expense in the Company’s consolidated statements of operations for the three and six months ended June 30, 2022.
(2)	Reflects the “Other (income) expense, net” line item on our consolidated statement of operations and primarily includes gains and losses on foreign currency transactions.
(3)	Reflects compensation expense related to equity and liability classified stock-based compensation plans.
(4)	Reflects payroll taxes associated with vested stock-based compensation awards.
(5)	Reflects the cost of a cash-based long-term incentive plan awarded to employees that vests over three years.
(6)	Reflects amortization expense related to the step-up inventory adjustment recorded as a result of our recent acquisitions.

Adjusted EBITDA increased by $4.4 million for the three months ended June 30, 2023 as compared to 2022, primarily due to an increase in gross profit and the Cyalume acquisition. Adjusted EBITDA increased by $8.8 million for the six months ended June 30, 2023 as compared to 2022, primarily due to an increase in net sales, an increase in gross profit margin and recent acquisitions.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity refers to our ability to generate sufficient cash flows to meet the cash requirements of our business operations, including working capital needs, capital expenditures, debt service, acquisitions and other commitments. Our principal sources of liquidity have been cash provided by operating activities, cash on hand and amounts available under our revolving loans.

For the six months ended June 30, 2023, net cash provided from operating activities totaled $28.3 million and as of June 30, 2023, cash and cash equivalents totaled $55.8 million. We believe that our cash flows from operations and cash on hand, and available borrowing capacity under our existing credit facilities (as described below) will be adequate to meet our liquidity requirements for at least the 12 months following the date of this Quarterly Report on Form 10-Q. Our future capital requirements will depend on several factors, including future acquisitions and investments in our manufacturing facilities and equipment. We could be required, or could elect, to seek additional funding through public or private equity or debt financings; however, additional funds may not be available on terms acceptable to us, if at all.

Debt

As of June 30, 2023 and December 31, 2022, we had $142.7 million and $149.7 million in outstanding debt, net of debt discounts and debt issuance costs, respectively, primarily related to the term loan facilities.

2021 Credit Agreement

On August 20, 2021 (the “Closing Date”), the Company refinanced its existing credit facilities and entered into a new credit agreement whereby Safariland, LLC, as borrower (the “Borrower”), the Company and certain domestic subsidiaries of the Borrower, as guarantors (the “Guarantors”), closed on and received funding under a credit agreement (initially entered into on July 23, 2021), pursuant to a First Amendment to Credit Agreement (collectively, the “2021 Credit Agreement”) with PNC Bank, National Association (“PNC”), as administrative agent, and the several lenders from time to time party thereto (together with PNC, the “Lenders”) pursuant to which the Borrower (i) borrowed $200.0 million under a term loan (the “Term Loan”), and (ii) may borrow up to $100.0 million under a revolving credit facility (including up to $15.0 million for letters of credit and up to $10.0 million for swing line loans) (the “Revolving Loan”). Each of the Term Loan and the Revolving Loan mature on July 23, 2026. Commencing December 31, 2021, the New Term Loan requires scheduled quarterly payments in amounts equal to 1.25% per quarter of the original aggregate principal amount of the Term Loan, with the balance due at maturity. The 2021 Credit Agreement is guaranteed, jointly and severally, by the Guarantors and, subject to certain exceptions, secured by a first-priority security interest in substantially all of the

33

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

assets of the Borrower and the Guarantors pursuant to a Security and Pledge Agreement and a Guaranty and Suretyship Agreement, each dated as of the Closing Date.

There were no amounts outstanding under the Revolving Loan as of June 30, 2023 and December 31, 2022. As of June 30, 2023, there were $2.6 million in outstanding letters of credit and $97.4 million of availability.

The Borrower may elect to have the Revolving Loan and Term Loan under the 2021 Credit Agreement bear interest at a base rate or LIBOR, in each case, plus an applicable margin. However, in connection with the market transition away from applicable LIBOR rates to SOFR, on May 31, 2023, the Company, the Borrowers and the Lenders entered into the third amendment to the 2021 Credit Agreement (the “Third Amendment”) pursuant to which the 2021 Credit Agreement was amended to implement the SOFR rates. The applicable margin for these borrowings ranges from 0.50% to 1.50% per annum, in the case of base rate borrowings, and 1.50% to 2.50% per annum, in the case of SOFR (and prior to May 31, 2023, on LIBOR) borrowings, in each case based upon the level of the Company’s consolidated total net leverage ratio.

The 2021 Credit Agreement also contains customary representations and warranties, and affirmative and negative covenants, including limitations on additional indebtedness, dividends, and other distributions, entry into new lines of business, use of loan proceeds, capital expenditures, restricted payments, restrictions on liens on the assets of the Borrowers or any Guarantor, transactions with affiliates, amendments to organizational documents, accounting changes, sale and leaseback transactions, dispositions, and mandatory prepayments in connection with certain liquidity events. The 2021 Credit Agreement contains certain restrictive debt covenants, which require us to: (i) maintain a minimum fixed charge coverage ratio of 1.25 to 1.00, starting with the quarter ended December 31, 2021, which is to be determined for each quarter end on a trailing four quarter basis and (ii) maintain a quarterly maximum consolidated total net leverage ratio of 3.75 to 1.00 from the quarter ended December 31, 2021 until the quarter ended September 30, 2022, and thereafter 3.50 to 1.00, which is in each case to be determined on a trailing four quarter basis; provided that under certain circumstances and subject to certain limitations, in the event of a material acquisition, we may temporarily increase the consolidated total net leverage ratio by up to 0.50 to 1.00 for four fiscal quarters following such acquisition. The 2021 Credit Agreement contains customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the 2021 Credit Agreement may be accelerated and the Lenders could foreclose on their security interests in the assets of the Borrowers and the Guarantors. As of August 4, 2023, there were no amounts outstanding under the Revolving Loan.

The foregoing description of the 2021 Credit Agreement, as amended, does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.15, 10.16 and 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2022 as well to Exhibit 10.1 attached to this Quarterly Report on Form 10-Q, and are incorporated herein by reference as though fully set forth herein.

Canadian Credit Facility

On October 14, 2021, Med-Eng Holdings ULC and Pacific Safety Products Inc., the Company’s Canadian subsidiaries, as borrowers (the “Canadian Borrowers”), and Safariland, LLC, as guarantor (the “Canadian Guarantor”), closed on a line of credit pursuant to a Loan Agreement (the “Canadian Loan Agreement”) and a Revolving Line of Credit Note (the “Note”) with PNC Bank Canada Branch (“PNC Canada”), as lender pursuant to which the Canadian Borrowers may borrow up to CDN$10.0 million under a revolving line of credit (including up to $3.0 million for letters of credit) (the “Revolving Canadian Loan”). The Revolving Canadian Loan matures on July 23, 2026. The Canadian Loan Agreement is guaranteed by the Canadian Guarantor pursuant to a Guaranty and Suretyship Agreement.

The Canadian Borrowers may elect to have borrowings either in United States dollars or Canadian dollars under the Canadian Loan Agreement, which will bear interest at a base rate or LIBOR, in each case, plus an applicable margin, in the case of borrowings in United States dollars, or at a Canadian Prime Rate (as announced from time to time by PNC Canada) or a Canadian deposit offered

34

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

rate (“CDOR”) as determined from time to time by PNC Canada in accordance with the Canadian Loan Agreement. The applicable margin for these borrowings will range from 0.50% to 1.50% per annum, in the case of base rate borrowings and Canadian Prime Rate borrowings, and 1.50% to 2.50% per annum, in the case of LIBOR borrowings and CDOR borrowings. The Canadian Loan Agreement also requires the Canadian Borrowers to pay (i) an unused line fee on the unused portion of the loan commitments in an amount ranging between 0.175% and 0.25% per annum, based upon the level of the Company’s consolidated total net leverage ratio, and (ii) an upfront fee equal to 0.25% of the principal amount of the Note.

There were no amounts outstanding under the Revolving Canadian Loan as of June 30, 2023.

The Canadian Loan Agreement also contains customary representations and warranties, and affirmative and negative covenants, including, among others, limitations on additional indebtedness, entry into new lines of business, entry into guarantee agreements, making of any loans or advances to, or investments in, any other person, restrictions on liens on the assets of the Canadian Borrowers and mergers, transfers of assets and acquisitions. The Canadian Loan Agreement and Note also contain customary events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, failure to make payment on, or defaults with respect to, certain other material indebtedness, bankruptcy and insolvency events, material judgments and change of control provisions. Upon the occurrence of an event of default, and after the expiration of any applicable grace period, payment of any outstanding loans under the Canadian Loan Agreement may be accelerated. As of August 4, 2023, there were no amounts outstanding under the Revolving Canadian Loan.

The foregoing description of the Canadian Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Canadian Loan Agreement, which is Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2022, and is incorporated herein by reference as though fully set forth herein.

Cash Flows

The following table presents a summary of our cash flows for the periods indicated:

	Six Months Ended June 30,
(in thousands)	2023	2022
Net cash provided by operating activities	$28,269	$25,018
Net cash used in investing activities	(2,198)	(57,512)
Net cash (used in) provided by financing activities	(15,907)	27,355
Effects of foreign exchange rates on cash and cash equivalents	332	144
Change in cash and cash equivalents	10,496	(4,995)
Cash and cash equivalents, beginning of period	45,286	33,857
Cash and cash equivalents, end of period	$55,782	$28,862

Net cash provided by operating activities

During the six months ended June 30, 2023, net cash provided by operating activities of $28.3 million resulted primarily from net income of $18.0 million, a $8.2 million add back to net income for depreciation and amortization, a $4.9 million add back to net income for stock-based compensation and changes in operating assets and liabilities of $2.0 million. Changes in operating assets and liabilities were primarily driven by a decrease in accounts receivable of $7.6 million, an increase in inventories of $12.0 million and a decrease in prepaid expenses and other assets of $3.4 million.

During the six months ended June 30, 2022, net cash provided by operating activities of $25.0 million resulted primarily from net loss of $10.2 million, a $26.3 million add back to net loss for stock-based compensation, a $7.4 million add back to net loss for depreciation and amortization and changes in operating assets and liabilities of $4.6 million. Changes in operating assets and liabilities were primarily driven by an increase in accounts receivable of $3.2 million, a decrease in prepaid expenses and other assets of $3.6 million and a decrease in accounts payable and other liabilities of $3.5 million.

35

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Net cash used in investing activities

During the six months ended June 30, 2023, we used $2.2 million of cash in investing activities, primarily consisting of $2.4 million for purchases of property and equipment.

During the six months ended June 30, 2022, we used $57.5 million of cash in investing activities, consisting of $19.4 million for the acquisition of Radar, $35.7 for the acquisition of Cyalume and $2.5 million for purchases of property and equipment.

Net cash (used in) provided by financing activities

During the six months ended June 30, 2023, we used $15.9 million of cash in financing activities, primarily consisting of principal payments on term loans of $5.0 million, taxes paid in connection with employee stock transactions of $2.7 million and dividends distributed of $6.0 million.

During the six months ended June 30, 2022, net cash provided by financing activities of $27.4 million resulted primarily from proceeds from secondary offering of $49.7 million, partially offset by principal payments on term loans of $5.0 million, taxes paid in connection with employee stock transactions of $6.2 million and dividends distributed of $5.5 million.

Contractual Obligations

Our long-term contractual obligations generally include our debt and related interest payments and operating and finance lease payments for our property and equipment, and are expected to be funded from cash-on-hand, cash from operations and availability under our existing credit facilities. There were no significant changes to our contractual obligations from those disclosed in the Annual Report on Form 10-K for the year ended December 31, 2022.

Off-Balance Sheet Arrangements

We do not engage in off-balance sheet financing arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

CRITICAL ACCOUNTING POLICIES AND SIGNIFICANT JUDGMENTS AND ESTIMATES

Our consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. Preparation of the financial statements requires us to make judgments, estimates and assumptions that impact the reported amount of net sales and expenses, assets and liabilities and the disclosure of contingent assets and liabilities. We consider an accounting judgment, estimate or assumption to be critical when the estimate or assumption is complex in nature or requires a high degree of judgment and when the use of different judgments, estimates and assumptions could have a material impact on our consolidated financial statements. While our significant accounting policies are described in more detail in notes in our consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

There have been no significant changes to our critical accounting policies as described in our Annual Report on Form 10-K for the year ended December 31, 2022.

Recently Adopted and Issued Accounting Pronouncements

Recently issued and adopted accounting pronouncements are described in notes to our audited consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q.

36

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, presenting only two years of audited financial statements, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation, and an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or golden parachute arrangements.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this provision of the JOBS Act. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies. Therefore, our consolidated financial statements may not be comparable to those of companies that comply with new or revised accounting pronouncements as of public company effective dates.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We have in the past and may in the future be exposed to certain market risks, including interest rate, foreign currency exchange in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial condition or results of operations due to adverse changes in financial market prices and rates. These risks are not significant to our results of operations, but they may be in the future. We do not hold or issue financial instruments for speculative or trading purposes. There have not been material changes in market risk exposures as of June 30, 2023.

Interest rate risk

Changes in interest rates affect the amount of interest expense we are required to pay on our floating rate debt. As of June 30, 2023, we had $143.6 million in outstanding floating rate debt, which bears interest at one-month SOFR (5.16% as of June 30, 2023) plus 1.75%.

We entered into the Swap Agreements to convert a portion of the interest rate exposure on our floating rate debt from variable to fixed and designated them as cash flow hedges. Under the terms of the Swap Agreements, we receive payments based on the 1-month SOFR. A portion of the amount included in accumulated other comprehensive income is reclassified into interest expense, net as a yield adjustment as interest is either paid or received on the hedged debt. The fair value of our Swap Agreements is based upon Level 2 inputs. We have considered our own credit risk and the credit risk of the counterparties when determining the fair value of our Swap Agreements.

We performed a sensitivity analysis on the principal amount of debt as of June 30, 2023, as well as the effect of our Swap Agreements. Further, in this sensitivity analysis, the change in interest rates is assumed to be applicable for an entire year. On an annual basis, a change of 100 basis points in the applicable interest rate would cause a change in interest expense of $1.4 million on the principal amount of debt, and have would have an immaterial effect when including the effect of our Swap Agreements.

As of June 30, 2023, we had the following Swap Agreements (in thousands):

Effective Date	Notional Amount	Fixed Rate
September 30, 2021 through July 23, 2026	$100,000	0.812%
May 31, 2023 through July 23, 2026	$50,000	3.905%

During the six months ended June 30, 2023, there were no interest rate swap agreements that expired.

37

CADRE HOLDINGS, INC.

MANAGEMENT DISCUSSION AND ANALYSIS

(in thousands, except share and per share amounts)

Foreign currency exchange rate risk

Our operations are geographically diverse and we are exposed to foreign currency exchange risk primarily for the Canadian dollar and Mexican peso, related to our transactions and our subsidiaries’ balances that are denominated in currencies other than the U.S. dollar, our functional currency. We do not currently hedge our foreign currency transaction or translation exposure, though we have done so in the past and may do so in the future. Significant currency fluctuations could impact the comparability of our results of operations between periods. A 10% increase or decrease in the value of the Canadian dollar to the U.S. dollar would have caused our reported net sales to increase or decrease by approximately $0.4 million and $0.6 million for the three and six months ended June 30, 2023. A 10% increase or decrease in the value of the Canadian dollar to the U.S. dollar would have caused our reported net income to increase or decrease by approximately $0.1 million and $0.1 million for the three and six months ended June 30, 2023, excluding unrealized gains or losses from remeasurement. A 10% increase or decrease in the value of the Mexican peso to the U.S. dollar would have caused our reported net income to increase or decrease by approximately $0.6 million and $1.2 million for the three and six months ended June 30, 2023, excluding unrealized gains or losses from remeasurement.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s management carried out an evaluation, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, its principal executive officer and principal financial officer, respectively, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a-15(c) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) as of June 30, 2023, pursuant to Exchange Act Rule 13a-15. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in reports we file or submit under the Exchange Act is (i) recorded, processed, summarized, evaluated and reported, as applicable, within the time periods specified in the SEC’s rules and forms, and (ii) accumulated and communicated to the appropriate management on a basis that permits timely decisions regarding disclosure. Based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures as of June 30, 2023 were effective.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting during the quarter ended June 30, 2023 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Limitations on Effectiveness of Controls and Procedures

Our management, including our principal executive officer and principal financial officer, does not expect that our disclosure controls can prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. There are inherent limitations in all control systems, including the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of one or more persons. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential conditions. Because of the inherent limitations in any control system, misstatements due to error or fraud may occur and not be detected.

38

PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

Refer to Note 7 of the Notes to Consolidated Financial Statements included in Part I, Item 1 of this Quarterly Report on Form 10-Q, which is incorporated herein by reference.

ITEM 1A. RISK FACTORS

There have been no material changes in our risk factors from those disclosed in Part I, Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

ITEM 6. EXHIBITS

Exhibit No.	Description
10.1*

Third Amendment to Credit Agreement, dated May 31, 2023, by and among Cadre Holdings, Inc., certain of its domestic subsidiaries, as guarantors, PNC Bank, National Association, administrative agent, and the several lenders from time to time party thereto.

10.2

Underwriting Agreement, dated as of June 5, 2023, by and among Cadre Holdings, Inc., the selling stockholder named therein, and BofA Securities, Inc., as representative of the several underwriters named therein (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on June 8, 2023).

31.1*	Certification of Principal Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith
**

Furnished herewith. The certifications attached as Exhibits 32.1 and 32.2 that accompany this Quarterly Report on Form 10-Q are deemed furnished and not filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Quarterly Report on Form 10-Q, irrespective of any general incorporation language contained in such filing.

39

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CADRE HOLDINGS, INC.
Date: August 8, 2023	By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer
(Principal Executive Officer)

Date: August 8, 2023	By:	/s/ Blaine Browers
	Name:	Blaine Browers
	Title:	Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

40

Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of May 31, 2023 (this “Agreement”), is entered into by and among SAFARILAND, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and PNC BANK, NATIONAL ASSOCIATION in its capacities as Administrative Agent, Swingline Loan Lender and Issuing Lender.

RECITALS

A.The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Administrative Agent have entered into that certain Credit Agreement, dated as of July 23, 2021 (as amended, restated, amended and restated, modified, supplemented, increased and extended from time to time prior to the date hereof, the “Existing Credit Agreement”).

B.The Borrower has requested certain amendments to the Existing Credit Agreement.

C.The Lenders have agreed to provide the requested amendments to the Existing Credit Agreement, subject to the terms and conditions hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein and not otherwise defined herein (including in the introductory paragraph and recitals) shall have the meanings given to such terms in the Credit Agreement attached hereto as Exhibit A (the “Amended Credit Agreement”).

2.Amendments to Existing Credit Agreement.

(a)Upon Effectiveness of this Agreement:

(i)The Existing Credit Agreement (other than the schedules, exhibits or appendices thereto) is hereby amended in its entirety to read in the form attached hereto as Annex I.

(ii)Exhibit G to the Existing Credit Agreement is amended in its entirety in the form attached hereto as Annex II.

(b)Notwithstanding the foregoing, the terms of the Existing Credit Agreement (immediately prior to giving effect to this Agreement) applicable to Loans under the LIBOR Rate Option (as defined in the Existing Credit Agreement immediately prior to giving effect to this Agreement) shall continue in full force and effect and shall continue to apply to each such Loan with an Interest Period (as defined in the Credit Agreement immediately prior to giving effect to this Agreement) that commenced prior to the date hereof until the expiration of such Interest Period for each such Loan following the date hereof.

3.Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)Agreement.  Receipt by the Administrative Agent of a counterpart of this Agreement signed by the Administrative Agent, each Lender, the Borrower and the Guarantors.

(b)Administrative Agent Fees and Expenses.  Receipt by the Administrative Agent of all fees and other amounts due and payable on or prior to the date hereof, including, without limitation, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower pursuant to Section 4 of this Agreement.

4.Expenses.  The Borrower agrees to pay all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) with respect to the preparation, execution and delivery of this Agreement to the extent such are required to be reimbursed or paid by the Borrower pursuant to Section 12.3 of the Existing Credit Agreement.

5.Miscellaneous.

(a)This Agreement shall be deemed to be, and is, a Loan Document.

(b) Effective as of the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Amended Credit Agreement.

(c)Except as expressly modified by this Agreement, the Existing Credit Agreement, the Loan Documents and the obligations of each Loan Party thereunder and under the other Loan Documents are hereby ratified and confirmed and shall continue and remain in full force and effect according to their terms.

(d)Each of the Loan Parties (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Existing Credit Agreement or the other Loan Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Loan Documents, (iv) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents and (v) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting.

(e)Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)the execution, delivery and performance by such Loan Party of this Agreement are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action, as applicable;

(ii)this Agreement has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii)the execution, delivery and performance by such Loan Party of this Agreement do not require any consent or approval of, registration or filing with, notice to, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect;

2

(iv)after giving effect to this Agreement, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date; and

(v)after giving effect to this Agreement, no Default or Event of Default exists.

(f)This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission or by any other electronic imaging means (including .pdf), shall be effective as delivery of a manually executed counterpart of this Agreement.

(g)THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

6.No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

[Signature pages follow.]

3

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	SAFARILAND, LLC,
a Delaware limited liability company

	By:	/s/ Chad Appleby
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

GUARANTORS:	CADRE HOLDINGS, INC.,
a Delaware corporation

	By:	/s/ Chad Appleby
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

SAFARILAND GLOBAL SOURCING, LLC,
a Delaware limited liability company

	By:	/s/ Chad Appleby
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

GH ARMOR SYSTEMS INC.,
a Delaware corporation

	By:	/s/ Chad Appleby
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

HORSEPOWER, LLC,
a Delaware limited liability company

	By:	/s/ Chad Appleby
	Name:	Chad Appleby
	Title:	Vice President, Tax and Treasurer

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

SENCAN HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

MED-ENG, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

ATLANTIC TACTICAL, INC.,
a Pennsylvania corporation

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

SAFARILAND DISTRIBUTION, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

UNITED UNIFORM DISTRIBUTION, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

LAWMEN’S DISTRIBUTION, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

DEFENSE TECHNOLOGY, LLC,
a Delaware limited liability company

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

CYALUME TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

CT SAS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Chad Appleby
Name:	Chad Appleby
Title:	Vice President, Tax and Treasurer

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:	PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent, as Swingline Loan Lender, as an Issuing Lender and as a Lender

	By:	/s/ James Cullen
	Name:	James Cullen
	Title:	Senior Vice President

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

LENDER:	BANK OF AMERICA, N.A.,
as a Lender and an Issuing Lender

	By:	/s/ Robert Riechmann
	Name:	Robert Riechmann
	Title:	Senior Vice President

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

LENDER:	REGIONS BANK,
as a Lender

	By:	/s/ Mike Roane
	Name:	Mike Roane
	Title:	Director

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

LENDER:	U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Dustin Shepherd
	Name:	Dustin Shepherd
	Title:	Vice President

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

LENDER:	SOUTH STATE BANK, N.A.,
as a Lender

	By:	/s/ Michael R. Butler
	Name:	Michael R. Butler
	Title:	Senior Vice President

SAFARILAND, LLC
THIRD AMENDMENT TO CREDIT AGREEMENT

ANNEX I

Published CUSIP Number:	78636LAA9
Revolving Credit CUSIP Number:	78636LAB7
Term Loan A CUSIP Number:	78636LAC5

CREDIT AGREEMENT

by and among

SAFARILAND, LLC

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent, Swingline Loan Lender and an Issuing Lender

BANK OF AMERICA, N.A.,

as Syndication Agent and an Issuing Lender

PNC CAPITAL MARKETS LLC

and

BOFA SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

Dated as of July 23, 2021

		Page
Article 1 CERTAIN DEFINITIONS		1
1.1	Certain Definitions	1
1.2	Construction	44
1.3	Accounting Principles; Changes in GAAP	44
1.4	Benchmark Replacement Notification	44
1.5	Limited Condition Transactions	45
Article 2 REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES		45
2.1	Revolving Credit Commitments	45
2.2	Nature of Lenders’ Obligations with Respect to Revolving Credit Loans	46
2.3	Commitment Fees	46
2.4	Termination or Reduction of Revolving Credit Commitments	46
2.5	Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests	47
2.6	Making Revolving Credit Loans and Swingline Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans	48
2.7	Notes	49
2.8	Letter of Credit Subfacility	50
Article 3 TERM LOANS		56
3.1	Term Loan Commitments	56
3.2	Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms	56
Article 4 INTEREST RATES		57
4.1	Interest Rate Options	57
4.2	Interest Periods	58
4.3	Interest After Default	58
4.4	Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting	59
4.5	Selection of Interest Rate Options	61
Article 5 PAYMENTS; Taxes; Yield maintenance; ETC.		61
5.1	Payments	61
5.2	Voluntary Prepayments	62
5.3	Mandatory Prepayments	62
5.4	Pro Rata Treatment of Lenders	63
5.5	Sharing of Payments by Lenders	64
5.6	Administrative Agent’s Clawback	64
5.7	Interest Payment Dates	65
5.8	Increased Costs	65
5.9	Taxes	66
5.10	Indemnity	70
5.11	Settlement Date Procedures	70
5.12	Cash Collateral	71
5.13	Replacement of a Lender	71
5.14	Designation of a Different Lending Office	72
5.15	Defaulting Lenders	72
5.16	Maturity Extensions	74
5.17	Incremental Loans	76

i

Table of Contents (continued)

Page

Article 6 REPRESENTATIONS AND WARRANTIES		80
6.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	80
6.2	Loan Parties; Subsidiaries and Owners; Investment Companies	81
6.3	Validity and Binding Effect	81
6.4	No Conflict; Material Agreements; Consents	81
6.5	Litigation	82
6.6	Financial Statements	82
6.7	No Material Adverse Change	82
6.8	Margin Stock	82
6.9	Full Disclosure	82
6.10	Taxes	83
6.11	Intellectual Property	83
6.12	Ownership of Property; Liens in the Collateral	83
6.13	Insurance	84
6.14	ERISA Compliance	84
6.15	Environmental Matters	84
6.16	Solvency	85
6.17	Sanctions and other Anti-Terrorism Laws	85
6.18	Anti-Corruption Laws	85
6.19	Certificate of Beneficial Ownership	85
6.20	No Affected Financial Institutions	85
6.21	Surety Obligations	86
6.22	Subordination of Subordinated Debt	86
6.23	No Casualty	86
Article 7 CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT		86
7.1	Conditions to Effectiveness	86
7.2	Conditions to Funding Date	87
7.3	Each Loan or Letter of Credit	89
Article 8 AFFIRMATIVE COVENANTS		89
8.1	Preservation of Existence, Etc	89
8.2	Payment of Liabilities, Including Taxes, Etc	90
8.3	Maintenance of Insurance	90
8.4	Maintenance of Properties and Leases	90
8.5	Inspection Rights	90
8.6	Keeping of Records and Books of Account	90
8.7	Compliance with Laws; Use of Proceeds	91
8.8	Additional Subsidiaries; Further Assurances	91
8.9	Sanctions and other Anti-Terrorism Laws	93
8.10	Keepwell	93
8.11	Reporting Requirements	94
8.12	Certificates; Notices; Additional Information	94
8.13	Certificate of Beneficial Ownership and Other Additional Information	96
8.14	Post-Closing Covenant	96
Article 9 NEGATIVE COVENANTS		97
9.1	Indebtedness	97
9.2	Liens	99

Table of Contents (continued)

Page

9.3	Loans and Investments	99
9.4	Dividends and Related Distributions	100
9.5	Liquidations, Mergers, Consolidations, Acquisitions	101
9.6	Dispositions of Assets or Subsidiaries	101
9.7	Affiliate Transactions	102
9.8	Subsidiaries, Partnerships and Joint Ventures	102
9.9	Continuation of or Change in Business	102
9.10	Accounting Changes; Change in Fiscal Year	102
9.11	Changes to Organizational Documents	102
9.12	Minimum Consolidated Fixed Charge Coverage Ratio	102
9.13	Maximum Consolidated Total Net Leverage Ratio	102
9.14	Limitation on Negative Pledges and Restrictive Agreements	103
9.15	Subordinated Indebtedness	103
9.16	Agreements Restricting Dividends	104
9.17	Sanctions and other Anti-Terrorism Laws	104
9.18	Use of Proceeds	104
9.19	Sale and Leaseback Transactions	104
9.20	Designation as Senior Debt	104
Article 10 DEFAULT		105
10.1	Events of Default	105
10.2	Consequences of Event of Default	107
10.3	Application of Proceeds	108
Article 11 THE ADMINISTRATIVE AGENT		109
11.1	Appointment and Authority	109
11.2	Rights as a Lender	110
11.3	Exculpatory Provisions	110
11.4	Reliance by Administrative Agent	111
11.5	Delegation of Duties	111
11.6	Resignation of Administrative Agent	111
11.7	Non-Reliance on Administrative Agent and Other Lenders	112
11.8	No Other Duties, Etc	112
11.9	Administrative Agent’s Fee	113
11.10	Administrative Agent May File Proofs of Claim	113
11.11	Collateral and Guaranty Matters	113
11.12	No Reliance on Administrative Agent’s Customer Identification Program	114
11.13	Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Other Lender Provided Financial Service Products and Canadian Subsidiary Obligations	114
11.14	ERISA Matters	114
11.15	Erroneous Payments	116
Article 12 MISCELLANEOUS		118
12.1	Modifications, Amendments or Waivers	118
12.2	No Implied Waivers; Cumulative Remedies	120
12.3	Expenses; Indemnity; Damage Waiver	120
12.4	Holidays	122
12.5	Notices; Effectiveness; Electronic Communication	122
12.6	Severability	124

Table of Contents (continued)

Page

12.7	Duration; Survival	124
12.8	Successors and Assigns	124
12.9	Confidentiality	128
12.10	Counterparts; Integration; Effectiveness; Electronic Execution	129
12.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL	129
12.12	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	130
12.13	USA PATRIOT Act Notice	131
12.14	Acknowledgement Regarding Any Supported QFCs	131

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(D)	-	PERMITTED LIENS
SCHEDULE 6.2	-	SUBSIDIARIES
SCHEDULE 6.11	-	INTELLECTUAL PROPERTY
SCHEDULE 6.15	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 6.21	-	SURETY OBLIGATIONS
SCHEDULE 9.1	-	EXISTING INDEBTEDNESS
SCHEDULE 9.3	-	EXISTING INVESTMENTS
SCHEDULE 9.7	-	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT A	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B	-	GUARANTOR JOINDER
EXHIBIT C	-	REVOLVING CREDIT NOTE
EXHIBIT D	-	SWINGLINE LOAN NOTE
EXHIBIT E	-	TERM NOTE
EXHIBIT F		PERMITTED ACQUISITION CERTIFICATE
EXHIBIT G	-	LOAN REQUEST
EXHIBIT H	-	SWINGLINE LOAN REQUEST
EXHIBIT I-1	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-2	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-3	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT I-4	-	U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
EXHIBIT J	-	COMPLIANCE CERTIFICATE

2

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of July 23, 2021 and is made by and among SAFARILAND, LLC, a Delaware limited liability company (the “Borrower”), the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), the Issuing Lenders (as hereinafter defined) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Administrative Agent (as hereinafter defined), Swingline Loan Lender (as hereinafter defined) and an Issuing Lender (as hereinafter defined).

The Borrower initially requested the Lenders to provide (i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $100,000,000, including therein a Swingline Loan (as hereinafter defined) subfacility and a Letter of Credit (as hereinafter defined) subfacility and (ii) a $150,000,000 term loan facility.

After the Closing Date, but prior to the Funding Date, the Borrower has requested that the $150,000,000 term loan facility be increased by $50,000,000 to $200,000,000 pursuant to the terms of the First Amendment.

In consideration of their mutual covenants and agreements hereinafter specified and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

1.1Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Acquisition” means any transaction, or any series of related transactions, by which any Loan Party or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Commitment Lender” means as is specified in Section 5.16(d).

“Administrative Agent” means PNC Bank, National Association, in its capacity as administrative agent hereunder or any successor administrative agent.

“Administrative Agent’s Fee” means as is specified in Section 11.9.

“Administrative Agent’s Letter” means as is specified in Section 11.9.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” means as is specified in Section 12.5(d)(ii).

“Agreement” means this Credit Agreement, as the same may be amended, supplemented, modified or restated from time to time, including all schedules and exhibits.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations administered or enforced in any jurisdiction in which Holdings or any of its Subsidiaries conduct business.

“Anti-Terrorism Law” means any Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.

“Applicable Margin” means the corresponding percentages per annum as specified under and in accordance with the terms set forth below based on the Consolidated Total Net Leverage Ratio:

Level	Consolidated Total Net Leverage Ratio	Commitment Fee	Letter of Credit Fee	Base Rate Spread	Term SOFR Rate Spread
I	Less than 1.50 to 1.00	0.175%	1.50%	0.50%	1.50%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.175%	1.75%	0.75%	1.75%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.200%	2.00%	1.00%	2.00%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.225%	2.25%	1.25%	2.25%
V	Greater than or equal to 3.00 to 1.00	0.250%	2.50%	1.50%	2.50%

For purposes of determining the Applicable Margin:

(a)The Applicable Margin shall be determined on the Funding Date based on Pricing Level V.

(b)The Applicable Margin shall be recomputed as of the end of each Fiscal Quarter ending after the Funding Date based on the Consolidated Total Net Leverage Ratio as of such quarter end.  Any increase or decrease in the Applicable Margin computed as of a quarter end shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 8.12(a).  If a Compliance Certificate is not delivered when due in accordance with such Section 8.12(a), then the rates in Level V shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

(c)If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Total Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) if a proper calculation of the Consolidated Total Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower or Holdings under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any Issuing Lender, as the case may be, under Section 2.8 or Section 4.3 or Article 10.  The Borrower’s obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary thereof, including, in each case, by way of an LLC Division (or the granting of any option or other right to do any of the foregoing), any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Loan Party or any Subsidiary thereof, any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.  The term “Asset Disposition” shall not include (a) the sale of inventory in the Ordinary Course of Business, (b) the transfer of assets to the Borrower or any Guarantor (other than Holdings) pursuant to any other transaction permitted pursuant to Section 9.5, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the Ordinary Course of Business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Swap, (e) dispositions of cash or Investments in cash and Cash Equivalents, (f) the transfer by any Loan Party of its assets to any other Loan Party, (g) the transfer by any non-Loan Party Subsidiary of its assets to any Loan Party (provided that in connection with any new transfer, such Loan Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (h) the transfer by any non-Loan Party Subsidiary of its assets to any other non-Loan Party Subsidiary, (i) the sale or disposition for fair market value of obsolete or worn out property or other property not necessary for operations of the Borrower and its Subsidiaries disposed of in the Ordinary Course of Business, (j) licenses, sublicenses, leases or subleases granted to others in the Ordinary Course of Business or not interfering in any material respect with the business of the Borrower or any Subsidiary, (k) the disposition of Equity Interests of any Subsidiary in order to qualify members of the governing body of such Subsidiary if required by applicable Law, (l) sales, transfers and dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business (but not, for purposes of clarity, in connection with any receivables sale or factoring program or facility), (m) sales, transfers and dispositions of or constituting Permitted Investments, (n) Sale and Leaseback Transactions solely to the extent permitted by Section 9.19, (o) dispositions resulting from any Recovery Event, (p) the abandonment or the discontinuation of the use of any Intellectual Property (including any application or right to file any application with respect thereto) that is not used in, useful to, or material to the business of the Loan Parties and its Subsidiaries, or (q) the subcontracting or assignment of manufacturing or other production rights under customer contracts to a Loan Party or wholly-owned Subsidiary for purposes relating to the manufacture, production or delivery of inventory or the transfer or assignment of customer or Loan Party information, data, know how, tooling, materials or inventory required in connection with performing such agreements in the Ordinary Course of Business.

“Assignment and Assumption Agreement” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.8), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Authorized Officer” means, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any manager or the members (as applicable) in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of such Loan Party required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.4(d)(iv).

“Bail-In Action” means the exercise of any Write-down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.50%, (ii) the Prime Rate, and (iii) the Daily Simple SOFR, plus the SOFR Adjustment, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero.  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.  Notwithstanding anything to the contrary contained herein, in the case of any event specified in Section 4.4(a) or Section 4.4(b), to the extent any such determination affects the calculation of the Base Rate, the definition hereof shall be calculated without reference to clause (iii) until the circumstances giving rise to such event no longer exist.

“Base Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in either Section 4.1(a)(i) or Section 4.1(c)(i), as applicable.

“Benchmark” means, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4(d)(i).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment; and

(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement , the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1)

or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate,  all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4(d) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4(d).

“Beneficial Owner” means, for the Borrower, each of the following:  (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

“Borrower” means as is specified in the introductory paragraph.

“Borrowing Date” means, with respect to any Loan, the date of the making, renewal or conversion thereof, which shall be a Business Day.

“Borrowing Tranche” means specified portions of Loans consisting of simultaneous loans under the same Interest Rate Option, and in the case of Term SOFR Rate Loans, having the same Interest Period.  For the avoidance of doubt, (i) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche and (d) all Term Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

“Business Day” means any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed, or are in fact closed, for business in Pittsburgh, Pennsylvania (or, if otherwise, the Lending Office of the Administrative Agent); provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Canadian Bilateral Facility” means unsecured revolving Indebtedness of certain Canadian Subsidiaries of the Borrower owed to the Canadian Obligation Provider pursuant to bilateral credit documentation reasonably acceptable to the Administrative Agent in an aggregate amount not to exceed $10,000,000.

“Canadian Obligation Loan Documents” means all legal documentation entered into between the applicable Canadian Subsidiaries and the Canadian Obligation Provider in connection with the Canadian Subsidiary Obligations.

“Canadian Obligation Provider” shall have the meaning set forth in the definition of “Canadian Subsidiary Obligations”.

“Canadian Subsidiary Obligations” means all unpaid principal of, accrued and unpaid interest and fees and reimbursement obligations, and all expenses, reimbursements, indemnities and other obligations under or with respect to, any loans, letters of credit, acceptances, guarantees, overdraft facilities, other credit extensions or accommodations or similar obligations owing by any Foreign Subsidiary to PNC Bank or any office, branch or Affiliate of PNC Bank (each, a “Canadian Obligation Provider”) under the Canadian Bilateral Facility.

“Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a consolidated balance sheet of such Person.

“Capital Lease Obligations” of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) of real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person, and the amount of such obligations shall be the capitalized amount thereof.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Lender.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, such items described in clauses (a) through (e) of the definition of Permitted Investments.

“Cash Management Agreements” means as is specified in Section 2.6(f).

“Cash Management Bank” means any Person that (a) at the time it enters into an Other Lender Provided Financial Service Product, is a Lender or an Affiliate of a Lender or (b) or (b) at the time it (or its Affiliate) becomes a Lender, is a party to an Other Lender Provided Financial Service Product with a Loan Party or any Subsidiary, in each case, in its capacity as a party to such Other Lender Provided Financial Service Product (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“CEA” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Certificate of Beneficial Ownership”  means, for the Borrower, a certificate in form and substance acceptable to the Administrative Agent (as amended or modified by the Administrative Agent from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of such Borrower.

“Cessation Announcements” means as is specified in Section 4.4(d)(i).

“CFC Debt” means intercompany loans, Indebtedness or receivables owed or treated as owed by one or more Foreign Subsidiaries.

“CFTC” means the Commodity Futures Trading Commission.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” means (a) prior to the Holdings IPO, Kanders SAF and its Controlled Investment Affiliates ceases to own and control, beneficially and of record, directly or indirectly, more than

50% of the Equity Interests in Holdings, (b) after the Holdings IPO, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35.0% of the Equity Interests of Holdings (other than Warren B. Kanders, any trust under which Warren B. Kanders has Control or is the primary beneficiary, or any entity that is Controlled by Warren B. Kanders); (ii) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (A) who were members of that board or equivalent governing body on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was nominated, appointed or approved by individuals referred to in clause (b)(ii)(A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (C) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clauses (b)(ii)(A) and (b)(ii)(B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (c) Holdings shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of the Borrower on a fully diluted basis; or (d) the Borrower shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances, 100% of the outstanding voting Equity Interests of each Guarantor (other than Holdings) on a fully diluted basis.

“CIP Regulations” means as is specified in Section 11.12.

“Class”, when used in reference to any Loan or borrowing, refers to whether such Loan, or the Loans comprising such borrowing, are Revolving Credit Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term Loan Commitment.

“Closing Date” means July 23, 2021.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations promulgated thereunder, as from time to time in effect.

“Collateral” means the personal and/or real property of any Person granted as collateral to secure the Obligations for the benefit of the Secured Parties.

“Collateral Documents” means the Security Agreement, any Control Agreement, and any other agreement, document or instrument granting a Lien in Collateral for the benefit of the Secured Parties.

“Commercial Letter of Credit” means any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the Ordinary Course of Business.

“Commitment” means, as to any Lender, its Revolving Credit Commitment, Term Loan Commitment and, in the case of PNC (in its capacity as the Swingline Loan Lender), its Swingline Loan Commitment (but not the aggregate of its Revolving Credit Commitment and its Swingline Loan Commitment), and Commitments means the aggregate of the Revolving Credit Commitments and Term Loan Commitments of all of the Lenders.

“Commitment Fee” means as is specified in Section 2.3.

“Communications” means as is specified in Section 12.5(d)(ii).

“Compliance Certificate” means as is specified in Section 8.12(a).

“Conforming Changes” means, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in its commercially reasonable judgment, may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period of determination, the sum of the following determined on a consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes; (ii) Consolidated Interest Expense; (iii) amortization and depreciation expense; (iv) losses arising from the sale of capital assets; (v) (A) non-cash compensation to officers, directors and employees paid in the form of Equity Interests to the extent permitted by Section 9.7 and (B) Qualified LTIP Accrual Amounts with respect to awards granted prior to the date of the Holdings IPO to officers, directors and employees in an aggregate amount not to exceed $2,000,000; (vi) non-cash facilities relocation costs, non-cash fees, non-cash expenses or non-cash charges relating to non-recurring plant shutdowns and discontinuance of operations and non-cash acquisition integration costs and fees but only to the extent constituting Permitted Pro Forma Adjustments; (vii) severance, retention, recruiting, relocation and signing bonuses and expenses, stock option and other equity-based compensation expenses, one-time compensation expenses, stay bonuses, any one-time compensation expenses relating to enhanced accounting and tax function and other similar transaction costs, including those associated with becoming a standalone entity or public company (including, without limitation, any such payments made in connection with the consummation of the Transactions or any other action not prohibited under the Loan Documents) but only to the extent constituting Permitted Pro Forma Adjustments; provided, however, that the aggregate amount such amounts added back pursuant to this clause (b)(vii) and clause (b)(viii) below shall not in any period exceed 25% of Consolidated EBITDA for any period (determined without giving effect to this clause (b)(vii) or clause (b)(viii)); (viii) (A) integration costs, transition costs, consolidation and closing costs for facilities, costs incurred in connection with any non-recurring strategic initiatives, acquisitions and non-recurring intellectual property development after the Closing Date, other business optimization expenses (including costs and expenses relating to business optimization programs, new systems design, technology upgrades and implementation costs), project start-up costs, pre-opening expenses and other restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Closing Date and to closure/consolidation of facilities, retention charges, systems establishment costs and excess pension charges), and other charges attributable to the undertaking and/or implementation of operating improvements, operating expense reductions, established cost savings initiatives and other strategic or operational initiatives, including transaction fees, costs and expenses incurred in connection with the foregoing, and (B) the amount of pro forma cost adjustments, cost savings, operating expense reductions, other operating expense improvements and cost synergies related to any Specified Transaction or the implementation of an operational initiative, operational change or cost reduction program after the Closing Date but only to the extent constituting Permitted Pro Forma Adjustments, net of the amount of actual benefits realized during such period from such actions; provided, that, the aggregate amount of such amounts added back to Consolidated EBITDA pursuant to this clause (b)(viii) and clause (b)(vii) above, taken together in the aggregate, shall not in any period exceed 25% of Consolidated EBITDA for any period (determined without giving effect to this clause (b)(viii) or clause (b)(vii)); (ix) any non-cash write-offs, write-downs or other non-cash charges of assets (excluding (A) any such charge that represents an accrual or reserve for a cash expenditure for a future period and (B) write-downs or write-offs of accounts receivable or inventory); (x) the effect on earnings of any write-downs of inventory following the closing of the Transactions or any Permitted Acquisition, in each case as a result of purchase accounting, in an aggregate amount not to exceed $5,000,000 for any single Permitted Acquisition; (xi) the amount of (A) any reserve or accrual for, or (B) any payments on account of, any acquisition-related Earnout Obligations or deferred purchase price of any kind in connection with Permitted Acquisitions (provided that any such amounts payable in cash constitute Subordinated Indebtedness and any such payments which are made in cash may only be added back if permitted pursuant to Section 9.15), in an amount not to exceed $10,000,000 for any single Permitted Acquisition and in an amount not to exceed $25,000,000 for all Permitted Acquisitions made during the term of this Agreement; (xii) any costs or expenses incurred by the Loan Parties and their Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholders agreement, solely to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Loan Parties or Net Cash Proceeds of the issuance of Equity Interests of the Loan Parties concurrently with, or within ten (10) days of, the incurrence of such costs or expenses; (xiii) any costs or expenses incurred by the Loan Parties to the extent either (A) cash reimbursement is received therefore from another Person within the same period in which the cost or expense is incurred or (B) the costs or expenses are indemnified by, or reimbursable from, a third party (provided, however, that if such costs or expenses are not reimbursed within sixty (60) days of the end of the applicable measurement period, then such costs and expenses shall not be added back); (xiv) costs and expenses incurred in connection with the Transactions or the Holdings IPO; (xv) any losses (net of gains) with respect to exchange rates or expenses or charges relating to currency valuation; (xvi) fees, costs and expenses incurred under or in connection with this Agreement for such period; (xvii) the cumulative effect of a change in accounting principles for such period that decreases Consolidated Net Income; (xviii) expenses paid in cash during such period in connection with the settlement of any litigation or claim involving Holdings or any of its Subsidiaries in an aggregate amount not to exceed $3,000,000 during the term of this Agreement; (xix) any loss resulting from the payment of Earnout Obligations; (xx) any net unrealized loss resulting in such period from obligations in respect of derivative instruments and the applicable of Statement of Financial Accounting Standards No. 133; and (xxi) extraordinary losses, less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period (other than clause (c)(iv)): (i) extraordinary gains, (ii) non-cash gains or non-cash items increasing Consolidated Net Income, (iii) gains arising from the sale of capital assets, (iv) the effect on earnings of any write-ups of inventory following the closing of the Transactions or any Permitted Acquisition and (v) the cumulative effect of a change in accounting principles for such period that increases Consolidated Net Income.  For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a Pro Forma Basis for any period of measurement during which any Specified Transaction has occurred.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA minus (ii) the aggregate amount of all non-financed cash Capital Expenditures, minus (iii) Restricted Payments (other than Restricted Payments permitted pursuant to Sections 9.4(a) and 9.4(d)) paid in cash minus (iv) the aggregate amount of federal, state, local and foreign income taxes paid in cash to (b) Consolidated Fixed Charges, in each case measured on a consolidated basis for the most recently completed Measurement Period.

“Consolidated Fixed Charges” means, for Holdings and its Subsidiaries for Measurement Period, the sum, without duplication, of (a) Consolidated Interest Expense paid in cash for such period and (b) scheduled principal payments (without giving effect to any reduction thereof as a result of any voluntary prepayment of the Term Loans) made on Consolidated Total Debt during such period.  Notwithstanding the foregoing, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio (I) for the four (4) Fiscal Quarter period ending December 31, 2021, the amounts set forth in clauses (a) and (b) above shall be deemed to be equal to the product of such amounts for the one (1) Fiscal Quarter period ending December 31, 2021 multiplied by four (4); (II) for the four (4) Fiscal Quarter period ending March 31, 2022, the amounts set forth in clauses (a) and (b) above shall be deemed to be equal to the product of such amounts for the two (2) Fiscal Quarter period ending March 31, 2022 multiplied by two (2); and (III) for the four (4) Fiscal Quarter period ending June 30, 2022, the amounts set forth in clauses (a) and (b) above shall be deemed to be equal to the product of such amounts for the three (3) Fiscal Quarter period ending June 30, 2022 multiplied by four thirds (4/3).

“Consolidated Interest Expense” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under capitalized leases that is treated as interest in accordance with GAAP, in each case, of or by Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period less any consolidated interest income for such Measurement Period as recorded by Holdings in accordance with GAAP.

“Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a)  the net income of any Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or Law applicable to such Subsidiary during such Measurement Period, except that Holdings’ equity in any net loss of any such Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, and (b) any income (or loss) for such Measurement Period of any Person if such Person is not a Subsidiary, except that Holdings’ equity in the net income of any such Person for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such Measurement Period to Holdings or a Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to Holdings as described in clause (a) of this proviso).

“Consolidated Total Debt” means, as of any date, all Indebtedness of Holdings and its Subsidiaries measured on a consolidated basis as of such date, but excluding (a) Indebtedness of the type described in clause (j) of the definition thereof and (b) Indebtedness incurred in connection with the financing of insurance premiums in the Ordinary Course of Business to the extent that the principal amount does not exceed $10,000,000 in any twelve month period.

“Consolidated Total Net Leverage Ratio” means, as of any date, the ratio of (a) (i) Consolidated Total Debt as of such date, less (ii) Unrestricted Cash of Holdings and its Subsidiaries on a consolidated basis that is available as of such date in excess of $5,000,000 (provided that the maximum amount of Unrestricted Cash permitted to be subtracted from Consolidated Total Debt pursuant to this clause (a)(ii) shall not exceed $50,000,000) to (b) Consolidated EBITDA, for the most recently ended Measurement Period.

“Contingent Obligation” means any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Indebtedness, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Investment Affiliate” means, as to any Person, any other Person which directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person and is organized by such Person (or any Person Controlling such Person) primarily for making equity or debt investments in Holdings or its direct or indirect parent company or other portfolio companies of such Person.

“Covered Entity” means (a) Holdings, the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.

“Covered Party” means as is specified in Section 12.14(a).

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage, in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time.  If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of “SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Loan Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by an Official Body so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Official Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Lenders, the Swingline Loan Lender and each Lender.

“Disqualified Equity Interests” means any Equity Interest in a Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than in connection with a transaction that would constitute an Event of Default under Section 10.1(i) hereof), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (whether described as a “put option” or otherwise), in whole or in part, on or prior to the date that is ninety-one (91) days after the Latest Maturity Date (excluding any provisions requiring redemption upon a “change of control” or asset sale; provided that any such “change of control” or asset sale shall be subject to the prior repayment in full of the Loans and other Obligations that are accrued and payable and the terminations of the Commitments), (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Interests referred to in clause (a) above, or (c) is entitled to receive a mandatory dividend or distribution (other than for taxes attributable to the operations of the business) on or prior to the date that is ninety-one (91) days after the Latest Maturity Date; in each case, in respect of the foregoing clauses (a) through (c) in the case of capital stock or other equity interests in Holdings, except to the extent that the terms of such Equity Interest expressly provide that such mandatory redemption, dividend or any other similar right, is exercisable or payable only to the extent that (x) the Obligations shall have been repaid in full or Holdings is expressly permitted to consummate such redemption, dividend or other similar right pursuant to Section 9.4 hereof, and (y) the exercise of such mandatory redemption or other similar right or payment of such dividend is not prohibited by the terms any loan documents to which Holdings or any of its Subsidiaries are from time to time a party. Notwithstanding anything to the contrary in the foregoing, (A) only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable, so accrue dividends, or are so redeemable at the option of the holder thereof prior to the applicable dates set forth above shall be deemed to be Disqualified Equity Interests; and (B) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Dollar”, “Dollars”, “U.S. Dollars” and the symbol “$” means, in each case, lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of any political subdivision of the United States.

“Drawing Date” means as is specified in Section 2.8(c).

“Earnout Obligations” means, with respect to any Acquisition, all obligations of Holdings or any Subsidiary to make earnout or other contingency payments which are payable based on the achievement of specified financial results over time or similar contingent payment or arrangement and other indemnity obligations pursuant to the documentation relating to such Acquisition (and including fixed deferred payments related to such Acquisitions).  For purposes of determining the aggregate consideration paid for an Acquisition and for determining the amount of any Earnout Obligations to be included in the definition of Consolidated Total Debt, the amount of Earnout Obligations shall be deemed to be the aggregate liability in respect thereof, as determined in accordance with GAAP.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Effective Federal Funds Rate” means for any day the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Effective Federal Funds Rate” as of the date of this Agreement; provided that if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Effective Federal Funds Rate” for such day shall be the Effective Federal Funds Rate for the last day on which such rate was announced.  Notwithstanding the foregoing, if the Effective Federal Funds Rate as determined under any method above would be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for purposes of this Agreement.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 12.8(b)(iv), 12.8(b)(v) and 12.8(b)(vi) (subject to such consents, if any, as may be required under Section 12.8(b)(iii)).

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

“Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest; (b) beneficially owned, directly or indirectly, by a Sanctioned Person; (c) that is due to or from a Sanctioned Person; (d) that is located in a Sanctioned Jurisdiction; or (e) that would otherwise cause any actual or possible violation by the Lenders or Administrative Agent of any applicable Anti-Terrorism Law if the Lenders were to obtain an encumbrance on, lien on, pledge of or security interest in such property, or provide services in consideration of such property.

“Environmental Laws” means all applicable federal, state, local, tribal, territorial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (a) pollution or pollution control; (b) protection of human health from exposure to regulated substances; (c) protection of the environment and/or natural resources; (d) employee safety in the workplace; (e) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (f) the presence of contamination; (g) the protection of endangered or threatened species; and (h) the protection of environmentally sensitive areas.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Event” means (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430.431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

“ERISA Group” means, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 11.15(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.15(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.15(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.15(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.15(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means any of the events described in Section 10.1.

“Excluded Accounts” means (a) deposit and/or securities accounts the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of the Borrower to be paid to the IRS or state or local government agencies within the following two months with respect to employees of any of the Loan Parties or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties, (b) all tax accounts (including, without limitation, sales tax accounts), accounts used solely for payroll, accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, escrow accounts, zero balance or swept accounts and employee benefit accounts (including 401(k) accounts and pension fund accounts), in each case, so long as such account is used solely for such purpose, (c) any deposit and/or securities account maintained in a jurisdiction outside of the United States and (d) accounts the balance of which consists exclusively of amounts to be paid to employees in the ordinary course of business.

“Excluded Hedge Liability or Liabilities” means, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

“Excluded Property” means (a) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Law, (b) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of any Loan Party if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the grant of a Lien therein is prohibited as a matter of law or under the terms of such contract, lease, permit, license, charter or license agreement and such prohibition has not been waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been obtained (provided, that, the foregoing exclusions of this clause (b) shall in no way be construed (i) to apply to the extent that any described prohibition is unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or other applicable law, (ii) to limit, impair or otherwise affect the Administrative Agent’s continuing security interest in and Liens upon any rights or interests of any Loan Party in or to (A) monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any accounts) or (B) any proceeds from the sale, license, lease or other disposition of any such contract, lease, permit, license, charter or license agreement, or (iii) apply to the extent that any consent or waiver has been obtained that would permit the Administrative Agent’s Lien notwithstanding the prohibition; and provided, further that unless and until such time as any such consent is obtained, such Loan Party shall hold its interest in such contract, lease, permit, license, charter or license agreement in trust for the Administrative Agent unless the creation of such trust would constitute a breach of such contract, lease, permit, license, charter or license agreement), (c) all owned or leased real property of any Loan Party, (d) any property located outside of the United States that is acquired or held by a Loan Party solely in its capacity as nominee or trustee (or any similar or comparable relationship) and (e) motor vehicles, aircraft, aircraft engines, and other assets subject to certificates of title where perfection may not be obtained solely by the filing of a UCC financing statement.  Notwithstanding anything to the contrary in the foregoing, the security interests granted to the Administrative Agent under the Collateral Documents shall attach immediately to any property or asset of any Loan Party that is otherwise required under the Collateral Documents to be Collateral at such time as such property or asset ceases to meet any of the criteria for “Excluded Property” described in any of the foregoing clauses (a) through (e).

“Excluded Subsidiary” means (a) any Foreign Holding Company, (b) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (c) any Foreign Subsidiary and (d) in the case of any obligation under any Excluded Hedge Liability, any Subsidiary of the Borrower that is a Non-Qualifying Party with respect thereto.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.13) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9(g), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.9(g), and (d) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

“Executive Order No. 13224” means the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Expiration Date” means as is specified in Section 5.16(a).

“Existing Letters of Credit” means those letters of credit that exist on the Closing Date and are identified on Schedule 1.1(C).

“Existing Term Loan Maturity Date” means as is specified in Section 5.16(a).

“Expiration Date” means, with respect to the Revolving Credit Commitments, July 23, 2026, as such date may be extended with respect to certain Lenders’ Revolving Credit Commitments pursuant to Section 5.16(a) or Section 12.1.

“Extension Effective Date” means as is specified in Section 5.16(c).

“Facilities” means the Revolving Credit Facility and/or the Term Loan Facility, as the context may require.

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the aggregate Commitments have been terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations that are not yet due and (ii) obligations and liabilities under any Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product (other than any such obligations for which written notice has been received by the Administrative Agent that either (x) amounts are currently due and payable under such Lender Provided Interest Rate Hedge, any Lender Provided Foreign Currency Hedge and any Other Lender Provided Financial Service Product, as applicable, or (y) no arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made)), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent (to the extent the Administrative Agent is a party to such arrangements) and each Issuing Lender, including the provision of cash collateral, shall have been made).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date by and among the Loan Parties, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date” means August 20, 2021.

“First Tier Foreign Subsidiary” means as is specified in Section 8.8(b).

“Fiscal Quarter” means any fiscal quarter of Holdings.

“Fiscal Year” means any fiscal year of Holdings.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Foreign Currency Hedge” shall mean any foreign exchange transaction, including spot and forward foreign currency purchases and sales, listed or over-the-counter options on foreign currencies, non-deliverable forwards and options, foreign currency swap agreements, currency exchange rate price hedging arrangements, and any other similar transaction providing for the purchase of one currency in exchange for the sale of another currency.

“Foreign Currency Hedge Liabilities” means as is specified in the definition of Lender Provided Foreign Currency Hedge.

“Foreign Holding Company” means any Subsidiary of the Borrower all or substantially all of the assets of which are comprised of Equity Interests in one or more Foreign Subsidiaries or CFC Debt.

“Foreign Lender” means (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Ratable Share of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuing Lender other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Loan Lender, such Defaulting Lender’s Ratable Share of outstanding Swingline Loans made by such Swingline Loan Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funding Date” means the date on which the conditions precedent set forth in Section 7.2 shall be satisfied and the initial funding hereunder shall have occurred.

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

“Guarantors” means, collectively, (a) Holdings, (b) each direct or indirect Subsidiary of the Borrower (other than Excluded Subsidiaries), and (c) any other Person that is from time to time party to the Guaranty Agreement or any other agreement pursuant to which it guarantees the Obligations or any portion thereof.

“Guaranty” means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly.  The amount of obligations under a Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Administrative Agent in good faith.

“Guaranty Agreement” means the Continuing Agreement of Guaranty and Suretyship, dated as of the Funding Date, executed and delivered by each of the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties.

“Guaranty Joinder” means a joinder by a Person as a Guarantor under the Loan Documents in substantially the form of Exhibit B.

“Gun Control Laws” means all present and future federal, state, provincial, municipal, local and foreign laws, rules, regulations, judgments, orders and ordinances, including the Gun Control Act, that in any manner regulate the production, sale, distribution or possession of any firearms, ammunition or related products manufactured, held for sale or sold by the Borrower or a Guarantor.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (a) at the time it enters into a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge, is a Lender or an Affiliate of a Lender or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge, in each case, in its capacity as a party to such Lender Provided Interest Rate Hedge or Lender Provided Foreign Currency Hedge (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender).

“Hedge Liabilities” means collectively, the Foreign Currency Hedge Liabilities and the Interest Rate Hedge Liabilities.

“Hedge Termination Value” means, in respect of any one or more interest rate hedges, commodity hedges and/or foreign currency hedges, after taking into account the effect of any legally enforceable netting agreement relating to such interest rate hedges, commodity hedges and/or foreign currency hedges, (a) for any date on or after the date such interest rate hedges, commodity hedges and/or foreign currency hedges have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such interest rate hedges, commodity hedges and/or foreign currency hedges, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such interest rate hedges, commodity hedges and/or foreign currency hedges (which may include an interest rate hedge bank, a commodity hedge bank or foreign currency hedge bank, as applicable).

“Holdings” means Cadre Holdings, Inc., a Delaware corporation and the direct parent of the Borrower.

“Holdings IPO” means the initial public offering of the common Equity Interests of Holdings to occur after the Funding Date.

“Increased Amount Date” means as is specified in Section 5.17(b).

“Incremental Cap” means, as of any date of determination, the sum of (a) $75,000,000 plus (b) an amount if, in the case of this clause (b), after giving effect to the incurrence of any such Incremental Loan Commitment and the use of proceeds thereof, the Consolidated Total Net Leverage Ratio after giving effect to the incurrence of such Incremental Loan Commitment on a Pro Forma Basis would not exceed

2.50 to 1.00 (it being understood that, (x) when calculating any ratio in this clause (b), no effect will be given to any simultaneous, or substantially concurrent, establishment or incurrence of any Incremental Loan Commitment permitted under clause (a) above, including the application of the proceeds thereof (without “netting” the cash proceeds of the applicable Incremental Loan Commitment against Consolidated Total Debt) and (y) in the case of any Incremental Revolving Credit Commitment, assuming a full drawing under such Incremental Revolving Credit Commitment) minus (c) the amount of all Incremental Loan Commitments outstanding at such time that were incurred in reliance on the foregoing clause (a).

“Incremental Lender” means as is specified in Section 5.17(b).

“Incremental Loan Commitments” means as is specified in Section 5.17(b).

“Incremental Loans” means as is specified in Section 5.17(b).

“Incremental Revolving Credit Commitment” means as is specified in Section 5.17(b).

“Incremental Revolving Credit Increase” means as is specified in Section 5.17(b).

“Incremental Term Loan” means as is specified in Section 5.17(a).

“Incremental Term Loan Commitment” means as is specified in Section 5.17(a).

“Indebtedness” of any Person means, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) all obligations upon which interest charges are customarily paid, (d) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the Ordinary Course of Business; provided, that for purposes of Section 10.1(e), trade payables overdue by more than one hundred twenty (120) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), including, without limitation, any Earnout Obligations solely to the extent included as a liability on the consolidated balance sheet of Holdings in accordance with GAAP, (e) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (f) all Capital Lease Obligations of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (h) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, (i) Off-Balance Sheet Liabilities, (j) the Hedge Termination Value of all Lender Provided Hedge Agreements, (k) all Guaranties of such Person of the type of Indebtedness described in clauses (a) through (j) above, (l) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, and (m) all Disqualified Equity Interests of such Person.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, (x) obligations under Plans and (y) warranty return and product liability reserves in the Ordinary Course of Business shall not constitute Indebtedness.

“Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

“Indemnitee” means as is specified in Section 12.3(b).

“Information” means all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries; provided that, in the case of information received from the Loan Parties or any of their Subsidiaries after the date of this Agreement, such information is clearly identified at the time of delivery as confidential.

“Insolvency Proceeding” means, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

“Intellectual Property” means all intellectual and similar property of a Person, including inventions, designs, patents, copyrights, trademarks, service marks, trade names, trade secrets, confidential or proprietary information, customer lists, know-how, software and databases; all embodiments or fixations thereof and all related documentation, applications, registrations and franchises; all licenses or other rights to use any of the foregoing; and all books and records relating to the foregoing.

“Intellectual Property Claim” means any claim or assertion (whether in writing, by suit or otherwise) that a Loan Party’s or a Subsidiary’s ownership, use, marketing, sale or distribution of any inventory, equipment, Intellectual Property or other property violates another Person’s Intellectual Property.

“Interest Period” means the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans or Term Loans bear interest under the Term SOFR Rate Option.  Subject to the last sentence of this definition, such period shall be one, three or six months.  Such Interest Period shall commence on the effective date of such Term SOFR Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date, and (C) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interest Rate Hedge” means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

“Interest Rate Hedge Liabilities” means as is specified in the definition of Lender Provided Interest Rate Hedge.

“Interest Rate Option” means any Term SOFR Rate Option or Base Rate Option.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guaranty or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guarantees Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Issuing Lender” means (a) PNC, in its individual capacity as an issuer of Letters of Credit hereunder, (b) Bank of America, N.A., in its individual capacity as an issuer of Letters of Credit hereunder and (c) with respect to the Existing Letters of Credit and the Specified Letters of Credit, Bank of America, N.A., in its capacity as issuer thereof.

“Joint Venture” means a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

“Kanders SAF” means Kanders SAF, LLC, a Delaware limited liability company.

“Latest Maturity Date” means, at any time of determination, the latest Expiration Date or Term Loan Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Incremental Loan at such time, in each case as extended in accordance with this Agreement from time to time.

“Law” or “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Official Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Official Body, in each case whether or not having the force of law.

“LCA Test Date” means as is specified in Section 1.5.

“Lead Arrangers” means, collectively, (a) PNC Capital Markets LLC and (b) BofA Securities, Inc., in their capacities as joint lead arrangers and joint bookrunners.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with any Incremental Loan Commitments pursuant to Section 5.17.

“Lender Provided Foreign Currency Hedge” means a Foreign Currency Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the Hedge Bank providing any Lender Provided Foreign Currency Hedge (the

“Foreign Currency Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Foreign Currency Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under the Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Foreign Currency Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.3.

“Lender Provided Interest Rate Hedge” means an Interest Rate Hedge which is entered into between any Loan Party and any Hedge Bank that: (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the Hedge Bank providing any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents, be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.3.

“Lenders” means the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Secured Parties as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed. Unless the context requires otherwise, the term “Lenders” includes the Swingline Loan Lender, but not any Issuing Lender.

“Lending Office” means, as to the Administrative Agent, any Issuing Lender or any Lender, the office or offices of such Person described as such in such Lender’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means as is specified in Section 2.8(a) and the Specified Letters of Credit.  As of the Funding Date, each of the Existing Letters of Credit (to the extent then outstanding) shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

“Letter of Credit Borrowing” means as is specified in Section 2.8(c)(iii).

“Letter of Credit Fee” means as is specified in Section 2.8(b).

“Letter of Credit Obligation” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

“Letter of Credit Sublimit” means as is specified in Section 2.8(a)(i).

“License” means any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of property or any other conduct of its business.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Limited Condition Transaction” means any Acquisition (or similar Investment) by one or more of the Borrower or any of its Subsidiaries of or in any assets, business or Person permitted by this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“LLC Division” means, in the event the Borrower or a Guarantor is a limited liability company, (a) the division of the Borrower or any such Guarantor into two or more newly formed limited liability companies (whether or not the Borrower or such Guarantor is a surviving entity following any such division) pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under any similar act governing limited liability companies organized under the laws of any other State or Commonwealth or of the District of Columbia, or (b) the adoption of a plan contemplating, or the filing of any certificate with any applicable Official Body that results or may result in, any such division.

“Loan Documents” means this Agreement, the Administrative Agent’s Letter, the Collateral Documents, the Guaranty Agreement, the Notes, and any other instruments, certificates or documents delivered in connection herewith or therewith.

“Loan Parties” means the Borrower and the Guarantors.

“Loan Request” means as is specified in Section 2.5(a).

“Loans” means, collectively, and Loan means, separately, all Revolving Credit Loans, Swingline Loans and the Term Loans or any Revolving Credit Loan, Swingline Loan or the Term Loan.

“Material Acquisition” means any Permitted Acquisition involving aggregate consideration (including, without limitation, any Earnout Obligations, non-compete or deferred compensation arrangements (in each case as determined in good faith by the board of directors of Holdings)) in excess of $25,000,000.

“Material Adverse Change” means any set of circumstances or events which (a) has a material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

“Material Indebtedness” means any Indebtedness (other than the Loans and Letters of Credit) and Hedging Obligations of Holdings or any of its Subsidiaries, individually or in an aggregate committed or outstanding principal amount exceeding $3,000,000.  For purposes of determining the amount of attributed Indebtedness from Hedging Obligations, the “principal amount” of any Hedging Obligations at any time shall be the Net Mark-to-Market Exposure of such Hedging Obligations.

“Measurement Period” means, at any date of determination, the most recently completed four (4) Fiscal Quarters of Holdings for which financial statements have been delivered pursuant to Section 8.11 (or, prior to the first delivery thereof after the Funding Date, the most recent Statements).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion.

“Multiemployer Plan” means any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions, or to which the Borrower or any member of the ERISA Group has any liability (contingent or otherwise).

“Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by Holdings or any Subsidiary in respect of any Asset Disposition, Recovery Event or any issuance of Indebtedness or Equity Interests net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition or Recovery Event, the amount necessary to retire any Indebtedness secured by a Lien permitted by Section 9.2 (ranking senior to any Lien of the Administrative Agent) on the related property.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extending Lender” means as is specified in Section 5.16(b).

“Non-Qualifying Party” means any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

“Notes” means collectively, and Note means separately, the promissory notes in the form of Exhibit C evidencing the Revolving Credit Loans, in the form of Exhibit D evidencing the Swingline Loan, and in the form of Exhibit E evidencing the Term Loans.

“Notice Date” means as is specified in Section 5.16(b).

“Obligation” means any obligation or liability of any of the Loan Parties or other credit support providers specified in the Loan Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (a) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (b) any Lender Provided Interest Rate Hedge, (c) any Erroneous Payment Subrogation Rights, (d) any Lender Provided Foreign Currency Hedge, (e) any

Other Lender Provided Financial Service Product and (f) Canadian Subsidiary Obligations.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Off-Balance Sheet Liabilities” of any Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Official Body” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Order” means as is specified in Section 2.8(h).

“Ordinary Course of Business” means the ordinary course of business of any Loan Party or Subsidiary, consistent with past practices and undertaken in good faith.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Lender Provided Financial Service Product” means agreements or other arrangements entered into between any Loan Party and any Cash Management Bank that provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, or (f) cash management, including controlled disbursement, overdraft lines, accounts or services.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.13).

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding

Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by PNC for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Participant” means as is specified in Section 12.8(d).

“Participant Register” means as is specified in Section 12.8(d).

“Participation Advance” means as is specified in Section 2.8(c)(iii).

“Payment Date” means the first day of each calendar quarter after the Funding Date and on the Expiration Date or upon acceleration of the Notes.

“Payment Item” means each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (a) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group, (b) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years or (c) or to which the Borrower or any member of the ERISA Group may have any liability (contingent or otherwise).

“Permitted Acquisition” means an Acquisition (the Person or division, line of business or other business unit of the Person to be acquired in such Acquisition shall be referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement, in each case so long as:

(a)no Potential Default or Event of Default shall then exist or would exist after giving effect thereto;

(b)the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Acquisition on a Pro Forma Basis, (i) the Loan Parties are in Pro Forma Compliance and (ii) the Consolidated Total Net Leverage Ratio shall be 0.50 to 1.00 less than the then applicable level specified in Section 9.13, calculated using the same Measurement Period used to determine Pro Forma Compliance;

(c)the Administrative Agent shall be satisfied that as and to the extent required by (and, unless otherwise required by the Administrative Agent by an earlier time no earlier than the consummation of such Acquisition, within the time period set forth in) the Loan Documents, it shall receive, in connection with such Acquisition, a first priority perfected security interest in all real (if applicable) and personal property (including, without limitation, Equity Interests) acquired with respect to the Target and a Guaranty Joinder and it shall have received upon the effectiveness of such Acquisition, all required joinder documentation from the Target and each of its applicable Subsidiaries;

(d)the Administrative Agent and the Lenders shall have received not less than twenty (20) days prior to the consummation of any such Acquisition (i) a description of the material terms of such Acquisition, (ii) audited financial statements (or, if unavailable, management-prepared financial statements) of the Target for its two most recent fiscal years and for any Fiscal Quarters ended within the fiscal year to date, (iii) consolidated projected income statements of Holdings and its Subsidiaries (after giving effect to such Acquisition), and (iv) not less than five (5) Business Days prior to the consummation of any Permitted Acquisition with a purchase price in excess of $10,000,000, a Permitted Acquisition Certificate, executed by an Authorized Officer of the Borrower certifying that such Permitted Acquisition complies with the requirements of this Agreement;

(e)the Target shall have earnings before interest, taxes, depreciation and amortization for the four (4) Fiscal Quarter period prior to the acquisition date, and after giving effect to any pro forma adjustments reasonably acceptable to the Administrative Agent, in an amount greater than $0; and

(f)such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target.

“Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Permitted Contingent Obligations” means Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations (other than letters of credit) and not constituting borrowed money; (d) arising from customary indemnification obligations in favor of purchasers or sellers, as applicable, in connection with Asset Dispositions permitted hereunder or Permitted Acquisitions; (e) arising under the Loan Documents; or (f) in an aggregate amount of $7,500,000 or less at any time

“Permitted Investments” means:

(a)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing within one year from the date of acquisition;

(b)commercial paper maturing within two hundred seventy (270) days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(c)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(d)money market or mutual funds whose investments are limited to those types of investments described in clauses (a)-(c) above;

(e)repurchase agreements with a term of not more than thirty (30) days for underlying investments of the types described in clauses (a)-(c) above entered into by any Person with a bank or trust company (including, without limitation, any of the Lenders or the Administrative Agent) or recognized securities dealer having capital and surplus in excess of Five-Hundred Million Dollars ($500,000,000), in which such Person shall have a perfected, first-priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least one-hundred percent (100.0%) of the amount of the applicable repurchase obligations; and

(f)investments made under the Cash Management Agreements or under cash management agreements with any other Lenders.

“Permitted Joint Ventures” means joint ventures engaged in any similar line of business as Holdings and its Subsidiaries (or one reasonably ancillary or complementary thereto).

“Permitted Liens” means:

(a)Liens for taxes, assessments, or similar charges, incurred in the Ordinary Course of Business and which are not yet due and payable;

(b)pledges or deposits made in the Ordinary Course of Business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(c)(i) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the Ordinary Course of Business that (A) are not yet due and payable or (B) are being Properly Contested and (ii) Liens of landlords securing obligations to pay lease payments that (A) are not yet due and payable or in default or (B) are being Properly Contested;

(d)good-faith pledges or deposits made in the Ordinary Course of Business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money or as security for Hedge Liabilities or margining related to commodities hedges) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the Ordinary Course of Business;

(e)encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(f)Liens in the Collateral in favor of the Secured Parties;

(g)any Lien existing on the date of this Agreement and described on Schedule 1.1(D) and any replacements, modifications, renewals or extensions thereof; provided that the principal amount secured thereby is not hereafter increased, no additional assets become subject to such Lien, the direct or any contingent obligations with respect thereto is not changed and any renewal or extension of the obligations secured thereby is permitted by Section 9.1(b);

(h)purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by Section 9.1(c), (ii) such Lien attaches to such asset concurrently or within ninety (90) days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

(i)statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the property or materially impair operation of the business of any Loan Party or Subsidiary;

(j)Liens incurred or deposits made with respect to any Loan Party or Subsidiary in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (except those relating to borrowed money), statutory obligations and other similar obligations, or arising as a result of progress payments under government contracts, as long as such Liens are at all times junior to the Administrative Agent’s Liens;

(k)Liens securing judgment for the payment of money (or appeal or other surety bond, relating to such judgment) against any Loan Party or Subsidiary, or any property of a Loan Party or Subsidiary, as long as such judgment does not constitute an Event of Default under Section 10.1;

(l)normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection;

(m)licenses, sublicenses, leases or subleases of Intellectual Property granted by the Loan Parties or any of their respective Subsidiaries to the extent such licenses, sublicenses, leases or subleases are permitted by Section 9.6;

(n)Liens securing Indebtedness owing by Foreign Subsidiaries permitted pursuant to Section 9.1(m), Section 9.1(n) or Section 9.1(p) so long as (i) any Loan Party guarantee of such Indebtedness is permitted pursuant to Section 9.1(f) and (ii) such Indebtedness is not secured by the Collateral;

(o)Liens exclusively on the unearned premiums relating to debt incurred in the Ordinary Course of Business in connection with the financing of insurance premiums; provided, that the amount of debt secured by such Liens shall not exceed $10,000,000 in any twelve-month period;

(p)possessory Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the Ordinary Course of Business;

(q)Liens in favor of any Loan Party and Liens granted by any Subsidiary that is not a Loan Party in favor of any other Subsidiary that is not a Loan Party;

(r)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Permitted Acquisition, any Investment permitted hereunder, any Asset Disposition permitted hereunder or any other transaction permitted hereunder;

(s)other Liens which do not secure Indebtedness for borrowed money or letters of credit and as to which the aggregate amount of the obligations secured thereby does not exceed $500,000;

(t)Leases, subleases or licenses of properties owned, leased or licensed by Holdings or its Subsidiaries, in each case, entered into in the ordinary course of business so long as such leases, subleases and licenses are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(u)Liens arising from UCC financing statements filings relating to leases or consignment of goods entered into by Holdings and its Subsidiaries in the Ordinary Course of Business and not prohibited by this Agreement or any other Loan Document;

(v)in the case of any non-wholly owned Subsidiary of the Borrower, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement so long as such Equity Interests do not constitute Disqualified Equity Interests; and

(w)Liens on cash and Cash Equivalents securing obligations with respect to the Specified Letters of Credit.

For purposes of determining compliance with Section 9.2, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Loan Parties, in their sole discretion, may classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this definition and Section 9.2; provided that all Liens securing the Obligations shall at all times be justified in reliance only on the exception in clause (f) of this definition.

“Permitted Pro Forma Adjustments” means, as applied to any Person or business unit, means any adjustment to the actual results of operations of such Person or business unit that is permitted to be recognized in pro forma financial statements prepared in accordance with Regulation S-X of the Securities Act of 1933 or that are otherwise approved by the Administrative Agent or Required Lenders to reflect verifiable and adequately documented severance payments and reductions in, among other items, officer and employee compensation, insurance expenses, interest expense, rental expense and other overhead expense, and other quantifiable expenses which are not anticipated to be incurred on an ongoing basis following consummation of such Specified Transaction and which (x) are identified in documentation reasonably acceptable to the Administrative Agent; provided that, with respect to any Permitted Acquisition, such adjustments are identified in a quality of earnings report from a third-party firm reasonably acceptable to the Administrative Agent, and (y) are reasonably expected to be realized within twelve (12) months of such Specified Transaction as described in reasonable detail on a certificate of an Authorized Officer of Holdings delivered to the Administrative Agent.  Subject to the foregoing, for purposes of calculating compliance with the financial covenants set forth in Sections 9.12 and 9.13, to the extent that during such period any Loan Party shall have consummated a Permitted Acquisition, Consolidated EBITDA shall be calculated with respect to any Person, business, property or asset acquired in a Permitted Acquisition as if such Acquisition had been consummated on the first day of the applicable period, based on historical results accounted for in accordance with GAAP.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any member of the ERISA Group or any such Plan to which the Borrower or any member of the ERISA Group is required to contribute on behalf of any of its employees.

“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“PNC” means PNC Bank, National Association, its successors and assigns.

“Potential Default” means any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

“Prime Rate” means the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged to commercial borrowers or others by the Administrative Agent and may not be tied to any external rate of interest or index. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

“Pro Forma Basis” and “Pro Forma Effect” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the property or Person disposed of in an Asset Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the property or Person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent and based upon reasonable assumptions and calculations which are expected to have a continuous impact).

“Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in a Potential Default or Event of Default after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period.

“Properly Contested” means with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; and (d) non-payment could not cause a Material Adverse Change.

“QFC Credit Support” means as is specified in Section 12.14(a).

“Qualified ECP Loan Party” means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a “commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

“Qualified LTIP Accrual Amounts” means any accrued compensation expense (to the extent such expense is deducted in the calculation of net income) under a Long Term Incentive Plan of any of the Loan Parties or Subsidiaries in respect of awards granted on or prior to the date of the Holdings IPO.

“Ratable Share” means:

(a)with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, participate in Swingline Loans, and receive payments, interest, and fees related thereto, the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders; provided that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments;

(b)with respect to a Lender’s obligation to make Term Loans and receive payments, interest, and fees related thereto, proportion that such Lender’s Term Loan Commitment bears to the Term Loan Commitments of all of the Lenders; provided that if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments of the Lenders and not the amount of their Term Loans and (y) to receive payments, interest, and fees related to Term Loans, the proportion that such Lender’s Term Loans bears to the Term Loans of all of the Lenders;

(c)with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus Term Loan, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus Term Loans of all Lenders; provided, however, that (A) if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and (B) if the Term Loans have not yet been funded, the computation in this clause shall be determined based upon the Term Loan Commitments and not the current amount of the Term Loans, subject to Section 5.15.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Recovery Event” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of Holdings, the Borrower or any Subsidiary.

“Refinancing Conditions” means the following conditions for Refinancing Indebtedness:  (a) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced; (b) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Indebtedness being extended, renewed or refinanced; (c) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced (if such Indebtedness was subordinated); (d) the representations, covenants and defaults applicable to it are no less favorable to Borrower, taken as a whole, than those applicable to the Indebtedness being extended, renewed or refinanced, taken as a whole; (e) if such Indebtedness being refinanced was secured by a Lien, no additional Lien beyond such Lien is granted to secure it; (f) no additional Person is obligated on such Indebtedness; and (g) upon giving effect to it, no Event of Default exists. The definition of Refinancing Conditions is subject to the terms and conditions set forth in the last paragraph of Section 9.1.

“Refinancing Indebtedness” means Indebtedness that is the result of an extension, renewal or refinancing of Indebtedness permitted under Sections 9.1(b), 9.1(c) or 9.1(e)(iv).

“Reimbursement Obligation” means as is specified in Section 2.8(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Relief Proceeding” means any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

“Removal Effective Date” means as is specified in Section 11.6(b).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with an Official Body in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any Anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Lenders or Administrative Agent to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) any Collateral becomes Embargoed Property.

“Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, at least two (2) unaffiliated Lenders (unless there is only one (1) Lender, in which case such Lender) having (i) with respect to the Revolving Credit Facility, more that 50% of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender) and (ii) with respect to the Term Loan Facility, more that 50% of the aggregate outstanding amount of any Term Loans.

“Required Lenders” means at least two (2) unaffiliated Lenders (unless there is only one (1) Lender, in which case such Lender) (other than any Defaulting Lender) having more than 50% of the sum of (i) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (ii) the aggregate outstanding amount of any Term Loans.

“Required Share” means as is specified in Section 5.11.

“Resignation Effective Date” means as is specified in Section 11.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted” means, when referring to cash or Cash Equivalents of Holdings or any of its Subsidiaries, that such cash or Cash Equivalents (a) appears (or would be required to appear) as “restricted” on a consolidated balance sheet of Holdings or of any such Subsidiary (unless such appearance is related to the Loan Documents or Liens created thereunder) as determined in accordance with GAAP or (b) are subject to any Lien in favor of any Person other than Administrative Agent for the benefit of the holders of the Obligations (but excluding amounts serving as cash collateral for Letters of Credit) other than bankers’ liens and rights of setoff.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in Holdings or any option, warrant or other right to acquire any such Equity Interests in Holdings.

“Revolving Credit Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Revolving Credit Loans,” as such Commitment is thereafter assigned or modified and Revolving Credit Commitments means the aggregate Revolving Credit Commitments of all of the Lenders.  On the Closing Date, the aggregate amount of the Revolving Credit Commitments is $100,000,000.

“Revolving Credit Facility” means the revolving loan facility provided pursuant to Article 2.

“Revolving Credit Loans” means, collectively, and Revolving Credit Loan means, separately, all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 or Section 2.8(c).

“Revolving Facility Usage” means at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swingline Loans, and the Letter of Credit Obligations.

“Royalties” means all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; (b) a Person that is the subject of sanctions maintained by the European Union (“E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (c) a Person that is the subject of sanctions maintained by the United Kingdom (“U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; or (d) a Person that is the subject of sanctions imposed by any Official Body of a jurisdiction whose laws apply to this Agreement.

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of sanctions administered by OFAC.

“Security Agreement” means the Security and Pledge Agreement, dated as of the Funding Date, executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Secured Parties.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Cash Management Banks, the Hedge Banks, the Canadian Obligation Providers, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Settlement Date” means the Business Day on which the Administrative Agent elects to effect settlement pursuant Section 5.11.

“SOFR”  means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” means 10.0 basis points (0.10%).

“SOFR Determination Date” means as specified in the definition of “Daily Simple SOFR”.

“SOFR Floor” means a rate of interest per annum equal to 0.0 basis points (0.00%).

“SOFR Reserve Percentage” shall mean, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Solvency” has a corresponding meaning.

“Special Distribution” means a one-time distribution on or within ten (10) Business Days after the date of the consummation of the Holdings IPO by Holdings to the holders of its Equity Interests in an aggregate amount not to exceed fifty percent (50%) of the Net Cash Proceeds of the Holdings IPO; provided that such distribution may exceed fifty percent (50%) of the Net Cash Proceeds of the Holdings IPO so long as (a) the Borrower shall have made a $50,000,000 mandatory prepayment pursuant to the terms of Section 5.3(b) and (b) the aggregate amount of such distribution does not exceed an amount equal to the Net Cash Proceeds of the Holdings IPO minus the $50,000,000 mandatory prepayment made pursuant to the terms of Section 5.3(b).

“Specified Event of Default” means an Event of Default arising under Sections 10.1(a), (c) (solely with respect to the failure to comply with Sections 9.12 or 9.13) or (j) hereof.

“Specified Letters of Credit” means each of (i) that certain standby letter of credit with a face amount of $82,308.42 issued by Bank of America, N.A. in favor of Tesorería de la Federación and (ii) that certain standby letter of credit with a face amount of $371,748.05 issued by Bank of America, N.A. in favor of Tesorería de la Federación.

“Specified Representations” means in connection with a Limited Condition Transaction, (a) the representations and warranties made by or on behalf of the target of such Limited Condition Transaction, its subsidiaries or their respective businesses in the applicable acquisition agreement which are material to the interest of the Lenders, but only to the extent that the applicable Loan Party or Subsidiary has the right to terminate its obligations under such acquisition agreement or to decline to consummate such Limited Condition Transaction as a result of a breach of such representations and warranties, and (b) the representations and warranties of the Loan Parties set forth in Section 6.1(a)(i)-6.1(a)(iv), Section 6.4 (with respect to the entering into, borrowing under, guaranteeing under, and performance of the Loan Documents and the granting of Liens in the Collateral), Section 6.2 (solely with respect to the last sentence thereof), Section 6.8, Section 6.12, Section 6.16, Section 6.17, Section 6.18, and Section 6.22.

“Specified Transactions” means (a) any permitted Investment, (b) any Permitted Acquisition, (c) any sale, transfer or other disposition of assets or property or a sale of a business unit, line of business or division of all or substantially all of the assets of, or customer lists of, Holdings or a Subsidiary, (d) any capital expenditure and (e) any merger or other business combination.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Standby Letter of Credit” means a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the Ordinary Course of Business.

“Statements” means as is specified in Section 6.6(a).

“Subordinated Indebtedness” means Indebtedness incurred by any Loan Party or Subsidiary that is expressly subordinate and junior in right of payment to the payment in full of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) reasonably satisfactory to Administrative Agent and the Required Lenders.

“Subsidiary”, of any Person, at any time, means any corporation, trust, partnership, limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (b)  which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or a Lender Provided Foreign Currency Hedge.

“Swingline Loan Commitment” means PNC’s commitment to make Swingline Loans to the Borrower pursuant to Section 2.1(b) hereof in an aggregate principal amount up to $10,000,000.

“Swingline Loan Lender” means PNC, in its capacity as a lender of Swingline Loans.

“Swingline Loan Note” means the Swingline Loan Note of the Borrower in the form of Exhibit D evidencing the Swingline Loans, together with all amendments, extensions, renewals, replacements, refinancing or refunding thereof in whole or in part.

“Swingline Loan Request” means a request for Swingline Loans made in accordance with Section 2.5(b) hereof.

“Swingline Loans” means, collectively, and Swingline Loan means, separately, all Swingline Loans or any Swingline Loan made by PNC to the Borrower pursuant to Section 2.1(b) hereof.

“Synthetic Lease” means a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee pursuant to Accounting Standards Codification Sections 840-10 and 840-20 and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Synthetic Lease Obligations” means, with respect to any Person, the sum of (i) all remaining rental obligations of such Person as lessee under Synthetic Leases which are attributable to principal and, without duplication, (ii) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

“Target” means as is specified in the definition of Permitted Acquisition.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Lender” means a Lender holding a Term Loan.

“Term Loan” means as is specified in Section 3.1; “Term Loans” means, collectively, all of the Term Loans.

“Term Loan Commitment” means, as to any Lender at any time, the amount initially specified opposite its name on Schedule 1.1(B) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified and Term Loan Commitments means the aggregate Term Loan Commitments of all of the Lenders.  The aggregate principal amount of all Lenders’ Term Loan Commitments as of the First Amendment Effective Date is $200,000,000.

“Term Loan Facility” means the term loan facility provided pursuant to Article 3.

“Term Loan Maturity Date” means (a) with respect to the initial Term Loans, July 23, 2026, and (b) with respect to any Incremental Term Loans, the date set forth in the relevant Lender Joinder Agreement with respect to such Incremental Term Loans, in each case as such date may be extended with respect to certain Lenders’ Term Loans pursuant to Section 5.16(a) or Section 12.1.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Rate” shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate, for purposes of clause (A) in the preceding sentence, shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.  The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of (i) the first day of each Interest Period, and (ii) the effective date of any change in the SOFR Reserve Percentage.

“Term SOFR Rate Loan” means a Loan that bears interest based on Term SOFR Rate.

“Term SOFR Rate Option” means the option of the Borrower to have Loans bear interest at the rate and under the terms specified in Section 4.1(a)(ii) and Section 4.1(c)(ii), as applicable.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Transactions” means (a) the refinancing of the Loan Parties existing Indebtedness, (b) the funding of the Loans on the Funding Date and the consummation of the other transactions contemplated by this Agreement, (c) the consummation of any other transactions in connection with the foregoing on the Funding Date and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.

“UCP” means as is specified in Section 12.11(a).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash” means, at any time, cash and Cash Equivalents maintained in deposit accounts in the United States that are not Restricted at such time.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” means as is specified in Section 12.14.

“U.S. Tax Compliance Certificate” means as is specified in Section 5.9(g)(ii)(2)(III).

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (a) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (b) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (c) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (d) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (e) reference to any Person includes such Person’s successors and assigns; (f) reference to this Agreement or any other Loan Document, means this Agreement or such other Loan Document, together with the schedules and exhibits hereto or thereto, as amended, modified, replaced, substituted for, superseded or restated from time to time (subject to any restrictions thereon specified in this Agreement or the other applicable Loan Document); (g) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (h) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; (j) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (k) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (l) unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time.

1.3Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP as in effect on the Closing Date applied on a basis consistent with those used in preparing the Statements referred to in Section 6.6(a).  Notwithstanding the foregoing, if at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for all purposes of this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and Capital Lease Obligations in a manner consistent with the treatment under GAAP as in effect immediately prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02.

1.4Benchmark Replacement Notification.  Section 4.4(d) of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.

1.5Limited Condition Transactions.  For purposes of determining compliance on a Pro Forma Basis with any Consolidated Total Net Leverage Ratio or any other basket based on Consolidated EBITDA or total assets, or whether a Potential Default or Event of Default has occurred and is continuing, in each case in connection with the consummation of a Limited Condition Transaction, the date of determination shall, at the option of the Borrower, be the time the definitive agreements for such Limited Condition Transaction are entered into (the “LCA Test Date”) after giving effect to such Limited Condition Transaction on a Pro Forma Basis (provided that notwithstanding the foregoing, in all cases no Specified Event of Default shall have occurred and be continuing after giving effect to such Acquisition) and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the most recently completed Measurement Period then ended prior to the LCA Test Date, and, for the avoidance of doubt, if any of such ratios or amounts are exceeded as a result of fluctuations in such ratio or amount including due to fluctuations in Consolidated EBITDA of Holdings or the person subject to such acquisition, at or prior to the consummation of the relevant Limited Condition Transaction, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant Limited Condition Transaction is permitted to be consummated; provided that if the Borrower elects to have such determinations occur at the time of entry into such definitive agreement, the Limited Condition Transaction and the Incremental Term Loan to be incurred (and any associated Lien) and the use of proceeds thereof (and the consummation of the applicable Acquisition) shall be deemed incurred and/or applied at the time of such election (until such time as the Incremental Term Loan is actually incurred or the applicable acquisition agreement is terminated without actually consummating the applicable Acquisition) and outstanding thereafter for purposes of determining compliance on a Pro Forma Basis with any applicable Consolidated Total Net Leverage Ratio or any other financial covenant or ratio basket or calculation of total assets, as the case may be (it being understood and agreed that with respect to any such ratio test or basket (even if unrelated to determining whether such Acquisition is a Permitted Acquisition), the Borrower shall demonstrate compliance with the applicable test both after giving effect to the applicable Limited Condition Transaction and assuming that such transaction had not occurred).  Notwithstanding the foregoing, it is understood and agreed that (a) in the event the consummation of any such Limited Condition Transaction shall not have occurred on or prior to the date that is one hundred eighty (180) days following the signing of the definitive agreement therefore, such transaction shall no longer constitute a Limited Condition Transaction for any purpose hereunder and (b) in no event will any Incremental Revolving Credit Commitment be subject to the Limited Condition Transaction provisions of this Section 1.5 and Section 5.17.

ARTICLE 2

REVOLVING CREDIT AND SWINGLINE LOAN FACILITIES

2.1Revolving Credit Commitments.

(a)Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified, each Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars at any time or from time to time on or after the Funding Date to the Expiration Date; provided that after giving effect to each such Loan (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender’s Revolving Credit Commitment minus such Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

(b)Swingline Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein specified and the agreements of the other Lenders specified in Section 2.6 with respect to Swingline Loans, PNC may, at its option, cancelable at any time for any reason whatsoever, make Swingline Loans (the “Swingline Loans”) to the Borrower in Dollars at any time or from time to time after the Funding Date to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $10,000,000; provided that after giving effect to such Swingline Loan (i) the aggregate amount of any Lender’s Revolving Credit Loans plus such Lender’s Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations shall not exceed such Lender’s Revolving Credit Commitment and (ii) the Revolving Facility Usage shall not exceed the aggregate Revolving Credit Commitments of the Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1(b).

2.2Nature of Lenders’ Obligations with Respect to Revolving Credit Loans.  Each Lender shall be obligated to fund each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share.  The aggregate of each Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swingline Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.3Commitment Fees.  Accruing for each day from the Funding Date until the Expiration Date (and without regard to whether the conditions to making Revolving Credit Loans are then met), the Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to the Applicable Margin for such day  (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) multiplied by the difference for such day between the amount of (a) the Revolving Credit Commitments minus (b) the Revolving Facility Usage (provided, however, that solely in connection with determining the share of each Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC shall include the full amount of the outstanding Swingline Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Lenders other than PNC, such portion of the Commitment Fee shall be calculated (according to each such Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swingline Loans); provided that no Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4Termination or Reduction of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Lenders in proportion to their Ratable Shares); provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Lenders; and

provided, further, that in the event the Revolving Credit Commitments are reduced to an aggregate amount less than the Letter of Credit Sublimit or the Swingline Loan Commitment then in effect, the Letter of Credit Sublimit and the Swingline Loan Commitment, as applicable, shall be reduced by an amount such that none of the Letter of Credit Sublimit and the Swingline Loan Commitment, as applicable, exceed the Revolving Credit Commitments.  Any such reduction shall be in integral multiples of $1,000,000 and an amount equal to no less than $5,000,000, and shall reduce permanently the Revolving Credit Commitments then in effect.  Any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Revolving Credit Loan Requests; Conversions and Renewals; Swingline Loan Requests.

(a)Revolving Credit Loan Requests; Conversions and Renewals.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or Term Loans pursuant to Section 4.2, by delivering to the Administrative Agent, not later than 10:00 a.m. Eastern Time:

(i)three (3) Business Days prior to the proposed Borrowing Date with respect to (a) the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or (b) the conversion to or the renewal of the Term SOFR Rate Option for any Loans; and

(ii)the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan,

in each case, a duly completed request therefor substantially in the form of Exhibit G or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the Interest Rate Option and the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Term SOFR Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option.

(b)Swingline Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request the Swingline Loan Lender to make Swingline Loans by delivery to the Swingline Loan Lender not later than 12:00 noon on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit H hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swingline Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swingline Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swingline Loan, which shall be not less than $100,000.

2.6Making Revolving Credit Loans and Swingline Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swingline Loans.

(a)Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2.  Each Lender shall remit its apportioned share (as provided to it by the Administrative Agent) of the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 7.3, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Eastern Time, on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6(b).

(b)Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(c)Making Swingline Loans.  So long as PNC elects to make Swingline Loans, PNC shall, after receipt by it of a Swingline Loan Request pursuant to Section 2.5(b), fund such Swingline Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. Eastern Time on the Borrowing Date.  A Swingline Loan Note shall, if required by PNC, evidence the Swingline Loans.

(d)Repayment of Revolving Credit Loans.  The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans, together with all outstanding interest thereon, on the Expiration Date.

(e)Borrowings to Repay Swingline Loans.

(i)PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of any or all of the outstanding Swingline Loans, and each Lender shall make a Revolving Credit Loan in an amount equal to such Lender’s Ratable Share of the aggregate principal amount of the outstanding Swingline Loans with respect to which repayment is demanded, plus, if PNC so requests, accrued interest thereon; provided that no Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations and minus its Ratable Share of any Swingline Loans not so being repaid. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5(a) without regard to any of the requirements of that provision.  PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6(e) and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5(a) or in Section 7.3 are then satisfied) by the time PNC so requests, which shall not be earlier than 3:00 p.m. Eastern Time on the Business Day next after the date the Lenders receive such notice from PNC.

(ii)If any Lender fails to make available to the Administrative Agent for the account of PNC (as the Swingline Loan Lender) any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.6(e) by the time specified in Section 2.6(e)(i), the Swingline Loan Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Loan Lender at a rate per annum equal to the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Loan Lender in connection with the foregoing.  If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan with respect to such prepayment.  A certificate of the Swingline Loan Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f)Swingline Loans Under Cash Management Agreements.  In addition to making Swingline Loans pursuant to the foregoing provisions of Section 2.6(c), without the requirement for a specific request from the Borrower pursuant to Section 2.5(b), PNC as the Swingline Loan Lender may make Swingline Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and such Swingline Loan Lender relating to the Borrower’s deposit, sweep and other accounts at such Swingline Loan Lender and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements.  Swingline Loans made pursuant to this Section 2.6(f) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount specified in Section 2.1(b), (ii) not be subject to the limitations as to individual amount specified in Section 2.5(b), (iii) be payable by the Borrower, both as to principal and interest, at the rates and times specified in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after such Swingline Loan Lender has received written notice of the occurrence of an Event of Default and so long as such shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6(e), and (vi) except as provided in Sections 2.6(f)(i) through 2.6(f)(v), be subject to all of the terms and conditions of this Article 2.

2.7Notes.  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans, Swingline Loans and Term Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note, a swing Note and a term Note, dated the

Funding Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Swingline Loan Commitment or Term Loan Commitment, as applicable, of such Lender.

2.8Letter of Credit Subfacility.

(a)Issuance of Letters of Credit.  The Borrower or any other Loan Party may at any time prior to the Expiration Date request the issuance of a letter of credit (each, a “Letter of Credit”) for its own account or the account of another Loan Party or on behalf of the Borrower and either an Excluded Subsidiary or a Subsidiary of the Borrower which is not a Loan Party (in which case the Borrower and such Excluded Subsidiaries or Subsidiary, as applicable, shall be co-applicants with respect to such Letter of Credit) or the amendment or extension of an existing Letter of Credit, by delivering or transmitting electronically, or having such other Loan Party deliver or transmit electronically to the applicable Issuing Lender (with a copy to the Administrative Agent) a completed application for letter of credit, or request for such amendment or extension, as applicable, in such form as the applicable Issuing Lender may specify from time to time by no later than 10:00 a.m. Eastern Time at least five (5) Business Days, or such shorter period as may be agreed to by the applicable Issuing Lender, in advance of the proposed date of issuance.  Each Letter of Credit shall be a Standby Letter of Credit (and may not be a Commercial Letter of Credit). The Borrower or any Loan Party shall authorize and direct the applicable Issuing Lender to name the Borrower or any Loan Party or any Subsidiary as the “Applicant” or “Account Party” of each Letter of Credit.  Promptly after receipt of any letter of credit application, the applicable Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the applicable Issuing Lender will provide the Administrative Agent with a copy thereof.  As of the Funding Date, each of the Existing Letters of Credit (to the extent then outstanding) shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder.

(i)Unless the applicable Issuing Lender has received notice from any Lender, the Administrative Agent or any Loan Party, at least one (1) day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Article 7 is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders specified in this Section 2.8, the applicable Issuing Lender or any of the applicable Issuing Lender’s Affiliates will issue the proposed Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date; and provided, further, that in no event shall (1) the Letter of Credit Obligations exceed, at any one time, $15,000,000 (the “Letter of Credit Sublimit”) or (2) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Article 7 after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Upon the request of the Administrative Agent, (x) if any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (y) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.  The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement.

(ii)Notwithstanding Section 2.8(a)(i), no Issuing Lender shall be under any obligation to issue any Letter of Credit if (A) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing the Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Funding Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Funding Date and which such Issuing Lender in good faith deems material to it, (B) the issuance of the Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally or (C) any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Issuing Lender Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(b)Letter of Credit Fees.  The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for Letters of Credit times the daily amount available to be drawn under each Letter of Credit (it being understood and agreed that in no event shall the fee under this Section 2.8(b)(i) in respect of any Letter of Credit be less than the Administrative Agent’s minimum fee in effect from time to time), and (ii) to the applicable Issuing Lender for its own account a fronting fee equal to 0.125% per annum on the daily amount available to be drawn under each Letter of Credit issued by such Issuing Lender.  All Letter of Credit Fees and fronting fees shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay to the applicable Issuing Lender for such Issuing Lender’s sole account such Issuing Lender’s then-in-effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

(c)Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

(i)In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the applicable Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the applicable Issuing Lender prior to 12:00 noon on each date that an amount is paid by the applicable Issuing Lender under any Letter of Credit issued by such Issuing Lender (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the applicable Issuing Lender an amount equal to the amount so paid by the applicable Issuing Lender.  In the event the Borrower fails to reimburse the applicable Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit issued by such Issuing Lender by 12:00 noon on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions specified in Section 7.3 other than any notice requirements.  Any notice given by the Administrative Agent or any Issuing Lender pursuant to this Section 2.8(c)(i) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)Each Lender shall upon any notice pursuant to Section 2.8(c)(i) make available to the Administrative Agent for the account of the applicable Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.8(c)) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the applicable Issuing Lender the amount of such Lender’s Ratable Share of such amount by no later than 2:00 p.m. Eastern Time on the Drawing Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (A) at a rate per annum equal to the Effective Federal Funds Rate during the first three (3) days following the Drawing Date and (B) at a rate per annum equal to the rate applicable to Revolving Credit Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the applicable Issuing Lender will promptly give notice (as described in Section 2.8(c)(i) above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the applicable Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.8(c)(ii).

(iii)With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.8(c)(i), because of the Borrower’s failure to satisfy the conditions specified in Section 7.3 other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the applicable Issuing Lender a borrowing (each a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to this Section 2.8(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each, a “Participation Advance”) from such Lender in satisfaction of its participation obligation under this Section 2.8(c).

(d)Repayment of Participation Advances.

(i)Upon (and only upon) receipt by the Administrative Agent for the account of the applicable Issuing Lender of immediately available funds from the Borrower (A) in reimbursement of any payment made by the applicable Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (B) in payment of interest on such a payment made by the applicable Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the applicable Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the applicable Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the applicable Issuing Lender.

(ii)If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of any Issuing Lender pursuant to this Section 2.8 in reimbursement of a payment made under any Letter of Credit issued by the applicable Issuing Lender or interest or fees thereon, each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the applicable Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Effective Federal Funds Rate in effect from time to time.

(e)Documentation.  Each Loan Party agrees to be bound by the terms of the applicable Issuing Lender’s application and agreement for letters of credit and the applicable Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, no Issuing Lender shall be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

(f)Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

(g)Nature of Participation and Reimbursement Obligations.  Each Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.8(c), as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the applicable Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.8 under all circumstances, including the following circumstances:

(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Lender or any of its Affiliates, the Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the applicable Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions specified in Sections 2.1, 2.5, 2.6 or 7.3 or as otherwise specified in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.8(c);

(iii)any lack of validity or enforceability of any Letter of Credit;

(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off,

recoupment, counterclaim, cross claim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the applicable Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the applicable Issuing Lender or any of its Affiliates has been notified thereof;

(vi)payment by any Issuing Lender or any of its Affiliates under any Letter of Credit issued by such Issuing Lender against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)any failure by any Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the applicable Issuing Lender has received written notice from such Loan Party of such failure within three (3) Business Days after the applicable Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)any breach of this Agreement or any other Loan Document by any party thereto;

(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(h)Liability for Acts and Omissions.  As between any Loan Party and any Issuing Lender, or such Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, no Issuing Lender shall be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit issued by such Issuing Lender, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the applicable Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the applicable Issuing Lender’s or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve any Issuing Lender from liability for such Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  Notwithstanding the foregoing, in no event shall any Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, each Issuing Lender and each of their respective Affiliates (i) may rely on any oral or other communication believed in good faith by such Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the applicable Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the applicable Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions specified above, any action taken or omitted by any Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

(i)Issuing Lender Reporting Requirements.  Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

ARTICLE 3

TERM LOANS

3.1Term Loan Commitments.  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein specified, each Lender severally agrees to make a term loan (the “Term Loan”) to the Borrower on the Funding Date in such principal amount as the Borrower shall request up to, but not exceeding, such Lender’s Term Loan Commitment.

3.2Nature of Lenders’ Obligations with Respect to Term Loans; Repayment Terms.

(a)The obligations of each Lender to make Term Loans to the Borrower shall equal its Ratable Share of the requested Term Loan; provided that no Lender’s Term Loan to the Borrower shall exceed its Term Loan Commitment.  The failure of any Lender to make a Term Loan shall not relieve any other Lender of its obligations to make a Term Loan nor shall it impose any additional liability on any other Lender hereunder.  The Lenders shall have no obligation to make Term Loans hereunder after the Funding Date, and any portion of the Term Loan Commitment not drawn on the Funding Date shall automatically expire.  The Term Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1.

(b)The Borrower shall repay to the applicable Lenders the aggregate principal amount of all Term Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of voluntary and mandatory prepayments in accordance with the order of priority set forth in Section 5.2 and Section 5.3):

Date	Amount
December 31, 2021	$2,500,000
March 31, 2022	$2,500,000
June 30, 2022	$2,500,000
September 30, 2022	$2,500,000
December 31, 2022	$2,500,000
March 31, 2023	$2,500,000
June 30, 2023	$2,500,000
September 30, 2023	$2,500,000
December 31, 2023	$2,500,000
March 31, 2024	$2,500,000
June 30, 2024	$2,500,000
September 30, 2024	$2,500,000
December 31, 2024	$2,500,000

March 31, 2025	$2,500,000
June 30, 2025	$2,500,000
September 30, 2025	$2,500,000
December 31, 2025	$2,500,000
March 31, 2026	$2,500,000
June 30, 2026	$2,500,000

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Term Loan Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

ARTICLE 4

INTEREST RATES

4.1Interest Rate Options.  The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or Term SOFR Rate Option specified below applicable to the Revolving Credit Loans, the Terms Loans, or the Swingline Loans, respectively, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches of Revolving Credit Loans or more than six (6) Borrowing Tranches of Term Loans; provided, further, that if an Event of Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 in connection with such conversion or at the end of the applicable Interest Period.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.  The applicable Base Rate or Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(a)Revolving Credit Interest Rate Options.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Revolving Credit Term SOFR Rate Option:  A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Margin.

(b)Swingline Loan Interest Rate.  Subject to Section 4.3, only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swingline Loans.

(c)Term Loan Interest Rate Options.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Term Loans:

(i)Term Loan Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(ii)Term Loan Term SOFR Rate Option:  A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment plus the Applicable Margin.

(d)Rate Quotations.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

(e)Conforming Changes Relating to the Term SOFR Rate. With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that,  the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.

4.2Interest Periods.  At any time when the Borrower shall select, convert to or renew a Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:

(a)Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of, and not less than, the respective amounts specified in Section 2.5(a); and

(b)Renewals.  In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

4.3Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent (or automatically in the case of an Event of Default under Section 10.1(a)(i)):

(a)Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.8(b) or Section 4.1, respectively, shall be increased by 2.0% per annum;

(b)Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable to Revolving Credit

Loans under the Base Rate Option plus an additional 2.00% per annum from the time such Obligation becomes due and payable until the time such Obligation is paid in full; and

(c)Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.

4.4Rate Unascertainable; Increased Costs; Illegality; Benchmark Replacement Setting.

(a)Unascertainable; Increased Costs.  If, at any time:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Term SOFR Rate cannot be determined pursuant to the definition thereof; or

(ii)the Required Lenders determine that for any reason in connection with any request for a Term SOFR Rate Loan or conversion thereto or continuation thereof that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period, as applicable, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.4(c).

(b)Illegality.  If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Term SOFR Rate Loan, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.4(c).

(c)Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.4(a) above, the Administrative Agent shall promptly  notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.4(b) above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Lenders, in the case of such notice given by the Administrative Agent, or (ii) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Loan, as applicable, shall be suspended (to the extent of the affected Term SOFR Rate Loan or Interest Periods) until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.4(a) and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option and the Term SOFR Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of a Base Rate Loan.  If any Lender notifies the Administrative Agent of a determination under Section 4.4(b), the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10, as to any Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either convert such Loan to a Base Rate Loan otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.2.  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to a Base Rate Loan upon such specified date.

(d)Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section 4.4(d)), if a Benchmark Transition Event and its related Benchmark Replacement Date have  occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding  absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section.

(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the

Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, the Borrower may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Base Rate Loan or conversion to a Base Rate Loan. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

4.5Selection of Interest Rate Options.  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with Section 2.5, the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Term Loans as the case may be, commencing upon the last day of the existing Interest Period. If the Borrower provides any Loan Request related to a Loan at the Term SOFR Rate Option but fails to identify an Interest Period therefor, such Loan Request shall be deemed to request an Interest Period of one (1) month.  Any Loan Request that fails to select an Interest Rate Option shall be deemed to be a request for the Base Rate Option.

ARTICLE 5

PAYMENTS; TAXES; YIELD MAINTENANCE; ETC.

5.1Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. Eastern Time on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of the Swingline Loan Lender with respect to the Swingline Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Term Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 11:00 a.m. Eastern Time by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Effective Federal Funds Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

5.2Voluntary Prepayments.

(a)Right to Prepay.  The Borrower shall have the right at its option from time to time to prepay the Loans, in whole or part, without premium or penalty (except as provided in Section 5.13 below, in Section 5.8 and Section 5.10).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. Eastern Time at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Term Loans that bear interest at the Base Rate Option and at least three (3) Business Days in the case of Loans bearing interest at the Term SOFR Rate Option, or no later than 1:00 p.m. Eastern Time on the date of prepayment of Swingline Loans, setting forth the following information:

(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(ii)a statement indicating the application of the prepayment between the Revolving Credit Loans, Term Loans and Swingline Loans;

(iii)a statement indicating the application of the prepayment between Loans to which the Base Rate Option applies and Loans to which the Term SOFR Rate Option applies; and

(iv)the total principal amount of such prepayment, which shall not be less than the lesser of (A) the Revolving Facility Usage or (B) $100,000 (or if less the full outstanding amount) for any Swingline Loan or $500,000 for any Revolving Credit Loan or Term Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  All Term Loan prepayments permitted pursuant to this Section 5.2 shall be applied to the unpaid installments of principal of the Term Loans on a pro rata basis.  Except as provided in Section 4.4(c), if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied (1) first to Revolving Credit Loans and then to Term Loans; and (2) after giving effect to the allocations in clause (1) above and in the preceding sentence, first to Loans to which the Base Rate Option applies, then to Loans to which the Term SOFR Rate Option applies.  Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10.

5.3Mandatory Prepayments.

(a)Sale of Assets; Recovery Events.  Within five (5) Business Days of any Asset Disposition permitted by Section 9.6 or Recovery Event, the Borrower shall make a mandatory prepayment of principal on the Loans equal to the Net Cash Proceeds of such Asset Disposition or Recovery Event, together with accrued interest on such principal amount; provided, however, that so long as no Potential Default or Event of Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be applied (i) until the aggregate amount of the Net Cash Proceeds from all such Asset Dispositions or Recovery Events is in excess of $5,000,000 in any Fiscal Year, and (ii) at the election of the Borrower (as notified by the Borrower to the Administrative Agent on or prior to the date of such Asset Disposition or Recovery Event), to the extent such Net Cash Proceeds are reinvested in assets (excluding current assets as classified in accordance with GAAP) within twelve (12) months after the receipt of such

Net Cash Proceeds; provided that if such Net Cash Proceeds shall not have been so reinvested, such prepayment shall be due immediately upon the expiration of the applicable period.  All prepayments pursuant to this Section 5.3(a) shall be applied as set forth in Section 5.3(d).

(b)Holdings IPO.  In the event of any issuance of Equity Interests of Holdings pursuant to any Holdings IPO (including any “greenshoe” or supplemental offering made within the first calendar year after any Holdings IPO), the Borrower shall, no later than one (1) Business Day after the receipt by Holdings or any of its Subsidiaries of the Net Cash Proceeds from any such issuance, repay the Loans in an amount equal to the lesser of (i) fifty percent (50%) of such Net Cash Proceeds and (ii) $50,000,000. All prepayments pursuant to this Section 5.3(b) shall be applied as set forth in Section 5.3(d).

(c)Indebtedness.  In the event of any issuance or other incurrence of any Indebtedness (other than Indebtedness permitted by Section 9.1), the Borrower shall, no later than one (1) Business Day after the receipt by Holdings or any of its Subsidiaries of the Net Cash Proceeds from any such issuance or incurrence of Indebtedness, repay the Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. All prepayments pursuant to this Section 5.3(c) shall be applied as set forth in Section 5.3(d).

(d)Application of Prepayments.

(i)Any prepayments made by the Borrower pursuant to Sections 5.3(a) 5.3(b) or 5.3(c) above shall be applied as follows: first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of the Issuing Lenders then due and payable pursuant to any of the Loan Documents, pro rata to the Lenders and the Issuing Lenders based on their respective Ratable Shares of such fees and expenses; third, to interest and fees then due and payable hereunder, pro rata to the Lenders based on their respective Ratable Shares of such interest and fees; fourth, to the principal balance of the Term Loans until the same shall have been paid in full, pro rata to the Lenders based on their Ratable Shares thereof, and applied to the remaining principal installments thereof (including the installment due on the Term Loan Maturity Date thereof) in the inverse order of scheduled maturities; fifth, to the principal balance of the Swingline Loans, until the same shall have been paid in full, to the Swingline Loan Lender, sixth, to the principal balance of the Revolving Credit Loans, until the same shall have been paid in full, pro rata to the Lenders based on their respective Revolving Credit Commitments and seventh, to Cash Collateralize the Letters of Credit in an amount in cash equal to the Letter of Credit Obligations of such date plus any accrued and unpaid fees thereon.  The Revolving Credit Commitments of the Lenders shall not be permanently reduced by the amount of any prepayments made pursuant to clauses fifth through seventh above, unless a Potential Default or an Event of Default has occurred and is continuing and the Required Lenders so request.

(ii)All prepayments required pursuant to this Section 5.3 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then to Loans subject to a Term SOFR Rate Option.  In accordance with Section 5.10, the Borrower shall indemnify the Lenders for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Loans subject to a Term SOFR Rate Option on any day other than the last day of the applicable Interest Period.

5.4Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees and Letter of Credit Fees (but excluding the Administrative Agent’s Fee and each Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Sections 4.4(c) in the case of an event specified in Section 4.4, 5.8 or 5.13) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as specified in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swingline Loans shall be made by or to the Swingline Loan Lender according to Section 2.6.(e).

5.5Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien or other any right, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(ii)the provisions of this Section 5.5 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.6Administrative Agent’s Clawback.

(a)Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender, prior to the proposed date of any Borrowing Tranche of Loans that such Lender will not make available to the Administrative Agent such Lender’s Ratable Share, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6 (a) or Section 3.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing Tranche of Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to

Loans under the Base Rate Option.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing Tranche of Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing Tranche of Loans.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Effective Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.7Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.3 shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).  Interest shall be computed to, but excluding, the date payment is due.

5.8Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR Rate) or any Issuing Lender;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender, any Issuing Lender or the relevant market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, such Issuing Lender or other Recipient, the Borrower will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)Certificates for Reimbursement.  A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8(a) or 5.8(b) and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section 5.8 shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section 5.8 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

5.9Taxes.

(a)Issuing Lender.  For purposes of this Section 5.9, the term “Lender” includes each Issuing Lender and the term “applicable Law” includes FATCA.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.8(a) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9(e).

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation specified in Section 5.9.(g)(ii)(1), (ii)(2) and (ii)(4) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(1)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable)  establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN if applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)executed originals of IRS Form W-8ECI;

(III)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN if applicable); or

(IV)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN if applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9(h) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 5.9 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.

5.10Indemnity.  In addition to the compensation or payments required by Section 5.8 or Section 5.9, the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(a)payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due); or

(b)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 or Section 4.2 or notice relating to prepayments under Section 5.2 or failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Loan under the Base Rate Option on the date or in the amount notified by the Borrower, or

(c)any assignment of a Loan under the Term SOFR Rate Option on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 5.13.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall specify in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swingline Loans and the Swingline Loan Lender may make Swingline Loans as provided in Section 2.1(b) hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swingline Loans (each, a “Required Share”).  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1(b).  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.

5.12Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize such Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)Grant of Security Interest.  The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.12 or Section 5.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 5.12 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the applicable Issuing Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15 the Person providing Cash Collateral and the applicable Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided, further, that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to Section 5.12(a) above.

5.13Replacement of a Lender.  If any Lender requests compensation under Section 5.8, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.14, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.8 or Section 5.9) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.8;

(b)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letter of Credit Borrowings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c)in the case of any such assignment resulting from a claim for compensation under Section 5.8 or payments required to be made pursuant to Section 5.9, such assignment will result in a reduction in such compensation or payments thereafter;

(d)such assignment does not conflict with applicable law; and

(e)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.14Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.8, or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 or Section 5.9, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

5.15Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as specified in the definition of Required Lenders.

(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.2(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swingline Loan Lender hereunder; third, to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 5.12; fourth, as the Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 5.12; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swingline Loan Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or Swingline Loan Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions specified in Section 7.3 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowing owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees.

(1)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(2)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Ratable Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.12.

(3)With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (1) or (2) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Lender and Swingline Loan Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Loan Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Usage of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment.  Subject to Section 12.12, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)Cash Collateral, Repayment of Swingline Loans.  If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Loan Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures specified in Section 5.12.

(b)Defaulting Lender Cure.  If the Borrower, the Administrative Agent and each Swingline Loan Lender and each Issuing Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions specified therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Loan Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

5.16Maturity Extensions.

(a)Requests for Extension.  The Borrower may, by notice to the Administrative Agent (who shall promptly notify the applicable Lenders of such request and of the Notice Date), which such notice shall not, in the case of a request for extension of the Expiration Date, be earlier than forty-five (45) days or later than thirty-five (35) days prior to the Expiration Date then in effect hereunder (the “Existing Expiration Date”), request that (i) each Lender to the Revolving Credit Facility extend the Existing Expiration Date to a date beyond the Existing Expiration Date or (ii) each Lender to the Term Loan Facility extend the Term Loan Maturity Date then in effect hereunder (the “Existing Term Loan Maturity Date”) to a date beyond the Existing Term Loan Maturity Date.

(b)Lender Elections to Extend.  Each applicable Lender, acting in its sole and individual discretion, shall, by written notice to the Administrative Agent given by a date specified by the Administrative Agent (which such date shall not be earlier than the date that is ten (10) days after notice is provided to the applicable Lenders, and in any event not earlier than thirty (30) days nor later than twenty (20) days prior to the applicable Expiration Date in the case of extensions of the Expiration Date) (the “Notice Date”), advise the Administrative Agent whether or not such Lender agrees to such extension, and each Lender that determines not to so extend its Expiration Date or Term Loan Maturity Date (a “Non-Extending Lender”) shall notify the Administrative Agent in writing of such fact promptly after such determination (but in any event no later than the Notice Date) and any Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender.  The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

(c)Notification by Administrative Agent.  The Administrative Agent shall notify the Borrower in writing of each Lender’s determination under this Section 5.16 promptly, but in no event later than two (2) Business Days after the Notice Date.  Upon receipt of the responses of the applicable Lenders, the Administrative Agent and the Borrower shall determine the date upon which the relevant extension, if applicable, shall be effective (the “Extension Effective Date”), which such date shall not (unless agreed by the relevant Lenders and the Administrative Agent) be earlier than ten (10) days after the Notice Date.

(d)Additional Commitment Lenders.  The Borrower shall have the right on or before the Existing Expiration Date or Existing Term Loan Maturity Date to replace each Non-Extending Lender with, and add as “Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) with the approval of the Administrative Agent (and, with respect to prospective Additional Commitment Lenders under the Revolving Credit Facility, the Swingline Loan Lender and each Issuing Lender), each of which approvals shall not be unreasonably withheld.  Each Additional Commitment Lender shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Additional Commitment Lender shall, effective as of the Extension Effective Date, undertake either (i) a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Lender under the Revolving Credit Facility, its Revolving Credit Commitment shall be in addition to such Lender’s Revolving Credit Commitment hereunder on such date) or (ii) Term Loans under the Term Loan Facility, in each case in replacement of the applicable Non-Extending Lender, and shall have purchased such Non-Extending Lenders outstanding Loans at par, and each Additional Commitment Lender shall thereupon become a “Lender” for all purposes of this Agreement under the applicable facility.

(e)Conditions to Effectiveness of Extensions.  Notwithstanding the foregoing, the extension of the Expiration Date or the Term Loan Maturity Date pursuant to this Section 5.16 shall only be effective with respect to any Lender on the Extension Effective Date if:

(i)in the case of any proposed extension of the Expiration Date, the total of the Revolving Credit Commitments of the Lenders that have agreed so to extend their Expiration Date and the additional Revolving Credit Commitments of the relevant Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Extension Effective Date;

(ii)in the case of any proposed extension of the Term Loan Maturity Date, the total of the outstanding Term Loans of the Lenders that have agreed so to extend the Term Loan Maturity Date shall be more than 50% of the aggregate amount of the Term Loans outstanding immediately prior to the Extension Effective Date;

(iii)as of the date of such extension, and after giving effect thereto, the representations, warranties of the Borrower and the other Loan Parties herein and in the other Loan Documents shall be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 5.16, the representations and warranties contained in Section 6.6 shall be deemed to refer to the most recent statements furnished pursuant to Section 8.11 (and the Borrower and each other Loan Party shall be deemed to have made all such representations and warranties on the proposed Extension Effective Date);

(iv)no Event of Default or Potential Default shall have occurred and be continuing on the date of such extension and after giving effect thereto;

(v)the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such extension) reasonably requested by Administrative Agent in connection with any such extension;

(vi)on or before the Expiration Date or Term Loan Maturity Date of each Non-Extending Lender (A) the Borrower shall have paid in full the principal of and interest on all of the Loans made by such Non-Extending Lender to the Borrower hereunder and (B) the Borrower shall have paid in full all other Obligations owing to such Lender hereunder and other under the other Loan Documents (it being understood that after giving effect to this clause (vi) with respect to any Non-Extending Lender, such Non-Extending Lender’s Commitment shall be deemed terminated on the then-existing Expiration Date or Term Loan Maturity Date and such Non-Extending Lender shall no longer be a “Lender” hereunder); and

(vii)if such extension is being effectuated in accordance with the last paragraph of Section 12.1 pursuant to which the terms of such extended Loans or Commitments are being amended, an amendment entered into by the parties required by such provision shall have become effective.

5.17Incremental Loans.

At any time, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(a)one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to (i) increase the outstanding principal amount of the outstanding Term Loans or (ii) establish one or more additional term loan tranches (any such increase or additional term loan, an “Incremental Term Loan”); or

(b)one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”); provided that (i) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed the Incremental Cap and (ii) the total aggregate principal amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $5,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (i).  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than twenty (20) Business Days after the date on which such notice is delivered to Administrative Agent.  The Borrower shall invite existing Lenders and may invite any Affiliate of any Lender and/or any Approved Fund, and/or any other Person approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”); provided that both the Swingline Loan Lender and each Issuing Lender shall each approve each Incremental Lender providing any portion of an Incremental Revolving Credit Commitment (such approval not to be unreasonably withheld, conditioned or delayed).  Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment.  No Loan or Commitment of any Lender shall be increased without the consent of such Lender, and none of the Lead Arrangers and/or their Affiliates shall have any obligation to arrange any Incremental Loans without its prior written agreement.  Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(i)no Potential Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith; provided that in connection with a requested borrowing of any Incremental Term Loan for the express purposes of funding, in whole or in part, the purchase price of a Permitted Acquisition that is a Limited Condition Transaction, the condition of this clause (i) shall be (x) no Potential Default or Event of Default exists or would exist at the time a binding purchase agreement for such transaction is entered into by the applicable Loan Party and (y) the absence of a Specified Event of Default at the time of and after giving effect to the consummation of such Limited Condition Transaction;

(ii)the Administrative Agent and the Lenders shall have received from the Borrower a Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with the financial covenants specified in Sections 9.12 and 9.13, in each case based on the financial statements most recently delivered pursuant to Section 8.11(a) or 8.11(b), as applicable, both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully drawn) and (z) any Permitted Acquisition consummated in connection therewith;

(iii)each of the representations and warranties contained in Article 6 shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Change, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date (regardless of whether the Incremental Loan Commitments, as applicable, are actually drawn on the Increased Amount Date) with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); provided that in connection with a requested borrowing of any Incremental Term Loan for the sole express purpose of financing in whole or in part the purchase price for a Limited Condition Transaction, (i) such representations and warranties shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Change, in which case, such representation and warranty shall be true, correct and complete in all respects) on and as of the date of effectiveness of the definitive purchase agreement for such Limited Condition Transaction and (ii) the representations and warranties required to be correct and accurate at the time of the closing of such Limited Condition Transaction and funding of any applicable Incremental Term Loan will be limited to the Specified Representations;

(iv)the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions);

(v)any proposed Incremental Lender shall join this Agreement as a Lender pursuant to a Lender Joinder Agreement;

(vi)each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Obligations on a pari passu basis;

(1)in the case of each Incremental Term Loan:

(I)such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Administrative Agent, the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter weighted average life to maturity than the remaining weighted average life to maturity (as reasonably determined by the Administrative Agent) of the initial Term Loans or a maturity date earlier than the Term Loan Maturity Date;

(II)the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Administrative Agent, the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date;

(III)any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders; provided that no such agreement shall allow the Incremental Term Loans to be prepaid prior to the initial Term Loans) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the initial Term Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and

(IV)except as provided above, all other terms and conditions applicable to such Incremental Term Loan shall, except to the extent otherwise provided in this Section 5.17, be identical to the terms and conditions applicable to the initial Term Loans;

(2)in the case of each Incremental Revolving Credit Increase:

(I)such Incremental Revolving Credit Increase shall be part of the Revolving Credit Facility, shall mature on the Expiration Date, shall bear interest and be entitled to fees, in each case at the rate applicable to the Revolving Credit Facility, and shall otherwise be subject to the same terms and conditions as the Revolving Credit Facility (other than with respect to the payment of any upfront and/or arrangement fees in connection with the establishment thereof);

(II)any Incremental Lender making any Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Lenders under the Revolving Credit Facility and (unless otherwise agreed by the applicable Incremental Lenders; provided that no such agreement shall allow the Revolving Credit Commitments with respect to the Incremental Revolving Credit Increase to be terminated prior to termination of the existing Revolving Credit Commitments) each Revolving Credit Loan funded by an Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the existing Revolving Credit Loans (such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof); and

(III)the outstanding Revolving Credit Loans and Ratable Shares of Swingline Loans and Letter of Credit Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Ratable Shares (and the Lenders to the Revolving Credit Facility (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required).

(3)Incremental Loan Commitments shall be effected pursuant to such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.17, without the consent of any other Lenders; and

(4)the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Loan Party authorizing such Incremental Loans and/or Incremental Loan Commitments) reasonably requested by Administrative Agent in connection with any such transaction.

(c)The Incremental Lenders shall be included in any determination of the Required Lenders and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(d)On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(e)On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Lender under the Revolving Credit Facility hereunder with respect to such Incremental Revolving Credit Commitment.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

On the Funding Date and any date thereafter on which the representations and warranties set forth herein are required to be made hereunder (or deemed to be made hereunder), the Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

6.1Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.

(a)Each Loan Party and each Subsidiary of each Loan Party:

(i)is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization;

(ii)has all necessary lawful power and authority, and all necessary licenses, approvals and authorizations to own or lease its properties and to engage in the business it presently conducts or currently proposes to conduct, except where the failure to do so would not reasonably be expected to have or result in a Material Adverse Change;

(iii)is duly licensed or qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operations of properties, or the conduct of its business, requires such qualification except, in each case referred to in this clause (a)(iii), to the extent failure to do so would not reasonably be expected to have or result in a Material Adverse Change;

(iv)has full power and authority to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations, and all such actions have been duly authorized by all necessary action and proceedings on its part;

(v)is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.14) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where (i) the failure to do so, either individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Change or (ii) any non-compliance is being contested in good faith by appropriate proceedings diligently conducted;

(vi)has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances other than Permitted Liens, except where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Change; and

(vii)has procured all material import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral imported or handled in the Ordinary Course of Business and such licenses permits or certificates are in effect, and the Loan Parties and their respective Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where such noncompliance, non-procurement or non-effectiveness could not reasonably be expected to have or result in a Material Adverse Change.

(b)No Event of Default or Potential Default has occurred and is continuing or would result from the performance by any Loan Party of its Obligations.

6.2Loan Parties; Subsidiaries and Owners; Investment Companies.  All of the Equity Interests in each Loan Party outstanding have been duly authorized and validly issued and are fully paid and non-assessable (to the extent that the jurisdiction of formation of such entity has such concepts).  Set forth on Schedule 6.2 is the following information, which is true and complete in all respects as of the Closing Date and as of the last date such Schedule 6.2 was required to be updated in accordance with Section 8.12(j): (a) the name of Holdings, each of Holdings’ Subsidiaries, its jurisdiction of organization and the amount, percentage and type of Equity Interests in such Subsidiary, (b) the name of each holder of a Subsidiary Equity Interest in each subsidiary, and the amount thereof, and (c) any options, warrants or other rights outstanding to purchase any such Equity Interests referred to in clause (a) or (b).  Holdings and each Subsidiary of Holdings has good and marketable title to all of the Equity Interests in its Subsidiaries that it purports to own, free and clear in each case of any Lien and all such Equity Interests have been duly authorized and validly issued, and are fully paid and nonassessable (to the extent that the jurisdiction of formation of such Person has such concepts).  No Loan Party has any equity investment in another entity not disclosed on Schedule 6.2.  None of the Loan Parties or Subsidiaries of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940.

6.3Validity and Binding Effect.  This Agreement has been, and each of the other Loan Documents when delivered will have been, (a) duly authorized, validly executed and delivered by each Loan Party, and (b) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other applicable Laws affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

6.4No Conflict; Material Agreements; Consents.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (b) any applicable Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject or by which it is affected, or result in the creation or enforcement of any Lien whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).  There is no default by any Loan Party or any of its Subsidiaries under any such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which, in each instance, would reasonably be expected to have or result in a Material Adverse Change.  No consent, approval, exemption, order or authorization of, or a registration or filing with, or notice to, any Official Body or any other Person is required by any applicable Law or any agreement in connection with the execution, delivery and performance by any Loan Party of this Agreement and the other Loan Documents, except such as has been obtained or issued or are necessary to perfect Liens created pursuant to the Loan Documents.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Loan Parties and Subsidiaries have complied with all applicable foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where the failure to procure, maintain, or comply would not reasonably be expected to have or result in a Material Adverse Change.

6.5Litigation.  There are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened in writing against such Loan Party or any Subsidiary of such Loan Party or any of their properties at law or in equity before any Official Body which (a) individually or in the aggregate would reasonably be expected to result in any Material Adverse Change or (b) purport to affect the legality, validity, binding effect or enforceability of any aspect of this Agreement or any other Loan Document.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which would reasonably be expected to result in any Material Adverse Change.

6.6Financial Statements.

(a)Historical Statements.  Holdings has delivered to the Administrative Agent copies of its audited consolidated year-end balance sheet, statement of income or operations, shareholders’ equity and cash flows, for and as of the end of the Fiscal Year ended December 31, 2020.  In addition, Holdings has delivered to the Administrative Agent copies of its unaudited consolidated interim balance sheet, statement of income or operations, shareholders’ equity and cash flows, as of the end of the Fiscal Quarter ended March 31, 2021 (all such annual and interim statements being collectively referred to as the “Statements”).  The Statements present fairly in all material respects the consolidated financial position of Holdings and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended in accordance with GAAP consistently applied throughout the period covered thereby, subject (in the case of the interim statements) only to normal year-end audit adjustments and the absence of footnotes.

(b)Financial Projections.  The Borrower has delivered to the Administrative Agent a summary of projected financial statements (including, without limitation, statements of operations together with a detailed explanation of the assumptions used in preparing such projected financial statements) of Holdings and its Subsidiaries for the period from the Closing Date through July 23, 2026 derived from various assumptions of the Loan Parties’ management (the “Projections”).  The Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Holdings’ management, it being understood that such Projections are (i) as to future events and not to be viewed as facts, (ii) are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and (iii) no assurance can be given that the Projections will be realized.

6.7No Material Adverse Change.  Since December 31, 2020, there has been no event or circumstance that has had or would reasonably be expected to have or result in a Material Adverse Change.

6.8Margin Stock.  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

6.9Full Disclosure.  The Loan Parties have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Closing Date, as of the Closing Date (it being understood that forecasts and projections are subject to contingencies and no assurance can be given that any forecast or projection will be realized).

6.10Taxes.  All federal and state income tax returns and all other material tax returns required by Law to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all federal and state income taxes and all other material taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or otherwise levied or imposed upon them, their properties, income or assets which are due and payable, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made.

6.11Intellectual Property.  Each Loan Party and each Subsidiary owns or has the lawful right to use all Intellectual Property used in its business, without conflict with any rights of others that would reasonably be expected to have or result in a Material Adverse Change. Except as disclosed on Schedule 6.11, there are no pending or, to any Loan Party’s knowledge, threatened Intellectual Property Claims with respect to any Loan Party, any Subsidiary or any of their property (including any Intellectual Property) that has resulted or could reasonably be expected to result in liability of a Loan Party with respect to any such Intellectual Property Claim in excess of $3,000,000.  Except as disclosed on Schedule 6.11, no Loan Party nor any Subsidiary pays or owes any Royalty or other compensation to any Person with respect to any Intellectual Property except for Royalties and compensation paid or owed in connection with off-the-shelf software used in the Ordinary Course of Business or Royalties and compensation paid or owed in an amount less than $5,000,000 through the Term Loan Maturity Date.  Set forth on Schedule 6.11 as of the Closing Date and as of the last date such Schedule 6.11 was required to be updated in accordance with Section 8.12(j) are all registered trademarks, owned common law trademarks material to the business of the Loan Parties, taken as a whole, trademark applications, patents, patent applications, registered copyrights owned or licensed and registered designs as the case may be, by any Loan Party.

6.12Ownership of Property; Liens in the Collateral.

(a)Each Loan Party and its Subsidiaries has good record and marketable title in fee simple to all real property owned by such Loan Party or Subsidiary, or valid leasehold interests in all real property leased by such Loan Party or Subsidiary, except for such defects in title or leasehold interest as would not reasonably be expected to have or result in a Material Adverse Change.

(b)The Liens in the Collateral granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Collateral Documents constitute and will continue to constitute first priority, perfected security interests, except in the case of (i) Permitted Liens, to the extent any such Permitted Liens would have priority over Liens in favor of the Administrative Agent pursuant to any applicable Law and (ii) Liens perfected only by possession, to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral.

6.13Insurance.  The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide coverage from reputable and financially sound insurers which are not Affiliates of any Loan Party in amounts, subject to deductibles and self-insurance retentions and covering such assets and risks, which are customarily maintained by comparable companies engaged in the same business as such Loan Party and its Subsidiaries in the locations where the applicable Loan Party conducts business.

6.14ERISA Compliance.  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Plan is so qualified, or such Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(a)There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Official Body, with respect to any Plan that could reasonably be expected to result in a Material Adverse Change.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to have or result in a Material Adverse Change.

(b)Except as would not reasonably be expected to have or result in a Material Adverse Change (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code); (iii) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and, to the knowledge of the Loan Parties, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (v) neither Borrower nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; (vi) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vii) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and, to the knowledge of the Loan Parties, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

6.15Environmental Matters.

(a)Except as disclosed on Schedule 6.15, each Loan Party is, and for the past five (5) years has been, in material compliance with applicable Environmental Laws.  The matters described on Schedule 6.15 could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(b)Neither any Loan Party or any of its Subsidiaries nor, to the knowledge of Borrower, any other Person has caused any release of any Hazardous Materials at or from properties owned, lease or operated by any Loan Party in violation of or in a manner that could give rise to liability under applicable Environmental Laws that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(c)No Loan Party nor any of its Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws that, if adversely determined, could reasonably be expected, individually or in the aggregate to, result in a Material Adverse Change, nor does any Loan Party have knowledge that any such notice will be received or is being threatened.

(d)No judicial proceedings or governmental or administrative action is pending, or to the knowledge of the Borrower, threatened, under any Environmental Law to which any Loan Party or any of its Subsidiaries are or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Loan Party or any of its Subsidiaries or operations conducted in connection therewith that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change.

(e)To the knowledge of the Borrower, no Loan Party nor any of its Subsidiaries has arranged for disposal of any Hazardous Material in violation of or in a manner or location that could result liability under any applicable Environmental Law that could reasonably be expected to result in a Material Adverse Change.

6.16Solvency.  On the Funding Date and after giving effect to the initial Loans hereunder, each of the Loan Parties is Solvent.

6.17Sanctions and other Anti-Terrorism Laws.  No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, affiliates, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or, to the knowledge of the Loan Parties indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Laws of the United States or laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Collateral is Embargoed Property.

6.18Anti-Corruption Laws.  Each Covered Entity (a) is in compliance with all Anti-Corruption Laws in all material respects and (b) has instituted and maintains policies and procedures designed to promote and achieve compliance with such Anti-Corruption Laws.

6.19Certificate of Beneficial Ownership.  To the knowledge of the Borrower, the Certificate of Beneficial Ownership executed and delivered to the Administrative Agent and Lenders for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

6.20No Affected Financial Institutions.  None of Holdings or any Subsidiary is an Affected Financial Institution.

6.21Surety Obligations.  No Loan Party or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder or as set forth on Schedule 6.21.

6.22Subordination of Subordinated Debt.  The Revolving Credit Loans, the Term Loans and all other Obligations of the Loan Parties to the Lenders and the Administrative Agent under this Agreement and all other Loan Documents, and all amendments, modifications, extensions, renewals, refinancings or refundings of any of the foregoing, constitute “Senior Indebtedness”, “Senior Debt”, “Designated Senior Indebtedness” or any similar designation under and as defined in any agreement governing any Subordinated Indebtedness of the Borrower and the subordination provisions set forth in each such agreement are legally valid and enforceable against the parties thereto, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other applicable Laws affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

6.23No Casualty.  Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have or result in a Material Adverse Change.

ARTICLE 7

CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

7.1Conditions to Effectiveness.  This Agreement shall not become effective until the date on which each of the following conditions is satisfied (each of which were previously satisfied on the Closing Date):

(a)Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)this Agreement duly executed by the parties hereto; and

(ii)a certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date certifying that (A) no Event of Default or Potential Default has occurred and is continuing and (B) no Material Adverse Change has occurred since December 31, 2020 (and the Administrative Agent and Required Lenders shall not have otherwise determined).

(b)[Reserved].

(c)Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Closing Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 7.1, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

7.2Conditions to Funding Date.  The obligation of each Lender to make Loans and of the Issuing Lenders to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

(a)Deliveries.  On the Funding Date (or at such other time as provided in this Section 7.2), the Administrative Agent shall have received each of the following in form and substance satisfactory to the Administrative Agent:

(i)a certificate of each of the Loan Parties signed by an Authorized Officer, dated the Funding Date stating that (A) the Loan Parties are in compliance with each of the covenants and conditions hereunder and under the Loan Documents, (B) no Material Adverse Change has occurred since December 31, 2020 (and the Administrative Agent and Required Lenders shall not have otherwise determined), (C) there is no action, suit, investigation or proceeding pending, or to the knowledge of the Borrower, threatened in any court or before any arbitrator or Official Body that would reasonably be expected to have or result in a Material Adverse Change, and (D) the conditions stated in this Section 7.2 and Section 7.3 have been satisfied;

(ii)a certificate dated the Funding Date and signed by an Authorized Officer or Secretary of each of the Loan Parties, certifying as appropriate as to: (A) all action taken by each Loan Party to validly authorize, duly execute and deliver this Agreement and the other Loan Documents and attaching copies of such resolution or other corporate or organizational action; (B) the names, authority and capacity of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (C) copies of its organizational documents as in effect on the Funding Date, to the extent applicable, certified as of a sufficiently recent date prior to the Funding Date by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to due organization and the continued valid existence, good standing and qualification to engage in its business of each Loan Party in the state of its organization;

(iii)to the extent not delivered on the Funding Date, each of the Loan Documents duly executed by the parties thereto;

(iv)written opinion(s) of counsel for the Loan Parties, dated the Funding Date and in form and substance satisfactory to the Administrative Agent;

(v)on or prior to the Funding Date, certificates of insurance evidencing that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with the Administrative Agent indicated as additional insured and lender loss payable, as applicable;

(vi)a duly completed Compliance Certificate as of the last day of the Fiscal Quarter of Holdings most recently ended prior to the Funding Date, signed by an Authorized Officer of the Borrower, together with reasonably detailed calculations attached thereto demonstrating that, after giving effect to the incurrence of Loans on the Funding Date and the Transactions on a Pro Forma Basis, (A) the Consolidated Total Net Leverage Ratio does not exceed 3.20 to 1.00 and (B); the Loan Parties are in compliance with Section 9.12.

(vii)all material consents, licenses and approvals required for the delivery and performance by any Loan Party of any Loan Document and the enforceability of any Loan

Document against such Loan Party, certified by an Authorized Officer that each is in full force and effect and none other is so required or necessary;

(viii)evidence that all Indebtedness not permitted under Section 9.1 shall have been paid in full and that all necessary termination statements, release statements and other releases in connection with all Liens (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing (including payoff letters, if applicable, in form and substance reasonably satisfactory to the Administrative Agent);

(ix)receipt by the Administrative Agent of the following:

(A)searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party;

(B)Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral;

(C)subject to Section 8.14(b), all certificates evidencing any certificated Equity Interests pledged to the Administrative Agent pursuant to the Security Agreement or any other pledge agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person);

(D)searches of ownership of, and Liens on, United States registered intellectual property owned by each Loan Party in the appropriate governmental offices; and

(E)duly executed notices of grant of security interest in the form required by any security agreement as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the United States registered intellectual property owned by the Loan Parties (if and to the extent perfection may be achieved in the United States Patent and Trademark Office or the United States Copyright Office by such filings).

(x)a certificate of an Authorized Officer of the Borrower as to the Solvency of each of the Loan Parties taken as a whole after giving effect to the transactions contemplated by this Agreement;

(xi)the Statements and the Projections;

(xii)[reserved];

(xiii)the Administrative Agent and each Lender shall have received, in form and substance acceptable to the Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

(xiv)such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

(b)Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Funding Date as required by this Agreement, the Administrative Agent’s Letter or any other Loan Document.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 7.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Funding Date specifying its objection thereto.

7.3Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit:

(a)subject to the terms of Section 1.5 with respect to any Limited Condition Transaction, the representations, warranties of the Loan Parties shall then be true and correct in all material respects (unless qualified by materiality or reference to the absence of a Material Adverse Change, in which event shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 7.3, the representations and warranties contained in Section 6.6 shall be deemed to refer to the most recent statements furnished pursuant to Section 8.11,

(b)subject to the terms of Section 1.5 with respect to any Limited Condition Transaction, no Event of Default or Potential Default shall have occurred and be continuing or would result from such Loan or Letter of Credit or the application of the proceeds thereof,

(c)the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the applicable Issuing Lender an application for a Letter of Credit, as the case may be.

Each Loan Request and Letter of Credit application shall be deemed to be a representation that the conditions specified in Section 7.1, Section 7.2 and this Section 7.3 have been satisfied on or prior to the date thereof.

ARTICLE 8

AFFIRMATIVE COVENANTS

On the Funding Date and thereafter, each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party shall comply at all times with the following covenants:

8.1Preservation of Existence, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 9.5 (b) maintain all licenses, consents, permits, franchises, rights and qualifications necessary for the standard operation of its business, except where the maintenance thereof would not reasonably be expected to have or result in a Material Adverse Change, and (c) maintain and preserve all intellectual properties, including without limitation trademarks, trade names, patents, copyrights and other marks, registered and necessary for the standard operation of its business except where the maintenance thereof would not reasonably be expected to have or result in a Material Adverse Change.

8.2Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge (a) all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (b) all lawful and valid claims which, if unpaid, would result in the attachment of a Lien (other than a Permitted Lien) on its property as a matter of law or contract.

8.3Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary or acceptable to the Administrative Agent, all as reasonably determined by the Administrative Agent.  At the request of the Administrative Agent, the Loan Parties shall deliver to the Administrative Agent and each of the Lenders (x) on the Funding Date and annually thereafter an original certificate of insurance signed by the Loan Parties’ independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate, and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties.  Such policies of insurance shall contain special endorsements which include the provisions specified below or are otherwise in form acceptable to the Administrative Agent in its discretion.  The applicable Loan Parties shall notify the Administrative Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline.

8.4Maintenance of Properties and Leases.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all necessary and appropriate repairs, renewals or replacements thereof, except where the failure to do so would not reasonably be expected to have or result in a Material Adverse Change.

8.5Inspection Rights.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, directors and independent accountants, all in such detail and at such times and as often as any of the Lenders may reasonably request; provided that (i) each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection and (ii) any such visit and inspection shall be at the expense of the Borrower only once per year except when an Event of Default has occurred and is continuing.

8.6Keeping of Records and Books of Account.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and keep books of record and account which enable Holdings and its

Subsidiaries to issue financial statements in accordance with GAAP consistently applied and as otherwise required by applicable Laws of any Official Body having jurisdiction over Holdings or any Subsidiary of Holdings, and in which full, true and correct entries shall be made in all material respects of all financial transactions.

8.7Compliance with Laws; Use of Proceeds.

(a)Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable Laws, including all Environmental Laws, Gun Control Laws and the FLSA, in all respects; except (i) where such compliance with any law is being contested in good faith by appropriate proceedings diligently conducted, and (ii) that it shall not be deemed to be a violation of this Section 8.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

(b)The Loan Parties will use the proceeds of (i) the Revolving Credit Facility for working capital, Capital Expenditures, Permitted Acquisitions, other Investments permitted by Section 9.3, and other lawful corporate purposes not in contravention of the terms of the Loan Documents and (ii) the Term Loan Facility on the Funding Date to (A) refinance certain outstanding Indebtedness of Holdings and its Subsidiaries and (B) pay fees and expenses incurred in connection with Transactions, in each case, not in contravention of the terms of the Loan Documents.

8.8Additional Subsidiaries; Further Assurances.

(a)Additional Domestic Subsidiaries.  Commencing on the Funding Date, promptly after the creation or acquisition of any Domestic Subsidiary (and, in any event, within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) cause such Domestic Subsidiary to (i) become a Guarantor and grant a security interest in all personal property of such Domestic Subsidiary (subject to the exceptions specified in the Collateral Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Guaranty Joinder or such other documents as the Administrative Agent shall deem appropriate for such purpose, (ii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.2 as may be reasonably requested by the Administrative Agent, (iii) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Domestic Subsidiary, (iv) deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Domestic Subsidiary, and (v) deliver to the Administrative Agent such other documents consistent with the requirements set forth in this Section 8.8(a) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)Foreign Subsidiaries.

(i)Commencing on the Funding Date, notify the Administrative Agent promptly after any Person becomes a direct Foreign Subsidiary of the Borrower or a Guarantor (a “First Tier Foreign Subsidiary”), and promptly thereafter (and, in any event, within thirty (30) days after such notification (as such time period may be extended by the Administrative Agent in its sole discretion)), cause (i) the applicable Loan Party to deliver to the Administrative Agent Security Documents pledging under New York law (and, if required under Section 8.8(b)(ii), local foreign law) sixty six percent (66%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such applicable Loan Party to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 7.2 as may be reasonably requested by the Administrative Agent, (iii) such applicable Loan Party to deliver to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such applicable Loan Party to deliver to the Administrative Agent such other documents consistent with the requirements set forth in this Section 8.8(b)(i) as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.  Notwithstanding the foregoing, (x) with respect to any Equity Interests in a First Tier Foreign Subsidiary for which a perfected security interest cannot be obtained under documentation governed by New York law, no such Equity Interests shall be required to be pledged hereunder and (y) to the extent that the Administrative Agent agrees in writing that the cost, burden, difficulty or consequence of obtaining or perfecting the security interests described in this Section 8.8(b)(i) outweighs the benefit to the Lenders of such security interests, the Loan Parties shall not be required to comply with this Section 8.8(b)(i) to the extent agreed in writing.

(ii)After the Funding Date, to the extent the aggregate EBITDA attributable to all Foreign Subsidiaries whose Equity Interests have not been pledged to secure the Obligations pursuant to this Section 8.8(b) for the most recently ended twelve month period exceeds twenty percent (20%) of Consolidated EBITDA for the most recently ended twelve month period (the “Foreign Pledge Date”), the Borrower (i) shall notify the Administrative Agent and the Lenders thereof, (ii) deliver stock certificates and related local law pledge agreements, in form satisfactory to a collateral agent acceptable to the Administrative Agent, evidencing the pledge of sixty-six percent (66%) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and one hundred percent (100%) of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) of one or more First Tier Foreign Subsidiaries to secure the Obligations to the extent necessary such that, after giving effect to such pledge, the EBITDA attributable to all Foreign Subsidiaries whose Equity Interests have not been pledged to secure the Obligations pursuant to this Section 8.8(b) for the most recently ended twelve (12) month period does not exceed twenty percent (20%) of Consolidated EBITDA, and (iii) cause such First Tier Foreign Subsidiary whose stock is pledged pursuant to the immediately preceding Section 8.8(b)(ii) to deliver simultaneously therewith similar documents applicable to such Foreign Subsidiary described in Section 7.2 as reasonably requested by the Administrative Agent; provided that in no event shall any such First Tier Foreign Subsidiary be required to join the Guaranty Agreement or otherwise to guarantee any of the Obligations.  Upon the occurrence of the Foreign Pledge Date, the Borrower will be required to comply with the terms of this Section 8.8(b)(ii) within thirty (30) days (as such time period may be extended by the Administrative Agent in its sole discretion) after (i) the Foreign Pledge Date or (ii) the date of formation or acquisition of any new First Tier Foreign Subsidiary.  Notwithstanding the foregoing, to the extent that the Administrative Agent agrees in writing that the cost, burden, difficulty or consequence of obtaining or perfecting the security interests under local law described in this Section 8.8(b)(ii) outweighs the benefit to the Lenders of such security interests, the Loan Parties shall not be required to comply with this Section 8.8(b)(ii) to the extent agreed in writing.

(c)Landlord Waivers.  Within sixty (60) days (or such later date as the Administrative Agent may agree in its sole discretion) of (i) the Funding Date, with respect to leased locations of the Loan Parties consisting of (A) the Loan Parties’ corporate headquarters, (B) any leased location where material books and records are maintained and (C) locations leased from Persons who are Affiliates of any Loan

Party, in each case, existing on the Funding Date and (ii) the date a new leasehold interest in real property is acquired by a Loan Party (or an existing lease is renewed or extended), use commercially reasonable efforts to deliver or cause to be delivered to the Administrative Agent a duly executed landlord consent with respect to each leased location described in clauses (i)(A), (i)(B) and (i)(C) above, which consents shall be in form and substance reasonably acceptable to the Administrative Agent.

(d)Control Agreements.  To the extent that a deposit account, disbursement account, investment account, cash management account, lockbox account or other account (other than an Excluded Account) is maintained with a financial institution (or any of its Affiliates) other than PNC Bank (or any of its Affiliates), cause such deposit account, disbursement account, investment account, cash management account, lockbox account or other account (other than Excluded Accounts) to be subject to a “with activation” or “springing” account control agreement in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that the Borrower shall have up to ninety (90) days after the Funding Date (or such later date as the Administrative Agent may agree in its sole discretion) to cause any such accounts existing as of the Funding Date to become subject to such an account control agreement); provided that no such account control agreement shall be required with respect to any account that has a balance (or which holds assets with a fair market value) less than $300,000, in any individual instance, or $1,500,000, when taken together with the account balances (or aggregate amount of the fair market value of assets) of all other accounts (other than Excluded Accounts) that are not subject to an account control agreement in form and substance reasonably acceptable to the Administrative Agent.

(e)Merger Subsidiaries.  Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions specified in Section 8.8(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.8(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(f)Exclusions.  The provisions of this Section 8.8 shall not apply to Excluded Property.

(g)Further Assurances.  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.9Sanctions and other Anti-Terrorism Laws.  The Loan Parties covenant and agree that (a) they shall promptly notify the Administrative Agent and each of the Lenders in writing upon the occurrence of a Reportable Compliance Event; and (b) if, at any time, any Collateral becomes Embargoed Property, in addition to all other rights and remedies available to the Administrative Agent and each of the Lenders, upon request by the Administrative Agent or any of the Lenders, the Loan Parties shall provide substitute Collateral acceptable to the Lenders that is not Embargoed Property.

8.10Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.10 shall remain in full force and effect until the Facility Termination Date.  Each Qualified ECP Loan Party intends that this Section 8.10 constitute, and this Section 8.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

8.11Reporting Requirements.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(a)Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) calendar days after the end of each Fiscal Quarter in each Fiscal Year, financial statements of Holdings and its Subsidiaries, consisting of a consolidated balance sheet as of the end of such Fiscal Quarter and related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Quarter then ended and the Fiscal Year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of Holdings as having been prepared in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of notes), consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous Fiscal Year (all of which may be provided by means of delivery of the applicable SEC Form 10-Q, which will be deemed delivered upon filing thereof).

(b)Annual Financial Statements.  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year of Holdings, financial statements of Holdings and its Subsidiaries consisting of a consolidated balance sheet as of the end of such Fiscal Year, and related consolidated statements of income, stockholders’ equity and cash flows for the Fiscal Year then ended, all in reasonable detail and prepared in accordance with GAAP consistently applied and setting forth in comparative form the financial statements as of the end of and for the preceding Fiscal Year, and audited and reported on independent certified public accountants of nationally recognized standing satisfactory to the Administrative Agent (all of which may be provided by means of delivery of the applicable SEC Form 10-K, which will be deemed delivered upon filing thereof).  The opinion or report of accountants shall be prepared in accordance with reasonably acceptable auditing standards and shall be free of any qualification (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur), including without limitation as to the scope of such audit or status as a “going concern” of Holdings or any Subsidiary.

8.12Certificates; Notices; Additional Information.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

(a)Certificate of the Borrower.  Concurrently with the financial statements of Holdings furnished to the Administrative Agent and to the Lenders pursuant to Section 8.11(a) for each of the first three Fiscal Quarters of each Fiscal Year and Section 8.11(b), a certificate (each, a “Compliance Certificate”) of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer or Treasurer of the Borrower, in the form of Exhibit J.

(b)Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default, including all specific provisions of this Agreement and any other Loan Document that have been breached, and the action which such Loan Party proposes to take with respect thereto.

(c)Material Adverse Change.  Promptly after any officer of any Loan Party has learned of any matter that would reasonably be expected to have or result in a Material Adverse Change, including any dispute, litigation, action, suit, proceeding or investigation before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party or of any material development in any litigation or proceeding affecting a Loan Party or any Subsidiary of a Loan Party, written notice thereof accompanied by a statement of an Authorized Officer of the Borrower or the applicable Loan Party setting forth details of the occurrence referred to therein and stating what action the Borrower or the applicable Loan Party has taken and proposes to take with respect thereto.

(d)Organizational Documents.  Within ten (10) days prior (or such extended period of time as agreed by the Administrative Agent) to any merger, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent.  Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence.

(e)Erroneous Financial Information; Change in Accounting.  (i) Promptly in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto and (ii) promptly notice in writing of any material change in accounting policies or financial reporting practice by any Loan Party or any Subsidiary thereof.

(f)ERISA Event.  Promptly upon any Loan Party learning of the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.

(g)Other Reports.  Promptly upon their becoming available to the Borrower:

(i)Annual Budget.  The annual budget, forecasts and projections of Holdings, to be supplied not later than forty-five (45) days following the commencement of each Fiscal Year to which any of the foregoing may be applicable; and

(ii)Management Letters.  Any reports including management letters or recommendations submitted to the Borrower (including its board of directors or the audit committee thereof) by independent accountants in connection with any annual, interim or special audit.

(h)[reserved].

(i)Other Information.  Such other reports and information regarding the business, financial condition or corporate affairs of Holdings or its Subsidiaries, or compliance with the terms of the Loan Documents, as the Administrative Agent or the Required Lenders may from time to time reasonably request.

(j)Updates to Schedules.  Concurrently with the delivery of the Compliance Certificate referred to in clause (a) above, the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedule 6.2 and Schedule 6.11. Notwithstanding anything to the contrary in the foregoing, should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same.  No such Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule; provided, however, that (x) the Borrower may update Schedule 6.2 and Schedule 6.11 pursuant to the first sentence of this clause (j) and (y) the Borrower may update Schedule 6.2 without any Lender approval in connection with any transaction permitted under Sections 9.5, 9.6 and 9.8.

8.13Certificate of Beneficial Ownership and Other Additional Information.  Provide to the Administrative Agent and the Lenders: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or any Lender from time to time for purposes of compliance by the Administrative Agent or such Lender with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or such Lender to comply therewith.

8.14Post-Closing Covenant.

(a)Within thirty (30) days of the Funding Date (or such later date as the Administrative Agent may agree in its sole discretion), provide special endorsements to the liability and property insurance policies required to be maintained under this Agreement in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee, as applicable.

(b)(i) Within two (2) Business Days of the Funding Date (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent all certificates evidencing any certificated Equity Interests of domestic Subsidiaries of Holdings pledged to the Administrative Agent pursuant to the Security Agreement or any other pledge agreement, together with duly executed in blank, undated stock powers attached thereto and (ii) within fifteen (15) Business Days of the Funding Date (or such later date as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent all certificates evidencing any certificated Equity Interests of Foreign Subsidiaries pledged to the Administrative Agent pursuant to the Security Agreement or any other pledge agreement, together with duly executed in blank, undated stock powers attached thereto (unless, with respect to the pledged Equity Interests of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Administrative Agent in its reasonable discretion under the Law of the jurisdiction of organization of such Person).

ARTICLE 9

NEGATIVE COVENANTS

On the Funding Date and thereafter, each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any its Subsidiaries to:

9.1Indebtedness.  At any time create, incur, assume or suffer to exist any Indebtedness, except:

(a)Indebtedness under the Loan Documents;

(b)existing Indebtedness as specified on Schedule 9.1 (including any refinancings, refundings, extensions or renewals thereof; provided that (i) there is no increase in the principal amount thereof (except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, extension or renewal and by an amount equal to any existing commitments unutilized at the time of such refinancing, refunding, extension or renewal), (ii) the final maturity date shall not be earlier, and weighted average life of such refinancing, refunding, renewal or extension shall not be shorter, than the Indebtedness being refinanced, refunded, renewed or extended, (iii) the refinancing, refunding, renewal or extension shall have no additional obligors (including any guarantors) than the Indebtedness being refinanced, refunded, renewed or extended and (iv) any refinancing, refunding, renewal or extension of any subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Administrative Agent and the Lenders and (B) no more restrictive to the Borrower and its Subsidiaries, in each case with respect to clauses (A) and (B), than the Indebtedness being refinanced, refunded, renewed or extended);

(c)Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that such Indebtedness is incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided, further, that the aggregate principal amount of such Indebtedness does not exceed $10,000,000 at any time outstanding;

(d)Indebtedness of (i) a Loan Party to another Loan Party, (ii) any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, (iii) any Subsidiary that is not a Loan Party to any Loan Party so long as such Indebtedness under this clause (iii) is permitted pursuant to Section 9.3(g) or 9.3(j) and (iv) any Loan Party to a Subsidiary that is not a Loan Party so long as such Indebtedness under this clause (iv) is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent;

(e)any (i) Lender Provided Interest Rate Hedge, (ii) Lender Provided Foreign Currency Hedge, (iii) other Interest Rate Hedge or Foreign Currency Hedge approved by the Administrative Agent or (iv) Indebtedness under any Other Lender Provided Financial Service Product; provided, however, the Loan Parties shall enter into an Interest Rate Hedge only for hedging (rather than speculative) purposes;

(f)Guaranties with respect to any Indebtedness permitted pursuant to this Section 9.1 (other than Section 9.1(d)(ii), (d)(iii), (d)(iv) (in each case of clause (d), except to the extent permitted by Section 9.3) or (h)) except to the extent specifically prohibited in this Agreement; provided that (x) the aggregate amount of all Guaranties of all Loan Parties with respect to Indebtedness permitted pursuant to Section 9.1(n) or (p) shall not exceed $10,000,000 at any time and (y) any Guaranty of Indebtedness permitted pursuant to Section 9.1(g) is also subordinated to the payment in full of all Obligations;

(g)Subordinated Indebtedness;

(h)Indebtedness that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Loan Party or a Subsidiary, as long as such Indebtedness was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed of $5,000,000 in the aggregate at any time;

(i)Permitted Contingent Obligations;

(j)Indebtedness with respect to the Specified Letters of Credit;

(k)Indebtedness incurred in connection with a Permitted Acquisition, to the extent permitted under the definition of Permitted Acquisition, that consists of Indebtedness existing prior to the consummation of the Permitted Acquisition (and not incurred in contemplation thereof) that is permitted to be assumed by the Loan Parties pursuant to (and subject to the limitations set forth in) Section 9.1(c) and does not constitute a revolving credit facility;

(l)Indebtedness incurred in connection with the financing of insurance premiums, incurred in the Ordinary Course of Business;

(m)obligations under or in connection with the Canadian Bilateral Facility so long as (i) no Potential Default or Event of Default exists or would result from the incurrence thereof, (ii) such Indebtedness is not recourse to any Loan Party (except to the extent permitted by Section 9.1(f)) and (iii) such Indebtedness is not secured by any asset constituting Collateral, except pursuant to the terms of this Agreement and the other Loan Documents;

(n)other Indebtedness (which may include letters of credit or letter of credit facilities) of Foreign Subsidiaries in an aggregate amount not to exceed $35,000,000 so long as (i) no Potential Default or Event of Default exists or would result from the incurrence thereof, (ii) such Indebtedness is incurred in connection with an Investment (including a Permitted Acquisition or any Investment in an existing Subsidiary) permitted by Section 9.3 or such Indebtedness is used to refinance outstanding Revolving Credit Loans incurred in connection with an Investment permitted by Section 9.3, (iii) such Indebtedness is not recourse to any Loan Party (except to the extent permitted by Section 9.1(f)) and (iv) such Indebtedness is not secured by any asset constituting Collateral;

(o)Refinancing Indebtedness as long as each Refinancing Condition is satisfied;

(p)Indebtedness owing by Foreign Subsidiaries in an aggregate amount outstanding at any time not to exceed $5,000,000, in each case so long as (i) no Potential Default or Event of Default exists or would result from the incurrence thereof, (ii) such Indebtedness is not recourse to any Loan Party (except to the extent permitted by Section 9.1(f)), and (iii) such Indebtedness is not secured by any assets constituting Collateral;

(q)other unsecured Indebtedness in an aggregate principal amount not to exceed $7,500,000 at any time outstanding; and

(r)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the Ordinary Course of Business, provided, however, that such Indebtedness is extinguished within five (5) Business Days of its incurrence.

Further, for purposes of determining compliance with this Section 9.1, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in this Section 9.1 but may be permitted in part under any combination thereof and (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in this Section 9.1, the Loan Parties may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 9.1 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause; provided that (x) all Indebtedness outstanding under the Loan Documents shall at all times be deemed to be outstanding in reliance only on the exception in Section 9.1(a), (y) all Indebtedness described on Schedule 9.1 and any Permitted Refinancing in respect thereof shall at all times be deemed to be outstanding in reliance only on the exception in Section 9.1(b) and (z) all Indebtedness owing to Holdings or any of its Subsidiaries shall be deemed to be outstanding in reliance only on one or more exceptions in Section 9.1(d).  Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness, or preferred stock (in each case so long as such additional Indebtedness or preferred stock is in the same form and on the same terms as the Indebtedness to which such payment relates) shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.1.

9.2Liens.  At any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens; provided, however, and notwithstanding the above or any other provision of this Agreement or any other Loan Document, no Liens shall be permitted to exist directly or indirectly on any real property of any Loan Party other than pursuant to clauses (a), (c), (e), (i), (k), (s) or (t) of the definition of “Permitted Liens”.

9.3Loans and Investments.  At any time make or suffer to remain outstanding any Investment, except:

(a)trade credit extended on usual and customary terms in the Ordinary Course of Business;

(b)advances to employees to meet expenses incurred by such employees in the Ordinary Course of Business;

(c)Permitted Investments;

(d)loans, advances and investments in other Loan Parties;

(e)intercompany Indebtedness to the extent permitted by Section 9.1(d);

(f)Permitted Acquisitions;

(g)Investments existing on the Closing Date in Subsidiaries existing on the Closing Date;

(h)cash and Cash Equivalents;

(i)any Investment by a Foreign Subsidiary in another Foreign Subsidiary or a Loan Party;

(j)any Investment by a Loan Party in a Foreign Subsidiary (i) in an aggregate amount at any time outstanding not in excess of $5,000,000 so long as no Event of Default exists at the time such Investment is made or would be caused thereby or (ii) in any other amount so long as (A) at the time such Investment is made, no Event of Default exists or would be caused thereby, (B) at the time such Investment is made, the Borrower provides the Administrative Agent evidence that, after giving effect to such Investment, the Loan Parties are in compliance with the financial covenants set forth in Sections 9.12 and 9.13 on a Pro Forma Basis and (C) the Loan Parties shall be Solvent both before and after giving effect to such Investment and an Authorized Officer having primary responsibility for financial matters of the Borrower shall certify to the Administrative Agent, not less than five (5) Business Days prior to the date such Investment is made, that all such conditions have been satisfied;

(k)loans and advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business in an aggregate amount not to exceed $1,500,000 at any time;

(l)loans or advances to officers or employees in the Ordinary Course of Business pursuant to and in accordance with the terms of any Plan in an aggregate amount not to exceed $1,500,000 at any time;

(m)prepaid expenses and extensions of trade credit made in the Ordinary Course of Business;

(n)deposits with financial institutions permitted hereunder;

(o)as long as no Event of Default exists at the time of incurrence thereof, intercompany loans by a Loan Party to another Loan Party;

(p)as long as no Event of Default exists at the time of incurrence thereof, intercompany loans by a Foreign Subsidiary to another Foreign Subsidiary;

(q)loans and Investments existing as of the Closing Date and set forth on Schedule 9.3;

(r)Permitted Joint Ventures in an aggregate amount, taken together with all other Investments consisting of Permitted Joint Ventures that are at that time outstanding, not to exceed $5,000,000; and

(s)other Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding.

9.4Dividends and Related Distributions.  Make any Restricted Payment, or agree to become or remain liable to make any Restricted Payment, except:

(a)dividends or other distributions payable to another Loan Party;

(b)so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Equity Interests (other than Disqualified Equity Interests);

(c)any Restricted Payment made by a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party or a Loan Party;

(d)the Special Distribution, so long as (i) no Potential Default or Event of Default then exists or arises therefrom and (ii) after giving effect thereto on a Pro Forma Basis, the Loan Parties are in compliance with the covenants set forth in Sections 9.12 and 9.13;

(e)Restricted Payments consisting of redemptions of Equity Interests of Holdings held by employees, officers, or directors of Holdings (or any spouses, ex-spouses, estates or Affiliates of any of the foregoing); provided, that the aggregate amount of such redemptions made by Holdings in respect of each Fiscal Year prior to the Expiration Date shall not exceed (i) the greater of (A) $2,000,000 or (B) 5.00% of Consolidated EBITDA for the four Fiscal Quarter period most recently ended as of such date of determination in respect of which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b), as applicable less (ii) the aggregate amount of cash compensation consisting of Qualified LTIP Accrual Amounts added to Consolidated EBITDA pursuant to clause (b)(vii)(B) thereof in respect of such period; provided, further, that Restricted Payments under this Section 9.4(e) shall be subject to the satisfaction of the following conditions: (i) no Event of Default has occurred or would result from such Restricted Payment, (ii) the Borrower provides Administrative Agent evidence that after giving effect to the consummation of such Restricted Payment, Holdings and its Subsidiaries on a consolidated basis shall maintain a Consolidated Fixed Charge Coverage Ratio of at least 1.25 to 1.00 on a Pro Forma Basis, measured as of the most recently ended Fiscal Quarter for which the Loan Parties have delivered the financial statements required under Sections 8.1(a) or (b), as the case may be, for the four Fiscal Quarter period then ended, (iii) after giving effect to the consummation of such Restricted Payment, the Consolidated Total Net Leverage Ratio is less than or equal to 2.50 to 1.00, and (iv) each Loan Party shall be Solvent before and after giving effect to such Restricted Payment; and

(f)dividends, distributions and/or share repurchases in an aggregate amount not to exceed $10,000,000 per Fiscal Year, so long as (i) no Potential Default or Event of Default then exists or arises therefrom and (ii) after giving effect thereto on a Pro Forma Basis, the Loan Parties are in compliance with the covenants set forth in Sections 9.12 and 9.13; provided that the aggregate amount of dividends, distributions and share repurchases under this Section 9.4(f) shall be unlimited so long as after giving effect thereto on a Pro Forma Basis, the Consolidated Total Net Leverage Ratio is less than 2.50 to 1.00.

9.5Liquidations, Mergers, Consolidations, Acquisitions.  Dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or Equity Interests of any other Person (other than the acquisition of all or substantially all of the assets or Equity Interests of any other Person pursuant to a Permitted Acquisition) or consummate an LLC Division; provided that (a) any Loan Party other than Holdings or the Borrower may consolidate or merge into, or liquidate into, another Loan Party which is wholly-owned by one or more of the other Loan Parties, (b) any Foreign Subsidiary that is not a Loan Party may consolidate or merge into, or liquidate into, any other Subsidiary that is not a Loan Party and (c) any Domestic Subsidiary that is not a Loan Party may consolidate or merge into, or liquidate into, any other Domestic Subsidiary that is not a Loan Party.

9.6Dispositions of Assets or Subsidiaries.  Make any Asset Disposition, except the sale or other disposition of such assets so long as (a) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with the consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (b) such transaction is not prohibited by the terms of Section 9.20, (c) such transaction does not involve the sale or other disposition of a minority Equity Interest in any Subsidiary, (d) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 9.6, and (e) the aggregate fair market value of all of the assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions in any Fiscal Year shall not exceed (i) $5,000,000 with respect to tangible assets and (ii) 10.0% of Consolidated EBITDA for the most recently completed Measurement Period with respect to the Equity Interests of any Subsidiary of the Borrower.

9.7Affiliate Transactions.  Enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) other than (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers, employees and consultants who are Affiliates, in each case for services actually rendered, and payment of customary directors’ fees and indemnities (including severance and indemnification arrangements with officers and employees in the Ordinary Course of Business and participation in stock option plans and employee benefit plans and arrangements in the Ordinary Course of Business); (c) transactions solely among the Loan Parties; (d) transactions solely among non-Loan party Subsidiaries; (e) transactions with Affiliates that were consummated on or prior to the Closing Date, as shown on Schedule 9.7; (f) sales of inventory and services between Loan Parties in the Ordinary Course of Business and sales of equipment in compliance with the terms of Section 9.6, in each case, upon fair and reasonable terms; and (g) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

9.8Subsidiaries, Partnerships and Joint Ventures.  Own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) Excluded Subsidiaries and (iii) any Subsidiary formed after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent items required by Section 8.8.  No Loan Party shall become or agree to become a party to a Joint Venture except Permitted Joint Ventures.

9.9Continuation of or Change in Business.  Engage in any business other than substantially as conducted and operated by such Loan Party or Subsidiary as of the Closing Date and businesses substantially related, incidental or ancillary thereto.

9.10Accounting Changes; Change in Fiscal Year.  Make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the Fiscal Year of Holdings or of any of its Subsidiaries, except to change the Fiscal Year of a Subsidiary to conform its Fiscal Year to that of Holdings.

9.11Changes to Organizational Documents.  Amend in any respect its certificate of incorporation (including any provisions or resolutions relating to Equity Interests), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents in a manner materially adverse to the Lenders.

9.12Minimum Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2021, to be less than 1.25 to 1.00.

9.13Maximum Consolidated Total Net Leverage Ratio.  Permit the Consolidated Total Net Leverage Ratio as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 2021, to be greater than (a) with respect to the Fiscal Quarter ending December 31, 2021 through and including the Fiscal Quarter ending September 30, 2022, 3.75 to 1.00 and (b) with respect to the Fiscal Quarter ending December 31, 2022 and for each Fiscal Quarter ending thereafter, 3.50 to 1.00; provided that if a Material Acquisition occurs during a Fiscal Quarter, the Borrower shall have the right to elect to increase the Consolidated Total Net Leverage Ratio required to be maintained by this Section 9.13 by up to 0.50 to 1.00; provided, further, that (i) the Consolidated Total Net Leverage Ratio for any Measurement Period required to be maintained by this Section 9.13 shall be reduced by 0.50 to 1.00 on the last day of the fifth Fiscal Quarter after such increase occurs (returning to the Consolidated Total Net Leverage Ratio level required to be maintained prior to such election); (ii) following any increase in the Consolidated Total Net Leverage Ratio pursuant to this Section 9.13, there shall be at least one full Fiscal Quarter in which the required Consolidated Total Leverage Ratio is tested at the level set forth in this Section 9.13 without giving effect to the provisos herein before the Borrower may again elect to increase the Consolidated Total Net Leverage Ratio pursuant to this Section 9.13, (iii) the Consolidated Total Net Leverage Ratio shall not be increased more than two (2) times pursuant to this Section 9.13 during the term of this Agreement and (iv) such election shall be made by the delivery of a written notice by the Borrower to the Administrative Agent making reference to this Section 9.13 and notifying the Administrative Agent of the Borrower’s exercise of this right on or prior to the date of the actual or required delivery of a Compliance Certificate for the Fiscal Quarter in which the applicable Permitted Acquisition occurs.

9.14Limitation on Negative Pledges and Restrictive Agreements.  Enter into, or permit to exist, any contractual obligation (except for this Agreement and the other Loan Documents) that (a) encumbers or restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make dividends or distribution to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired (except, in the case of clause (a)(v) only, for any document or instrument governing any purchase money Liens, capital lease obligations permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby) or other secured Indebtedness permitted by Sections 9.1(b), (k), (m), (n) or (p), customary provisions restricting assignment of any licensing agreement (in which a Loan Party or its Subsidiaries are the licensee) with respect to a contract entered into by a Loan Party or its Subsidiaries in the Ordinary Course of Business and customary provisions restricting subletting, sublicensing or assignment of any intellectual property license or any lease governing any leasehold interests of a Loan Party and its Subsidiaries) or (b) requires the grant of any Lien (other than Permitted Liens) on property for any obligation if a Lien on such property is given as security for the Obligations.

9.15Subordinated Indebtedness.

(a)Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any:

(i)Subordinated Indebtedness (other than Subordinated Indebtedness of the type described in the following clause (a)(ii)), except regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Subordinated Indebtedness (and a Senior Officer or vice president of finance or similar officer having primary responsibility for financial matters of the Borrower shall certify to Administrative Agent, not less than five (5) Business Days prior to the date of payment, that all conditions under such agreement have been satisfied); or

(ii)Subordinated Indebtedness constituting Earnout Obligations in respect of any Permitted Acquisition, except payments made when the following conditions are satisfied:

(A)no Potential Default or Event of Default has occurred or would result from such payment, and

(B)after giving effect to the consummation of such payment, the Loan Parties are in compliance with the financial covenants set forth in Sections 9.12 and 9.13 on a pro forma basis; provided, that such financial covenant shall be measured as of the most recently ended Fiscal Quarter for which the Loan Parties have delivered the financial statements required under Section 8.11(a) or 8.11(b), as the case may be, for the twelve fiscal month period then ended.

(b)The Borrower will not, and will not permit any of its Subsidiaries to, agree to or permit any amendment, modification or waiver of any provision of any Subordinated Indebtedness Document if the effect of such amendment, modification or waiver is to (i) increase the yield on such Subordinated Indebtedness or change (to earlier dates) the dates upon which principal and interest are due thereon; (ii) alter the redemption, prepayment or subordination provisions thereof; (iii) alter the covenants and events of default in a manner that would make such provisions more onerous or restrictive to the Borrower or any such Subsidiary; or (iv) otherwise increase the obligations of the Borrower or any Subsidiary in respect of such Subordinated Indebtedness or confer additional rights upon the holders thereof which individually or in the aggregate would be adverse to the Borrower or any of its Subsidiaries or to the Administrative Agent or the Lenders.

9.16Agreements Restricting Dividends.  Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than a Loan Document) with any Person which restricts any of the Loan Parties’ right to pay dividends or other distributions to the Borrower or repay intercompany loans from the Borrower to each Loan Party.

9.17Sanctions and other Anti-Terrorism Laws.  Each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any its Subsidiaries to: (a) become a Sanctioned Person or allow its employees, officers, directors, affiliates, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (b) directly, or indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (c) repay the Facilities with funds derived from any unlawful activity; (d) permit any of the Collateral to become Embargoed Property; (e) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (f) cause any Lender or the Administrative Agent to violate any sanctions administered by OFAC.

9.18Use of Proceeds.  Each Loan Party hereby covenants and agrees that until the Facility Termination Date, the Loan Party will not, and will not permit any its Subsidiaries to directly or indirectly, use the Loans or any proceeds thereof for any purpose (a) which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business or (b) that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X.

9.19Sale and Leaseback Transactions.  Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”); provided that, notwithstanding anything to the contrary in the foregoing, the Borrower and its Subsidiaries shall be permitted to enter into a Sale and Leaseback Transaction with respect to real property so long as the aggregate fair market value of real property sold in connection therewith does not exceed $7,500,000.

9.20Designation as Senior Debt.  Designate any Indebtedness (other than Indebtedness under the Loan Documents) of the Borrower or any of its Subsidiaries as “Senior Debt” or “Designated Senior Debt” (or in each case any similar term) under, and as defined in, the documentation governing any Subordinated Indebtedness.

ARTICLE 10

DEFAULT

10.1Events of Default.  An Event of Default means the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a)Payments Under Loan Documents.

(i)Any Loan Party shall fail to pay any principal of any Loan or of any Reimbursement Obligation in respect of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

(ii)any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under Section 8.1(a)(i) or an amount related to an Other Lender Provided Financial Service Product) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

(b)Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect (other than a representation or warranty this is expressly qualified by Material Adverse Change or other materiality qualified, in which case such representation or warranty proves to be incurred in any respect) as of the time it was made, deemed made or furnished; or

(c)Breach of Certain Covenants.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1, Section 8.5, Section 8.7, Section 8.8, Section 8.9, Section 8.11, Section 8.12(a), (b), (c), (e), (f) or (g)(i) or Article 9; or

(d)Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) any Authorized Officer of a Loan Party’s knowledge of such breach or (ii) notice thereof from the Administrative Agent or any Lender; or

(e)Defaults in Other Agreements or Indebtedness.  (i) A breach, default or event of default shall occur at any time under the terms of any one or more other agreements with respect to Material Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor, and such breach, default or event of default either (A) consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any such Material Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or (B) causes, or permits the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Material Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs any default or event of default under any Canadian Obligation Loan Document; or

(f)Final Judgments or Orders.

(i)Any final judgments or orders for the payment of money in excess of $3,000,000 in the aggregate (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has been notified of the claim and has confirmed coverage) shall be entered against any Loan Party by a court having jurisdiction in the premises, and with respect to which either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect; or

(ii)any non-monetary final judgment or order shall be rendered against Holdings, any Borrower or any Subsidiary that would reasonably be expected to have or result in a Material Adverse Change, and there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of appeal or otherwise, is not in effect; or

(g)Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; or

(h)Events Relating to Pension Plans and Multiemployer Plans.  An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $3,000,000 at any one time, or Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, where the aggregate amount of unamortized withdrawal liability is in excess of $3,000,000 at any one time; or

(i)Change of Control.  A Change of Control shall occur; or

(j)Relief Proceedings; Solvency; Attachment.  Either (i) a Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party or a substantial part of the assets of any Loan Party or Subsidiary and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, (iii) any Loan Party or any Subsidiary of a Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party or any Subsidiary of any Loan Party and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(k)Subordinated Indebtedness.  Any default or event of default (after giving effect to any grace period) shall have occurred and be continuing under the Subordinated Debt Documents or any Subordinated Debt Document shall cease to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute “Senior Indebtedness” for purposes of the applicable Subordinated Debt Document, or all or any part of the Subordinated Indebtedness is accelerated, is declared to be due and payable is required to be prepaid or redeemed, in each case prior to the stated maturity thereof.

10.2Consequences of Event of Default.

(a)Generally.  If any Event of Default specified under Section 10.1 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and no Issuing Lender shall be under any obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders shall, take any or all of the following actions:

(i)declare the commitment of each Lender to make Loans and any obligation of the Issuing Lenders to issue, amend or extend Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as Cash Collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

(iv)exercise on behalf of itself, the Lenders and the Issuing Lenders all rights and remedies available to it, the Lenders and the Issuing Lenders under the Loan Documents;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the Issuing Lenders to issue, amend or extend any Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to provide cash collateral as specified in clause (iii) above shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.5, after obtaining the prior written consent of the Administrative Agent, is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, such Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Lender and their respective Affiliates and participants under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or their respective Affiliates and participants may have.  Each Lender and each Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

(c)Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 10.2 for the benefit of all the Lenders and the Issuing Lenders and the other Secured Parties; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Lender or the Swingline Loan Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Loan Lender, as the case may be) hereunder and under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 10.2(b) (subject to the terms of Section 5.5), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (A) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 10.2(c), and (B) in addition to the matters specified in clauses (ii), (iii) and (iv) of the preceding proviso and subject to Section 5.5), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.3Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to Section 10.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as specified in the proviso to Section 10.2(a)) and until the Facility Termination Date, any and all proceeds received on account of the Obligations shall (subject to Sections 5.15 and 10.2(a)(iii)) be applied as follows:

(a)First, to payment of that portion of the Obligations constituting fees (other than Letter of Credit Fees), indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, any Issuing Lender in its capacity as such and the Swingline Loan Lender in its capacity as such, ratably among the Administrative Agent, such Issuing Lender and Swingline Loan Lender in proportion to the respective amounts described in this clause First payable to them;

(b)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders under the Loan Documents and the Canadian Obligation Providers under the Canadian Obligation Loan Documents, including attorney fees, ratably among the Lenders and the Canadian Obligation Providers in proportion to the respective amounts described in this clause Second payable to them;

(c)Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Reimbursement Obligations and accrued and unpaid interest under the Canadian Obligation Loan Documents, ratably among the Lenders, the Canadian Obligation Providers and the Issuing Lenders in proportion to the respective amounts described in this clause Third payable to them;

(d)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations, payment obligations then owing under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products, and the unpaid principal amount of the Canadian Subsidiary Obligations, ratably among the Lenders, the Issuing Lenders, the applicable Cash Management Banks, the applicable Hedge Banks, and the Canadian Obligation Providers in proportion to the respective amounts described in this clause Fourth held by them;

(e)Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any undrawn amounts under outstanding Letters of Credit (to the extent not otherwise cash collateralized pursuant to this Agreement); and

(f)Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order specified above.

Notwithstanding anything to the contrary in this Section 10.3, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided that to the extent possible appropriate adjustments shall be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise specified above in this Section 10.3.

In addition, notwithstanding the foregoing, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges and Other Lender Provided Financial Service Products shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation, as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.  Each Cash Management Bank or Hedge Bank not a party to the Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 11 hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE 11

THE ADMINISTRATIVE AGENT

11.1Appointment and Authority.  Each of the Lenders and each Issuing Lender hereby irrevocably appoints PNC Bank, National Association to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article 11 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

11.2Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

11.3Exculpatory Provisions.

(a)The Administrative Agent shall not have any duties or obligations except those expressly specified herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)shall not, except as expressly specified herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.1 and 10.2), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any

Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Lender.

(c)The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions specified herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition specified in Article 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article 11 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

11.6Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower (so long as no Potential Default or Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring

Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications specified above; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article 11 and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

11.7Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

11.8No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the bookrunners, arrangers, syndication agents, or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

11.9Administrative Agent’s Fee.  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.

11.10Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 2.8(b) and 12.3) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.3.

11.11Collateral and Guaranty Matters.

(a)Each of the Secured Parties irrevocably authorizes the Administrative Agent, at its option and in its discretion,

(i)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon the Facility Termination Date, (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 12.1, if approved, authorized or ratified in writing by the Required Lenders;

(ii)to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (h) of the definition of “Permitted Liens”; and

(iii)to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 11.11.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

11.12No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law or any Anti-Corruption Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

11.13Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Other Lender Provided Financial Service Products and Canadian Subsidiary Obligations.  Except as otherwise expressly specified herein, no Cash Management Bank, Hedge Bank or Canadian Obligation Provider that obtains the benefits of Section 10.3, the Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Guaranty Agreement or any Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article 11 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Lender Provided Interest Rate Hedges, Lender Provided Foreign Currency Hedges, Other Lender Provided Financial Service Products, and/or Canadian Subsidiary Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank or Canadian Obligation Provider, as the case may be.

11.14ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, Administrative Agent and the Lead Arrangers and their respective Affiliates, and for the benefit of Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Plans in connection with the Loans or the Commitments,

(ii)the transaction exemption set forth in one or more Prohibited Transaction Exemptions (“PTEs”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding Section 11.14(a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 11.14(a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower, that:

(i)none of the Administrative Agent or the Lead Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Loans),

(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(iv)no fee or other compensation is being paid directly to the Administrative Agent or Lead Arrangers or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

The Administrative Agent and the Lead Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

11.15Erroneous Payments.

(a)If the Administrative Agent notifies a Lender, an Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Lender or Secured Party such Lender or such Issuing Lender (any such Lender, Issuing Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, an Issuing Lender or Secured Party, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, such Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Issuing Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.15(b).

(c)Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or any Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or such Issuing Lender at any time, (i) such Lender or such Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender or such Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or an Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or an Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or applicable Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or such Issuing Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or any Issuing Lender and such Commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, Issuing Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)Each party’s obligations, agreements and waivers under this Section 11.15 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE 12

MISCELLANEOUS

12.1Modifications, Amendments or Waivers.  With the written consent of the Required Lenders (or as expressly provided by Section 5.17), the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

(a)Increase of Commitment.  Increase the amount of the Revolving Credit Commitment or Term Loan Commitment of any Lender hereunder without the consent of such Lender;

(b)Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date or the scheduled time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the stated rate of interest borne by any Loan (other than as a result of waiving the applicability of any post-default increase in interest rates) or reduce the stated rate of the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby (provided that any amendment or modification of defined terms used in the financial covenants of this Agreement shall not constitute a reduction in the stated rate of interest or fees for purposes of this clause (b));

(c)Release of Collateral or Guarantor.  Except for sales of assets permitted by Section 9.6, release all or substantially all of the Collateral or release all or substantially all the value of the

Guarantors from their Obligations under the Guaranty Agreement, in each case without the consent of all Lenders (other than Defaulting Lenders);

(d)Class Voting.  Directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders;

(e)Miscellaneous.  Amend Section 5.4, Section 11.3, Section 5.5, Section 10.3 or this Section 12.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders;

provided that (i) no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, any Issuing Lender, or the Swingline Loan Lender may be made without the written consent of the Administrative Agent, any Issuing Lender or the Swingline Loan Lender, as applicable, and (ii) the Administrative Agent’s Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, and provided, further, that, if in connection with any proposed waiver, amendment or modification referred to in Sections 12.1(a) through 12.1(d) above, there is a Non-Consenting Lender, then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.13.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend (x) the Expiration Date with respect to the Revolving Credit Commitments of Lenders under the Revolving Credit Facility that agree to such extension with respect to their Revolving Credit Commitments with the written consent of each such approving Lender, the Administrative Agent and the Borrower (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Credit Facility with respect to the portion of the Revolving Credit Commitments with an Expiration Date so extended; and/or (y) the Term Loan Maturity Date with respect to applicable Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Lender, the Administrative Agent and the Borrower (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term Loan Facility with respect to the portion thereof with a Term Loan Maturity Date so extended; provided that in each such case any such proposed extension of the Expiration Date or the Term Loan Maturity Date shall have been offered to each Lender with Loans or Commitments under the applicable Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the Borrower wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders.  This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Loan Facility; provided that any such offer may, at the Borrower’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or any Term Loan Facility without being made to any other tranche of Incremental Term Loans or the Term Loan Facility, as the case may be.

In addition, notwithstanding the foregoing, (a) with the consent of the Borrower, the Administrative Agent may amend, modify or supplement any Loan Document without the consent of any Lender or the Required

Lenders in order to correct or cure any ambiguity, inconsistency or defect or correct any typographical or ministerial error in any Loan Document (provided that any such amendment, modification or supplement shall not be materially adverse to the interests of the Lenders taken as a whole), and (b) without the consent of any Lender or the Borrower, within a reasonable time after (i) the effective date of any increase or addition to, extension of or decrease from, the “Revolving Commitment Amount” set forth on Schedule 1.1(B), or (ii) any assignment by any Lender of some or all of its “Revolving Commitment Amount” set forth on Schedule 1.1(B), the Administrative Agent shall, and is hereby authorized to, revise Schedule 1.1(B) to reflect such change, whereupon such revised Schedule 1.1(B) shall replace the old Schedule 1.1(B) and become part of this Agreement.

12.2No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders specified in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

12.3Expenses; Indemnity; Damage Waiver.

(a)Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all reasonable and documented fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the fees, charges and disbursements of any outside counsel for the Administrative Agent, any Lender or any Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 12.3(a), or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable and documented out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.

(b)Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Lead Arrangers, each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an

“Indemnitee”) against, and hold each Indemnitee harmless from (and shall reimburse each Indemnitee as the same are incurred), any and all losses, claims, damages, liabilities and related expenses (limited in case of legal fees and expenses to one counsel selected by the Administrative Agent for all Indemnitees taken as a whole and, if reasonably necessary, a single local counsel selected by the Administrative Agent for all Indemnitees taken as a whole in each relevant material jurisdiction and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each relevant material jurisdiction for each group of similarly situated Indemnitees, and, if reasonably necessary, one regulatory counsel in any material specialty), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party, or any affiliate of any such party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party or any affiliate of any such party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 12.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), each Issuing Lender, the Swingline Loan Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, such Swingline Loan Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Ratable Share at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Loan Lender solely in its capacity as such, only the Lenders with Revolving Credit Commitments shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Ratable Share of the Revolving Credit Facility (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swingline Loan Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swingline Loan Lender in connection with such capacity.  The obligations of the Lenders under this paragraph (b) are subject to the provisions of Section 2.2.

(d)Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, neither the Borrower nor any of the Lenders shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 12.3(a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such liability or damages are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(e)Payments.  All amounts due under this Section 12.3 shall be payable not later than thirty (30) days after written demand therefor.

(f)Survival.  Each party’s obligations under this Section 12.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

12.4Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.2) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

12.5Notices; Effectiveness; Electronic Communication

(a)Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(i)if to the Borrower or any other Loan Party, to it at the address set forth on Schedule 1.1(B);

(ii)if to the Administrative Agent, to PNC Bank, National Association at the address set forth on Schedule 1.1(B);

(iii)if to PNC Bank, National Association in its capacity as an Issuing Lender, to it at the address set forth on Schedule 1.1(B);

(iv)if to a Lender or any other Issuing Bank, to it at its address (or facsimile number) specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article 2 or Article 3 if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under Article 2 or Article 3 by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Change of Address, etc.  Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(d)Platform.

(i)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Lenders and the other Lenders by posting the Communications on the Platform.

(ii)The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to this Section 12.5, including through the Platform.

12.6Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.  Without limiting the foregoing provisions of this Section 12.6, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any Issuing Lender or the Swingline Loan Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

12.7Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement and the completion of the transactions hereunder, and shall continue in full force and effect until the Facility Termination Date.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those specified in the Notes, Section 5 and Section 12.3, shall survive the Facility Termination Date.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the Closing Date and until the Facility Termination Date.

12.8Successors and Assigns.

(a)Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (including, in each case, by way of an LLC Division) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.8(b), (ii) by way of participation in accordance with the provisions of Section 12.8(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 12.8(e) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.8(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:

(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it (in each case with respect to any Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in Section 12.8(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)in any case not described in Section 12.8(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, or $2,500,000, in the case of the Term Loan of such assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(iii)Required Consents.  No consent shall be required for any assignment except to the extent required by Section 12.8(b)(i)(B) and, in addition:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Facilities;

(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Commitments with respect to the Term Loan Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender, or (ii) any Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)the consent of each Issuing Lender and Swingline Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500.00. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons.  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting

Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof.

(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto specified herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Lender, the Swingline Loan Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Ratable Share.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(viii)Effectiveness; Release.  Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c), from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4, 5.8, and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.8(d).

(c)Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Pittsburgh, Pennsylvania a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lenders and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 12.1(a), 12.1(b), or 12.1(c) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.4, 5.8, 5.9 and 5.10 (subject to the requirements and limitations therein, including the requirements under Section 5.9(g) (it being understood that the documentation required under Section 5.9(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.8(b); provided that such Participant (A) agrees to be subject to the provisions of Section 5.13 as if it were an assignee under to Section 12.8(b); and (B) shall not be entitled to receive any greater payment under Sections 5.8 or 5.9, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.13 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.2(b) as though it were a Lender; provided that such Participant agrees to be subject to Section 5.5 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)Cashless Settlement.  Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g)Arrangers/Bookrunners.  Notwithstanding anything to the contrary contained in this Agreement, the name of any arranger and/or bookrunner listed on the cover page of this Agreement may be changed by the Administrative Agent to the name of any Lender or Lender’s broker-dealer Affiliate, upon written request to the Administrative Agent by any such arranger and/or bookrunner and the applicable Lender or Lender’s broker-deal Affiliate.

12.9Confidentiality.

(a)General.  Each of the Administrative Agent, the Lenders and the Issuing Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case, except for requests in connection with regulatory examinations, the Administrative Agent, the Lenders and the Issuing Lenders agree to inform the Borrower promptly thereof prior to disclosure to the extent lawfully permitted to do so; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, in which case, the Administrative Agent, the Lenders and the Issuing Lenders agree to inform the Borrower promptly thereof prior to disclosure to the extent lawfully permitted to do so; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 12.9, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Facilities or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 12.9, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower other than as a result of a breach of this Section 12.9. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

For purposes of this Section 12.9, “Information” means all information received from Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender

on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries; provided that, in the case of information received from Holdings or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section 12.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement with any such Subsidiary or Affiliate of the Lender subject to the provisions of Section 12.9(a).

12.10Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments.  Except as provided in Article 7, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a)Governing Law.  This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.  Each standby Letter of Credit issued under this Agreement shall be subject, as applicable, to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by any Issuing Lender, and each trade Letter of Credit shall be subject to

UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of New York without regard to its conflict of laws principles.

The Borrower and each other Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or any Issuing Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b)Waiver of Venue.  The Borrower and each other Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 12.11(a).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.5.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

(d)WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.8(d).

12.12Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(i)the effects of any Bail-In Action on any such liability, including, if applicable:

(ii)a reduction in full or in part or cancellation of any such liability;

(iii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(b)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.13USA PATRIOT Act Notice.  Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA PATRIOT Act.  The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

12.14Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Lender Provided Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 12.14, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature pages intentionally omitted.]

ANNEX II

(see attached)

Exhibit G

[FORM OF] LOAN REQUEST

Date: ____________ __, 20__

To:PNC Bank, National Association, as Administrative Agent

Re:

The Credit Agreement dated as of July 23, 2021 (as amended, supplemented, modified or restated from time to time, the “Credit Agreement”) by and among Safariland, LLC  (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and PNC Bank, National Association in its capacity as the Administrative Agent, Swingline Loan Lender and Issuing Lender thereunder; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

Ladies and Gentlemen:

A.	Pursuant to Section 2.5 of the Credit Agreement, the undersigned Borrower irrevocably requests [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1(a)      A new Revolving Credit Loan OR

Renewal of the Term SOFR Rate Option applicable to an outstanding ________________ [specify type of Loan -- Revolving Credit Loan or Term Loan], originally made on __________ __, ____ OR

Conversion of the Base Rate Option applicable to an outstanding _____________________ [specify type of Loan -- Revolving Credit Loan or Term Loan] originally made on _____________ to a Loan to which the Term SOFR Rate Option applies, OR

Conversion of the Term SOFR Rate Option applicable to an outstanding ________________ [specify type of Loan -- Revolving Credit Loan or Term Loan] originally made on __________ __, ____ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1(b)(i)                   Under the Base Rate Option.  Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) be the same Business Day as the Business Day of receipt by the Administrative Agent by 10:00 a.m. Eastern Time of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding Interest Period if a Loan to which the Term SOFR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

OR

      (ii)               Under the Term SOFR Rate Option.  Such Loan shall have a Borrowing Date of _____________ (which date shall be three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 10:00 a.m. Eastern Time of this Loan Request for making a new Revolving Credit Loan to which the Term SOFR Rate Option applies, renewing a Loan to which the Term SOFR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the Term SOFR Rate Option applies).

2.	Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________

[not to be less than (i) integral multiples of $100,000 and (ii) $500,000 for each Borrowing Tranche to which the Term SOFR Rate Option applies, and not to be less than (i) integral multiples of $100,000 and (ii) $500,000 for each Borrowing Tranche to which the Base Rate Option applies]

3.	[Select Interest Period below if the Borrower is selecting the Term SOFR Rate Option]:

Such Loan shall have an Interest Period of [one, three, or six] Months.

B.

The undersigned hereby represents and warrants that as of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto): (a) the Borrower has and will have performed and complied with all covenants and conditions of the Credit Agreement, (b) each of the conditions set forth in Section 7.3 of the Credit Agreement has been and will be satisfied, and (c) the making of any Revolving Credit Loan shall not cause the Revolving Facility Usage to exceed the Revolving Credit Commitments.

[Signature on Following Page]

The undersigned certifies to the Administrative Agent as to the accuracy of the foregoing.

SAFARILAND, LLC,
a Delaware limited liability company

By:
Name:
Title:

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Warren B. Kanders, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Cadre Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 8, 2023	By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Blaine Browers, certify that:

1. I have reviewed this Quarterly Report on Form 10-Q of Cadre Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c) evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d) disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date: August 8, 2023	By:	/s/ Blaine Browers
	Name:	Blaine Browers
	Title:	Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cadre Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Warren B. Kanders, Chief Executive Officer, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

2
Date: August 8, 2023	By:	/s/ Warren B. Kanders
	Name:	Warren B. Kanders
	Title:	Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cadre Holdings, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Blaine Browers, Chief Financial Officer, certify to my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: August 8, 2023	By:	/s/ Blaine Browers
	Name:	Blaine Browers
	Title:	Chief Financial Officer
(Principal Financial Officer)